Exhibit 10.9

Lease Agreement

BIOCENTER AT SOUTHWESTERN MEDICAL DISTRICT

East Campus Building B

2330 Inwood Road

Dallas, Texas 75235

Suite Numbers 226 and 227

BOARD OF REGENTS OF THE

UNIVERSITY OF TEXAS SYSTEM

Landlord

for the use and benefit of

THE UNIVERSITY OF TEXAS

SOUTHWESTERN MEDICAL CENTER

and

PELOTON THERAPEUTICS, INC.

Tenant

BIOCENTER LEASE AGREEMENT – SUITES 226 AND 227	PAGE 1

BIOCENTER LEASE AGREEMENT – SUITES 226 AND 227	PAGE 2

LEASE AGREEMENT

This Lease Agreement (hereafter called “Lease,” both in reference to this Lease and to the real estate transaction between Landlord and Tenant) is executed to be effective as of January 27, 2012 (“Reference Date”) by and between the Board of Regents of The University of Texas System (“Landlord”) for the use and benefit of The University of Texas Southwestern Medical Center, and Peloton Therapeutics, Inc. (“Tenant”).

WHEREAS, in furtherance of the public use and mission of Landlord, Landlord has constructed the BioCenter at Southwestern Medical District to make available offices, laboratories, and associated facilities for lease to persons working in the field of biotechnology research and development;

WHEREAS, The University of Texas Southwestern Medical Center has constructed the “BioCenter at Southwestern Medical District,” to further develop the University’s missions in research and clinical medicine by improving university relations with commercial biomedical industry that will be located in BioCenter and to facilitate the translation into clinical healthcare of new technologies arising from the university’s research and clinical activities; and

WHEREAS, the location of Tenant in the BioCenter is consistent with this mission.

NOW THEREFORE Landlord and Tenant agree as follows:

1.    BASIC LEASE PROVISIONS AND DEFINITIONS

1.01    Basic Lease Provisions. For the purposes of this Lease, the following terms and provisions shall have the respective meanings attributed to them below:

(a)	Landlord:	Board of Regents of The University of Texas System for the use and benefit of The University of Texas Southwestern Medical Center

(b)	Landlord’s Mailing Address:	For payment of Rent:
Real Estate Office
UT Southwestern Medical Center
5323 Harry Hines Blvd.
Dallas, TX 75390-9188

For Notices Under Section 21.02:
Real Estate Office
UT Southwestern Medical Center
5323 Harry Hines Blvd.
Dallas, TX 75390-9188

With copy to:

Office of General Counsel
c/o Real Estate Office
University of Texas System
201 West 7th Street
Austin, Texas 78701
Attn: Executive Director of Real Estate

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(c)	Tenant:	Peloton Therapeutics, Inc.

(d)	Tenant’s Mailing Address:

Before the Rent Commencement Date:

	After the Rent Commencement Date:	2330 Inwood Road, Suite 226
Dallas, Texas 75235
Attn: Chief Scientific Officer

(e)	Guarantor(s):	None

(f)	Guarantor’s Street Address(es):	Not applicable.

(g)	Premises:	The portion of the Building to be leased pursuant to this Lease, as shown on the attached Exhibit A, which is commonly called Suite Nos. 226 and 227 in the Building. Suite 226 is divided into separate office use area (the “Office Area”)and server room (the “Server Room”), as shown on Exhibit A. Suite 227 is the laboratory use area (the “Laboratory Area”), as shown on Exhibit A.

(h)	Building:	The office building containing the Premises, as shown on the site plan in the attached Exhibit B and located on the real property described in said Exhibit B, and commonly known as East Campus Building B, BioCenter at Southwestern Medical District, 2330 Inwood Road, Dallas, Texas 75235.

(i)	Base Rental:	$628,769 per annum, payable monthly in advance, in installments of $52,397.42 each. This Base Rental is in part based on Landlord’s Contribution towards the Landlord Improvements being equal to $155.1933 per square foot of Rentable Area of the Premises (being a total of $2,005,873 for the 12,925 rentable square feet of the Premises), as further described and defined in Rider 101 to this Lease. In the event that after construction of the Landlord Improvements it is determined that Landlord’s Contribution is less than $2,005,873, then Base Rental shall be reduced by $0.13 per square foot of Rentable Area of the Premises per annum for every $1.00 per square foot of Rentable Area of the Premises that the Landlord’s Contribution is less than $155.19 per square foot. Landlord’s Contribution may only be increased above $2,005,873 by written amendment signed by both parties, in which event the Base Rental shall be increased in like manner pursuant to such amendment.

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(j)	Security Deposit:	None.

(k)	Anticipated Rent
	Commencement Date:	June 1, 2012.

(l)	Lease Commencement Date and
	Rent Commencement Date:	The later of the Anticipated Rent Commencement Date or one (1) week after the date on which the Premises are “ready for occupancy,” as defined in Rider 101.

(m)	Initial Term and Term:	The “Initial Term” is the period of time commencing upon the Lease Commencement Date and expiring sixty months thereafter. The Initial Term and any Extension Term (as defined in Exhibit G) duly exercised under this Lease are herein collectively called the “Term”.

(n)	Rentable Area of the Building:	Deemed to be 105,515 rentable square feet for all purposes of this Lease.

(o)	Rentable Area of the Premises:	Deemed to be 12,925 rentable square feet for all purposes of this Lease. (Said amount includes approximately 1,400 rentable square feet for the vivarium.)

(p)	Tenant’s Broker, if any:	Grubb & Ellis
5430 LBJ Freeway
Suite 1400
Dallas, Texas, 75240
Attn: Sheila J. Bellinger

(q)	Landlord’s Broker:	Jones Lang LaSalle Brokerage, Inc.
8343 Douglas Avenue, Suite 100
Dallas, TX 75225

(r)	Tenant’s Pro Rata Share:	12.2494%, calculated pursuant to Section 1.02(a).
(of Excess Operating Costs)

(s)	Rent:	The sum of Base Rental, Tenant’s Pro Rata Share of Excess Operating Costs and all other amounts denominated as “rent” under this Lease.

(t)	Permitted Use:	General Office and Biotechnology research, with an associated vivarium for rats and mice only; provided further that Tenant may not (i) sell or lease vivarium services or space to third parties, or (ii) conduct any research in the Premises that would be required to be conducted in a Biosafety Level 2, 3 or 4 (as defined by the U.S. Center for Disease Control and Prevention) Laboratory.

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(u)	Normal Business Hours:	7:00 a.m. to 7:00 p.m. on Monday through Friday and 8:00 a.m. to 1:00 p.m. on Saturday for the Office Area and twenty four hours per day, seven days a week for the Laboratory Area and Server Room.

(v)	Base Year:	Calendar Year 2012

1.02    Certain Definitions. The following definitions are used in this Lease:

(a)    Tenant’s Pro Rata Share: The Rentable Area of the Premises divided by the Rentable Area of the Building.

(b)    Building Facilities: All equipment, machinery, facilities, fixtures and other personal property owned by Landlord and located in the Building or on the Land (as hereinafter described) and/or used or utilized solely in connection with the operation and/or maintenance of the Building, or any part thereof.

(c)    Land: The real property described in Exhibit B attached hereto, on which the Building is constructed.

(d)    Project: The Land, the Building, buildings constructed on the Land in the future, the Parking Facilities, all Building Facilities, and all appurtenances pertaining to the foregoing.

(e)    Common Area(s): Those portions of the Building, the Land and any future buildings and facilities that may hereafter be constructed on the Land that are for the common use and enjoyment of all tenants of the Project and their respective customers, clients, invitees, and contractors, such as (by way of example only, without limitation), elevators, stairways, lobby areas, drinking fountains, sidewalks, hallways not located within the premises of a Building tenant, Parking Facilities and landscaping.

(f)    Service Areas: Those areas, spaces, facilities, and equipment serving the Building (whether or not located within the Building) but to which Tenant and other occupants of the Building will not have access, including, but not limited to, mechanical, telephone, electrical and similar rooms, and air and water refrigeration equipment.

(g)    Lease Year: A period of twelve (12) consecutive calendar months (during the Term) beginning on January 1 and ending on December 31, except that the first Lease Year begins on the Lease Commencement Date of this Lease and ends on the next following December 31 and the last Lease Year begins on January 1 of the calendar year in which the Term ends and ends on the last day of the Term.

(h)    Rules: The rules and regulations promulgated by Landlord with respect to use and occupancy of the Building and Project. The original Rules are attached as Exhibit C, and are subject to modification from time to time in accordance with Section 5.02.

(i)    Parking Facilities. All parking areas, garages and facilities located on the Land that are made available by Landlord for the parking of motor vehicles by Project tenants and their employees and business invitees.

(j)    Landlord Improvements. The improvements to be constructed by Landlord in the Premises pursuant to Rider 101, as further defined therein. The Landlord Improvements shall be owned by Landlord, subject to Tenant’s rights and responsibilities under this Lease with respect thereto.

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1.03    Other Definitions. Other terms defined in this Lease have the meanings assigned to them elsewhere in this Lease.

2.    GRANT AND TERM

2.01    Grant. For good and valuable consideration, the receipt and legal sufficiency of which is acknowledged by each of Landlord and Tenant, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, as of the Lease Commencement Date (even if the Rent Commencement Date is a later date), the Premises described in Section 1.01(g), which are located in the “Building” described in Section 1.01(h), for the Term set forth in Section 1.01(m), on the terms, conditions, covenants and limitations set forth in this Lease. Landlord further grants to Tenant (i) the non-exclusive right to use the Common Areas of the Building and the Project; and (ii) parking privileges in the Parking Facilities serving the Building, on the terms and conditions set forth in the attached Rider 201.

2.02    Acknowledgment of Rent Commencement Date. Upon Landlord’s request, Tenant agrees to execute and deliver to Landlord an acknowledgement of the actual Lease Commencement Date and Rent Commencement Date in the form attached as Exhibit D, if it differs from the Anticipated Rent Commencement Date. The Anticipated Rent Commencement Date is the date currently expected by the parties to be the date on which the Landlord Improvements (as defined in Rider 101) will have been substantially completed and Exhibit D shall be signed by the parties to evidence the actual Rent Commencement Date, with Rent to be pro-rated per Section 3.02, below.

3.    MONETARY PROVISIONS

3.01    Electricity and Special Services. In addition to the Base Rental payable under Section 3.02, Tenant shall pay prior to delinquency (i) all charges for electric utilities, which shall be separately metered to the Premises, which metered charges are payable by Tenant to Landlord within thirty (30) days after Landlord’s billing of Tenant; and (ii) all charges for any services that, following the request of Tenant, Landlord agrees to provide from time to time during the Term that are in addition to the services that Landlord has agreed to provide to Tenant under this Lease.

3.02    Base Rental. Tenant shall pay to Landlord, without offset or deduction, Base Rental for the Premises in monthly installments in advance. Base Rental begins to accrue hereunder on the Rent Commencement Date. The first monthly installment shall be made on or before the Rent Commencement Date and a like monthly installment shall be made on or before the first day of each succeeding calendar month during the Term, beginning with the second month. Base Rental for any partial month shall be prorated on a per diem basis. The Base Rental is subject to adjustment in accordance with Section 3.03.

3.03    Excess Operating Costs. Beginning with the monthly rental installment due on January 1, 2013, and then again on each succeeding January 1 during the Term of this Lease, annual Base Rental and the corresponding monthly installments of Base Rental will be adjusted to reflect Tenant’s Pro Rata Share of any and all increases (“Excess Operating Costs”, as further defined below in Section 3.04) in Operating Costs (as defined below in Section 3.04) over the 2012 Base Year.

3.04    Calculation of Excess Operating Costs. Tenant shall pay, as Additional Rent, Tenant’s Pro Rata Share of Excess Operating Costs incurred by Landlord on behalf of the Project. As used herein, “Excess Operating Costs” are the actual Operating Costs (as defined below) per rentable square foot minus the Operating Costs per rentable square foot for the Base Year. For each calendar year of the Term after the Base

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Year, Landlord will provide Tenant a written good faith estimate of the Tenant’s Pro Rata Share of Excess Operating Costs for such calendar year, in accordance with Section 3.04(b), below. (In the event that Landlord does not give Tenant a good faith estimate of Tenant’s Pro Rata Share of Excess Operating Costs prior to January 1 of the calendar year, Tenant’s Pro Rata Share of Operating Expenses shall be deemed to be same as for the prior calendar year until such time as Landlord delivers its estimate of the Excess Operating Costs, following which delivery a reconciliation of the payments of Excess Operating Costs made by Tenant and the amounts actually owing by Tenant shall be made in accordance with Section 3.04(c), below.) Tenant shall pay to Landlord, on the first day of each calendar month thereafter, an amount equal to 1/12 of Tenant’s Pro Rata Share of the estimated Excess Operating Costs for such year. From time to time during any calendar year, Landlord may re-estimate the Excess Operating Costs for that calendar year in accordance with Section 3.04(c), in which event the estimated Excess Operating Costs paid by Tenant shall be adjusted pursuant to paragraph (c) of this Section 3.04. In addition, Landlord shall have the right, from time to time, to equitably allocate and prorate some or all of the Operating Costs among different tenants and/or different portions of the building(s) in the Project, adjusting Tenant’s Proportionate Share as to each of the separately allocated costs based on the ratio of the rentable square feet in the Premises to the rentable square feet of all of the premises to which such costs are allocated.

(a)    Operating Costs. “Operating Costs” means all costs, charges, and expenses incurred by Landlord in connection with owning, operating, maintaining, repairing, insuring and managing the Building, and the Building’s portion of the Project’s Common Areas and Service Areas, computed on an accrual basis and including, without limitation, costs, charges and expenses incurred with respect to the items enumerated as “Operating Cost Examples” in Paragraph A of Exhibit E to this Lease; provided, however, that Operating Costs do not include those items enumerated as “Operating Cost Exclusions” in Paragraph B of Exhibit E to this Lease. If less that 100% of the Area of the Building is occupied during a Lease Year, then the Operating Costs for that Lease Year shall be determined as if the Building had been occupied to that extent for that Lease Year, taking into account the fixed or variable nature of the particular costs and expenses. Operating Expenses in the Base Year shall be determined as if the Building had been 100% fully assessed and occupied throughout that year.

(b)    Estimated Costs. Tenant’s Pro Rata Share of Excess Operating Costs for each Lease Year of the Term shall be estimated in good faith by Landlord, and notice of the estimated amounts will be given to Tenant at least 30 days before the beginning of each Lease Year. For each full Lease Year of the Term, commencing January 1, 2013, Tenant shall pay to Landlord each month, at the same time the monthly installment of Base Rental is due, an amount equal to one-twelfth (1/12) of the estimated Tenant’s Pro Rata Share of Excess Operating Costs due for that year. If the first or the last Lease Year of the Term is less than a full calendar year, then Tenant’s Share of Excess Operating Costs for that Lease Year shall be prorated, based on the number of days in such Lease Year compared to the number of days in the calendar year.

(c)    Revisions to Estimate. At any time and from time to time during the Term, Landlord may, by giving notice to Tenant, change the monthly amount then payable by Tenant for Tenant’s estimated Pro Rata Share of Excess Operating Costs to reflect more accurately, in the reasonable judgment of Landlord, Tenant’s actual Pro Rata Share of Excess Operating Costs for the then current Lease Year. Tenant shall begin paying the revised estimated amount together with the next monthly payment of Base Rental due after receipt by Tenant of Landlord’s notice.

(d)    Annual Adjustments. Within a reasonable period after the start of each Lease Year, Landlord will prepare and deliver to Tenant a statement setting forth the calculation of the actual Tenant’s Pro Rata Share of Excess Operating Costs for the previous Lease Year. Within 30 days after receipt of the statement of the actual Tenant’s Pro Rata Share of Excess Operating Costs, if Tenant owes money to Landlord, then Tenant shall pay to Landlord, or if Landlord owes money to Tenant, Landlord will credit against the next Base Rental or other payment or payments due from Tenant, as the case may be, the difference between the actual Tenant’s Pro Rata Share of Excess Operating Costs for the preceding Lease Year and the estimated Tenant’s Pro Rata Share of Excess Operating Costs paid by Tenant during that year.

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(e)    Final Partial Year. If the Term expires or this Lease terminates before a final determination of the actual Tenant’s Pro Rata Share of Excess Operating Costs, then the amount of adjustment between the estimated Tenant’s Pro Rata Share of Excess Operating Costs and actual Tenant’s Pro Rata Share of Excess Operating Costs above the Base Year payable for the preceding Lease Year and/or the final partial Lease Year of the Term will be estimated by the Landlord based on the best data available to Landlord at the time of the estimate. Before the scheduled last day of the Term, or as soon as possible after an earlier termination of this Lease, an economic reconciliation will be made between Landlord and Tenant.

(f)    Survival. The obligations set forth in this Section 3.04 shall survive the expiration or earlier termination of this Lease.

3.05    Personal Property Taxes. Tenant shall pay, before delinquency, all taxes, fees or charges, rates, duties and assessments that are imposed, levied or assessed directly against Tenant, or indirectly through Landlord, and payable during the Term hereof, on Tenant’s equipment, furniture, movable trade fixtures and other personal property located in the Premises. Tenant shall also pay, before delinquency, business and other taxes, fees or charges, rates, duties and assessments imposed, levied or assessed because of the operation of Tenant’s business in the Premises or on the business or income of Tenant generated from the Premises.

3.06    Taxes for Leasehold Improvements. Commencing January 1, 2013, Tenant shall pay to Landlord any portion of the increases in ad valorem taxes assessed against the Building in excess of those assessed for the Base Year, in accordance with Exhibit E.

3.07    Late Payments.

(a)    Late Charge. If any amounts owing by Tenant under this Lease are not received by Landlord by the fifth (5th) calendar day after the date due, then the amount past due is subject to (i) default interest at the lesser of 12% per annum or the highest rate permitted under applicable law, and (ii) a $25.00 service charge, to defray Landlord’s administrative and other overhead expenses.

(b)    Administrative Reimbursement. If Landlord performs construction, maintenance, or repairs for Tenant under Section 7.04 or Section 14.02 of this Lease, then Tenant shall reimburse Landlord within five (5) days after receipt of an invoice from Landlord for the cost of those items plus an amount equal to ten percent (10%) of those costs (“Administrative Reimbursement”) to reimburse Landlord for administration and overhead.

3.08    Security Deposit.

(a)    Security Deposit. If required by Landlord, Tenant shall deposit with Landlord, in addition to the advance payment of Base Rental described in Section 3.02, the Security Deposit. The Security Deposit shall be held by Landlord without interest as security for the performance of Tenant’s obligations under this Lease. The Security Deposit is not an advance payment of Base Rental or a measure of liquidated damages on a default by Tenant. On an Event of Default (hereinafter defined in Section 14.01), Landlord may, from time to time and without prejudice to any other remedy provided herein or by law, use the Security Deposit to cure the Event of Default. After an application of the Security Deposit, Tenant shall pay to Landlord, on demand, the amount necessary to replenish the Security Deposit to its original amount. On the expiration or termination of the Term, Landlord may deduct from the Security Balance any amount lawfully owing to Landlord under this Lease and applicable law, and any remaining balance of the Security Deposit shall be returned by Landlord to Tenant in accordance with applicable law if Tenant has provided Landlord with a forwarding address in accordance with the provisions of the Texas Property Code.

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(b)    Return of Security Deposit. Unless there has been a permitted assignment of this Lease pursuant to Article 12 and in connection therewith Landlord receives written notice of an assignment of the right to receive the Security Deposit or the remaining balance thereof and a replacement Security Deposit from the assignee(s), Landlord may return the Security Deposit to the original Tenant, regardless of one or more assignments of Tenant’s interest in the Security Deposit. In this event, on the return of the Security Deposit (or balance thereof) to the original Tenant (or permitted assignee, as appropriate), Landlord has no further liability with respect to the Security Deposit.

(c)    Transfer on Sale. On a transfer of the Premises, this Lease or the Building, Landlord may in accordance with applicable law transfer the Security Deposit to the transferee, after which Landlord is released from all liability for the return of the Security Deposit, for which Tenant shall look solely to the transferee.

4.    PREMISES, COMMON AREAS, SERVICE AREAS

4.01    Condition of Premises. Except to the extent that Landlord is obligated to construct improvements in the Premises, as provided on a Rider 101 attached to this Lease, and except for Landlord’s agreement to complete or correct “punch list items,” as described in the second paragraph of this Section 4.01, the Premises are delivered to Tenant and are being leased “AS IS” and “WITH ALL FAULTS,” and Landlord makes no representation or warranty of any kind, expressed or implied, with respect to the condition of the Premises (including habitability, fitness or suitability for particular purpose of the Premises, or that the Building or the improvements to the Premises have been constructed in a good and workmanlike manner). TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, LANDLORD HEREBY DISCLAIMS, AND TENANT WAIVES THE BENEFIT OF, ANY AND ALL IMPLIED WARRANTIES, INCLUDING IMPLIED WARRANTIES OF HABITABILITY, FITNESS OR SUITABILITY FOR PURPOSE, OR THAT THE BUILDING OR THE IMPROVEMENTS IN THE PREMISES HAVE BEEN CONSTRUCTED IN A GOOD AND WORKMANLIKE MANNER.

The taking of possession of the Premises by Tenant conclusively establishes that the Premises and the Building were at that time in satisfactory order and condition except for (i) minor matters of structural, mechanical, electrical, and finish adjustment in the Premises (commonly referred to as “punch list items”) specified in reasonable detail on a list delivered by Tenant to Landlord within fifteen (15) days after the date on which Tenant takes possession of the Premises and (ii) defects not discoverable on inspection and about which Tenant notifies Landlord within one (1) year after taking possession of the Premises. Landlord neither makes nor offers any other construction warranties of any kind or nature whatsoever.

4.02    Minor Variations in Area. The Rentable Area of the Building contained in Section 1.01(n) and the Rentable Area of the Premises contained in Section 1.01(o) have been agreed upon and stipulated by Landlord and Tenant as the deemed Rentable Area of the Premises and the Rentable Area of the Building for all purposes, regardless of variations in the actual measurements.

4.03    Ceilings, Walls, Floors. Tenant acknowledges that pipes, ducts, conduits, wires and equipment serving other parts of the Building may be located at or above ceiling surfaces, below floor surfaces or within walls in the Premises. So long as such access does not unreasonably interfere with Tenant’s use of the Premises, Landlord reserves the right of access to such areas as reasonably necessary for the maintenance, repair, and operation of the Building and the Project.

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4.04    Common Areas. Tenant is granted a non-exclusive right to use the Common Areas of the Building available for the general use of all tenants during the Term of this Lease for their intended purposes, in common with other persons, subject to the terms and conditions of this Lease, including, without limitation, the Rules.

4.05    Delay. If the Premises are not ready for occupancy by Tenant on the Anticipated Rent Commencement Date for any reason other than a delay caused by Tenant or anyone acting under or for Tenant, the obligations of Landlord and Tenant shall nevertheless continue in full force and effect; provided that, except as otherwise provided in Rider 101, the Term of this Lease shall not begin and Rent shall not begin to accrue until the actual Rent Commencement Date. The delay in commencement of the Term and in the accrual of Rent described in the foregoing sentence constitutes full settlement of all claims that Tenant might otherwise have by reason of the Premises not being ready for occupancy on the Anticipated Rent Commencement Date. If the Premises are not ready for occupancy by Tenant on the Anticipated Rent Commencement Date due to one or more delays caused by Tenant or anyone acting under or for Tenant, Landlord has no liability and the Rent obligations of Tenant under this Lease shall nevertheless begin as of the date the Rent Commencement Date would have occurred following the Anticipated Rent Commencement Date but for such delays as provided in Section B of Rider 101. Notwithstanding the foregoing, if the Rent Commencement Date has not occurred for any reason whatsoever other than Tenant Delay (as defined in Section A.6 of Rider 101) on or before June 30, 2012, then, in addition to Tenant’s other rights or remedies, Tenant may terminate this Lease by written notice to Landlord delivered on or before the earlier to occur of (i) July 31, 2012, or (ii) the Rent Commencement Date, whereupon any monies previously paid by Tenant to Landlord, if any, shall be reimbursed to Tenant, or, at Tenant’s election, the date Tenant is otherwise obliged to commence payment of Rent shall be delayed by one day for each day that the Rent Commencement Date is delayed beyond such date.

5.    USE

5.01    Permitted Use. The Premises shall be used and occupied solely for the Permitted Use. Without limitation of the foregoing, Tenant may not use the Premises for residential purposes or to examine or treat patients in the Premises.

5.02    Rules. Tenant’s use of the Premises and the Common Areas are subject at all times during the Term to the Rules, as the same are modified and amended by Landlord from time to time. Tenant shall cause Tenant’s employees, servants and agents to comply with the Rules. Modifications to the Rules will not become effective as to Tenant until notice thereof has been delivered to Tenant. The inability of Landlord to cause another occupant of the Building to comply with the Rules will neither excuse Tenant’s obligation to comply with the Rules or any other obligation of Tenant under this Lease nor cause Landlord to be liable to Tenant for any damage resulting to Tenant.

5.03    Additional Covenants of Tenant.

(a)    Laws, Statutes, Etc. Tenant shall, at Tenant’s sole cost, strictly comply with all laws, statutes, ordinances, regulations, guidelines, restrictive covenants or requirements now in force or hereafter enacted that are applicable to the Premises, the Building, the Project, and Tenant’s use and occupancy thereof. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord is a party thereto or not, that Tenant has violated any of the foregoing is conclusive of that fact as between Landlord and Tenant. Notwithstanding anything to the contrary in this Lease, Tenant shall not be required to pay for alterations or improvements in the Premises (i) necessary to comply with or cause the Premises to comply with any EHS or insurance requirements; or (ii) to comply with changes in state or federal laws, rules, or regulations, unless such alterations or improvements are necessitated solely due to Tenant’s particular use of the Premises.

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(b)    Nuisance. Tenant shall not do or permit anything to be done in or about the Premises, the Building or the Project that will in any way (i) obstruct or interfere with the operation of the Building or the Project; or (ii) injure or interfere with the rights of other tenants and occupants of the Building and the Project.

(c)    Building Reputation. Tenant shall not use or permit the Premises to be used for any purpose other than the Permitted Use.

(d)    Fire Hazards. Except as expressly contemplated by the Permitted Use, Tenant shall not cause, maintain or permit anything to be done in the Premises nor keep anything in the Premises which will, in the reasonable opinion of Landlord, increase the possibility of fire or other casualty or increase the then existing premiums for or void the coverage of any insurance on the Building or contents of the Building.

(e)    Hazardous Materials and Waste.

(i)    Infectious and Hazardous Waste. At Tenant’s sole liability, risk, cost, and expense, Tenant shall provide proper receptacles and containers for all Infectious and Hazardous Waste (as defined below) generated, stored or used in the Premises in accordance with the Permitted Use and shall make such arrangements as shall be necessary, proper, and/or required by applicable law for the disposal of Tenant’s Infectious and Hazardous Waste in strict compliance with all applicable laws. Tenant’s arrangements for the disposal of Tenant’s Infectious and Hazardous Waste are subject to the prior written consent of Landlord, which consent may, among other matters, be conditioned upon (i) Tenant’s use of a Landlord-approved waste removal service; and (ii) Tenant’s devising and implementing continuously throughout the Term a program of safety procedures and protocols reasonably necessary to prevent such Infectious and Hazardous Waste from causing any damage to property or injury or death to person(s). Landlord assumes no duty, obligation, or liability with respect to Tenant’s Infectious and Hazardous Waste and Tenant agrees to indemnify Landlord from all liability arising out of Tenant’s use of Infectious and Hazardous Waste in or about the Premises and the creation, storage, transportation, or disposal thereof. For the purposes of this Lease, “Infectious and Hazardous Waste” shall mean any material or substance that, whether by its nature or by use, is subject to regulation under any federal, state, and local environmental law or regulation as threatening or dangerous to people or the environment. Without limitation of the foregoing, Infectious and Hazardous Waste shall be deemed to include (i) any waste, substance, or material (solid, liquid, or gaseous), which is generated, produced, or results from the diagnosis, treatment, or immunization of human beings, or any research pertaining thereto, or the production or testing of biological agents; including without limitation, any definition thereof or referenced thereto in any law, rule, regulation, order, or decree of any federal, state, or local government, including, without limitation, radiation waste, chemical waste and blood-borne pathogens; and (ii) any hazardous or toxic substance, material or waste, regulated or listed pursuant to any federal, state or local environmental law, including without limitation, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act, the Federal Insecticide, Fungicide, Rodenticide Act, the Safe Drinking Water Act and the Occupational Safety and Health Act.

(ii)    Chemicals and Radioactive Materials. Subject to subparagraph 5.03(e)(iv) below, no hazardous materials, chemicals or radioactive materials (collectively, “Hazardous Materials”) may be stored, handled, generated, used, or disposed of, in or about the Premises or the Building without reasonable prior written notice to Landlord and a reasonable opportunity to review such notice by Landlord. Any review by Landlord under this sub-paragraph is expressly conditioned upon Tenant, at Tenant’s sole cost and expense (i) obtaining all necessary governmental licenses and permits required for or pertaining to the handling, storage, use and disposal of such Hazardous Materials in accordance with all applicable local, state and federal law, (ii) devising and implementing continuously throughout the Term a program of safety procedures and protocols reasonably necessary to prevent such Hazardous Materials from causing any

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damage to property or injury or death to person(s), (iii) compliance with the terms of this Lease and all applicable laws, including without limitation, Homeland Security laws, and (iv) providing evidence of same to Landlord with the notice described above together with such other supporting documentation as Landlord may reasonably request.

(iii)    Air Handling. In its use of the Premises, Tenant shall comply with all applicable air handling and air quality laws, rules and regulations, including without limitation those of the Texas Commission on Environmental Quality and the U.S. Environmental Protection Agency, as the same may be adopted, amended or modified from time to time.

(iv)    Special Materials. Tenant has notified Landlord that it intends to order and use the chemical, biological and/or radiological materials specifically set forth in Exhibit J attached hereto in the quantities listed in such Exhibit. If, in connection with Tenant’s Permitted Use of the Premises, Tenant desires to bring into or store in the Premises any chemical, biological and radiological material not listed in Exhibit J (or quantities of materials listed in such Exhibit greater than shown in such Exhibit) that would constitute Hazardous Materials under this Section 5.03, Tenant must first provide prior written notice thereof to Landlord. Tenant’s use of such materials is conditioned upon (i) Tenant’s development and implementation of a safety protocol program acceptable to Landlord, in Landlord’s reasonable discretion, governing Tenant’s use and storage of such materials in the Premises; (ii) a continuing right of inspection in favor of Landlord for the purpose of monitoring and verifying Tenant’s compliance with all necessary safety protocol programs, and (iii) Tenant’s compliance with the terms of this Lease and all applicable laws, including without limitation, Homeland Security laws, and (iv) providing evidence of same to Landlord with the notice described above, together with such other supporting documentation as Landlord may reasonably request.

(v)    Reports. Tenant shall keep on the Premises copies of all reports required under applicable law with respect to the use in the Premises of Infectious and Hazardous Waste and Hazardous Materials, which reports will be available for review by Landlord upon request.

(vi)    Safety Protocols. Tenant’s safety procedures and protocols (“Safety Protocols”) for handling Infectious and Hazardous Waste and Hazardous Materials are subject to the prior written consent of Landlord, which consent must be obtained by Tenant prior to the actual introduction, generation, storage or use of such materials within the Premises or Building. Thereafter, Landlord may, in its reasonable discretion, require such modifications or amendments to Tenant’s Safety Protocols as Landlord deems reasonably necessary for the safety of persons and property within the Building and Premises. Tenant may not alter, modify or terminate any whole or part of Tenant’s Safety Protocols without a prior written report to Landlord. Tenant agrees to consult and cooperate with Landlord’s Environmental Health and Safety Department (“EHS”) in formulating Tenant’s Safety Protocols.

(vii)    Notification of Violation or Release. Tenant will promptly notify Landlord in writing upon Tenant’s discovery of (i) Tenant’s violation of the provisions of this Section 5.03, or (ii) the release of Infectious and Hazardous Waste or Hazardous Materials in or about the Premises, Building or Project.

(f)    No Warranty. Notwithstanding any provision of this Lease to the contrary, neither (i) Landlord’s review of or consent to any safety procedures or protocols required of Tenant under subsection 5.03(e) nor (ii) any alteration modification or amendment to such safety procedures or protocols, regardless of whether the same are suggested or required by Landlord, shall be deemed a warranty or representation by Landlord to Tenant that such are sufficient or adequate to achieve or ensure their intended purposes.

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(g)    Decommission. For purposes of this Section 5.03(g), the term “decommission” means assessing all portions of the Premises where Infectious and Hazardous Waste or Hazardous Materials were used or stored by Tenant or its agents, employees or contractors at any time during the Term hereof (such portions to include, without limitation, walls, hot sinks, bench tops and hoods), and clearing all such portions in accordance with all applicable laws. At least ninety (90) days prior to the expiration of the Term of the Lease, Tenant and Landlord’s EHS shall meet to inspect the Premises to determine whether or not decommissioning is necessary. If decommissioning is necessary, the Tenant shall promptly provide the Landlord with a written proposed decommission plan, which shall contain (i) the name, address and telephone number of the contractor engaged by Tenant to effectuate the decommission, unless Landlord and Tenant agree that Tenant can perform such work, (ii) the cost of the decommission, (iii) a time sequence for the decommission, and (iv) Tenant’s covenant to complete the decommission prior to a date mutually agreed upon by Landlord and Tenant. If Tenant does not timely provide the Landlord a satisfactory decommission plan, then the Landlord, in addition to all other rights and remedies it has hereunder or at law or in equity, may, but shall not be obligated to, undertake the decommission on Tenant’s behalf and at Tenant’s cost and expense. Tenant hereby agrees to decommission the Premises prior to the mutually agreed date in accordance with the decommission plan approved by the Landlord and in accordance with all applicable laws, without any expense to the Landlord, at Tenant’s expense.

(h)    Landlord Representations and Indemnity. To the knowledge of Landlord, based on the knowledge of the Executive Vice President of The University of Texas Southwestern Medical Center after consultation with the architects for the Building and the Director of Capital Improvements for The University of Texas Southwestern Medical Center, no asbestos, lead or Hazardous Materials were used in the construction of the Building. The Building is a medical research building with tenants and users, including Tenant, who use and handle Hazardous Materials and may generate Infectious and Hazardous Wastes and any such material in the Building’s research and laboratory areas are required to be handled in accordance with appropriate safety and research protocols. To the extent authorized by the Constitution and laws of the State of Texas, Landlord shall indemnify, and hold harmless Tenant, its agents, contractors, stockholders, directors, successors, representatives, and assigns from and against, all losses, costs, claims, liabilities and damages (including attorneys’ and consultants’ fees) caused by any Infectious and Hazardous Waste, mold or Hazardous Material present at any time on or about the Project to the extent, and only to the extent, that such presence is caused by the negligent acts or willful misconduct of Landlord.

5.04    Control of Building and Common Areas.

(a)    Control of Building. The Building and Common Areas will be at all times under the exclusive control, management and operation of Landlord. Subject to Section 5.04(b), Landlord may from time to time (i) alter or redecorate the Building (including the Common Areas or Service Areas) or construct additional facilities adjoining or approximate to the Building; (ii) close temporarily doors, entry ways, public spaces and corridors and interrupt or suspend temporarily Building services and facilities in order to perform any redecorating or alteration or in order to prevent the public from acquiring prescriptive rights in the Common Areas; and (iii) change the name of the Building and/or the Project.

(b)    Minimization of Disruption. Landlord will attempt not to disrupt Tenant’s operations in the Premises during the exercise of Landlord’s rights of Section 5.04, 6.02(b) or 8.01, and in no event shall Landlord in exercising such rights unreasonably interfere with Tenant’s use of or access to the Premises or the parking area. Subject to Landlord’s compliance with the foregoing, Tenant hereby waives all claims for damages or injuries or interference with Tenant’s business, loss of occupancy, or quiet enjoyment and any other laws resulting from the exercise by Landlord of any right under Section 5.04, 6.02(b) or 8.01, and no exercise by Landlord of any right under Section 5.04 or 8.01 constitutes actual or constructive eviction or breach of any expressed or implied covenant for quiet enjoyment.

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5.05    Landlord Provided Equipment. To the extent that Tenant utilizes any equipment, furniture or systems (by way of example but not limited to, any water purification systems, laminar flow hoods, chemical flow hoods, or cold/warm rooms) previously installed within the Premises prior to the Term hereof or otherwise provided for Tenant’s use by Landlord other than as part of the Landlord Improvements (whether paid for by Tenant or provided free of charge) (the “Landlord Provided Equipment”), the following shall apply:

(a)    Maintenance. Tenant shall, at its own cost and in coordination with EHS, maintain all Landlord Provided Equipment in first-class working order and operation, and in connection therewith shall utilize the services of qualified Landlord approved maintenance vendors if required by Landlord or by applicable law, and shall timely obtain all permitting and training required to operate such Landlord Provided Equipment.

(b)    No Warranty. LANDLORD DOES NOT MAKE, AND HEREBY DISCLAIMS, ANY AND ALL REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS OR IMPLIED, WITH REGARD TO THE LANDLORD PROVIDED EQUIPMENT, INCLUDING WITHOUT LIMITATION, WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ACCURACY, AND SECURE, ERROR-FREE OR UNINTERRUPTED OPERATION.

(c)    Removal from Premises. No Landlord Provided Equipment shall be removed from the Premises without the prior written consent of Landlord, which consent Landlord may grant or withhold in its sole discretion.

6.    SERVICES AND UTILITIES

6.01    Services by Landlord. Subject to the conditions and standards contained in this Lease and to standards, limitations and guidelines imposed by governmental authorities and utility companies, Landlord will use commercially reasonable efforts to furnish, or cause to be furnished, the following services and utilities:

(a)    Water. Water at the normal temperature of the supply of water to the Building for lavatory and drinking purposes, through fixtures installed by Landlord or by Tenant with Landlord’s consent;

(b)    Treated Water. Reverse osmosis and distilled water (but not “polished” water) in such quantities as Landlord deems reasonable in its sole discretion, through fixtures installed by Landlord or, with Landlord’s prior written consent, by Tenant at Tenant’s cost.

(c)    Janitorial Services.

(i)    Building Common Areas. Janitorial cleaning services for the common areas of the Building, as Landlord deems commercially reasonable, the costs of which services shall be part of the Operating Costs.

(ii)    Premises. Janitorial cleaning services for the Premises will be as mutually agreed between Landlord and Tenant. The costs of such services shall be billed directly by Landlord to Tenant and shall be payable within thirty (30) days of receipt by Tenant.

(d)    HVAC. Heated and refrigerated air conditioning, at such temperatures and in such quantities as Landlord determines are reasonably necessary for the reasonably comfortable use and occupancy of the Premises for the Permitted Use in accordance with the provisions of this Subsection (d). At Landlord’s sole discretion, HVAC may be separately metered to the Premises at Landlord’s sole cost and,

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after the Base Year, Tenant shall pay prior to delinquency all service charges therefor in excess of such amounts during the Base Year directly to the Landlord or the service provider, as directed by Landlord. Notwithstanding the foregoing, Tenant shall pay Landlord’s customary charge for after-hours HVAC use by the Office Area. Landlord will provide HVAC service to the Laboratory Area and Server Room on a 24/7 basis, subject to (i) temporary outages for inspections, maintenance and repair of the system; (ii) the casualty provisions of Article 9, below; and (iii) Force Majeure.

(e)    Maintenance. Routine maintenance in the Common Areas;

(f)    Electricity. Electric current to the Premises for Building-standard office lighting and for laboratory and office machines that consume electric current within the limits set forth in Section 6.03(a)(i);

(g)    Back-Up Electrical Generator. Landlord will install and operate a back-up generator for the purpose of powering emergency lighting for the common areas of the Building during power outages. If Tenant desires an emergency electrical back-up generator for Tenant’s use installed in or to serve the Premises, such installation shall be deemed an “Alteration” under Section 7.06, below, and is subject to the requirements of said Section 7.06. Without limitation of the foregoing, Tenant must (i) pay all costs associated with the acquisition and installation of such back-up generator, (ii) obtain Landlord’s prior written consent for the installation of such back-up generator, and (iii) pay all costs of operation of such back-up generator.

(h)    Elevator Service. Twenty-four (24) hour, non-exclusive, passenger elevator service and, when scheduled through the Building management, non-exclusive freight elevator service to the floor(s) on which the Premises are located;

(i)    Lighting. Replacement of Building standard (as determined by Landlord) light bulbs and fluorescent tubes in the Premises;

(j)    Natural Gas. Natural gas through fixtures installed by Landlord or by Tenant with Landlord’s consent. Natural gas shall be separately metered to the Premises and, after the Base Year, Tenant shall pay prior to delinquency all service charges therefor directly to the Landlord or the service provider, as directed by Landlord.

(k)    De-Ionized Water and Air. Reverse osmosis de-Ionized water (but not “polished water”) and clean, dry air supply and air vacuum service through fixtures installed by Landlord or, with Landlord’s consent, by Tenant at Tenant’s expense.

(l)    Break Room and Autoclave. With respect to the common area break room and autoclave in the Building as of the date of this Lease, Tenant and its employees shall have the non-exclusive right to use such break room and autoclave in conjunction with other occupants of the Building, subject to such hours of use and such rules and regulations as Landlord may prescribe from time to time during the Term of this Lease and Landlord shall be required to maintain such areas as part of the Common Area throughout the Term.

(m)    Delivery Service. Tenant shall have the non-exclusive right, in conjunction with other occupants of the Building, to receive shipments of freight at the Building’s freight receiving dock, subject to such hours of use and such rules and regulations as Landlord may prescribe from time to time during the Term of this Lease. Landlord’s building personnel shall, upon request, assist Tenant with shipping and receiving. Landlord may require all deliveries to be made to the Building’s freight dock.

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6.02    Tenant’s Obligations.

(a)    Modifications to Premises. Without the prior written consent of Landlord, which consent Landlord may grant or withhold in its sole discretion, no Tenant modifications to the Premises may exceed, or cause the Building as a whole to exceed, the capacity of the Building systems for electrical, water, mechanical, elevator, plumbing, air handling, and HVAC and for structural loads of the Building’s floors.

(b)    Landlord’s Environmental, Health and Safety Department. Tenant agrees to cooperate with inspections of the Premises by Landlord’s designated EHS representatives in all matters pertaining to Tenant’s obligations and covenants under this Lease and to comply with all directives of Landlord’s EHS promulgated from time to time in connection with changes in applicable law. Subject to Section 8.01, EHS shall have the right at all times to enter the Premises to verify Tenant’s compliance with the foregoing obligations.

(c)    Telecommunications Services. Tenant shall secure for itself telecommunication services for the Premises and pay, prior to delinquency, all charges and costs for the installation and/or use of all telephone, cable, satellite and telecommunication charges that are furnished to or used on, in or about the Premises during the Term of this Lease and to comply with all directives of such office, as promulgated from time to time. Tenant shall give Landlord not less than ten (10) days prior written notice of Tenant’s intent to install telecommunications cabling in the Building or Premises. Such notice shall include (i) the proposed time of installation; (ii) the identity of the party performing the installation; (iii) the party providing the telecommunication service; (iv) reasonably detailed plans and specifications of the proposed installation; and (v) the insurance coverage to be in effect with all such work. Tenant’s right to install telecommunications cabling in the Building is subject to (i) Landlord’s reasonable consent as to the location of Tenant’s telecommunications cabling; (ii) Landlord’s reasonable approval of any third party contractor performing work in the Building in connection with installation of Tenant’s telecommunications cabling; (iii) Tenant’s telecommunications cabling not materially interfering with any Building systems or any telecommunication services to other tenants in the Building; (iv) Landlord’s right to inspect Tenant’s installation of telecommunications cablings and require, at Tenant’s expense, any changes necessary to bring the installation into conformity with the plans and specifications approved by Landlord; (v) Landlord’s right to charge a reasonable market fee for such installation and service; (vi) Landlord’s right to require that Tenant and any other person working on the installation of telecommunications cabling provide, prior to the start of work, proof of adequate insurance coverage for such work, naming Landlord as an additional insured thereunder; and (vii) Landlord’s right to require that Tenant remove the whole or any part of such cabling upon the expiration or sooner termination of this Lease. Notwithstanding the forgoing, Landlord shall provide Tenant, without charge, access to the server hub located on the first floor of the Building and Tenant shall be responsible for all costs pertaining to (i) the installation, maintenance and operation of a T-1 line connecting the Premises to Landlord’s T-1 server hub; and (ii) Tenant’s telecommunications services using Tenant’s T-1 line connection.

6.03    Tenant’s Additional Service Requirements.

(a)    Additional Services Requiring Landlord’s Consent. Except as otherwise expressly provided elsewhere in this Lease (including any exhibit or rider attached to this Lease). Tenant shall not, without Landlord’s prior consent in writing, which consent Landlord may grant or withhold in its reasonable discretion, do the following:

(i)    Install or use special lighting or any equipment machinery, or device in the Premises that requires a nominal voltage of more than 120 volts, single phase, or which, in Landlord’s reasonable judgment, exceeds the capacity of existing feeders, conductors, risers, or wiring in or to the Premises or Building , or which will adversely affect the amperage or voltage of electricity that Landlord can furnish to other occupants of the Building;

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(ii)    Install or use any heat or cold-generating equipment, machinery or device that affects the temperature otherwise maintained by the heat or air conditioning system of the Building;

(iii)    Accumulate refuse or rubbish in excess of that ordinarily accumulated for the Permitted Use; or

(iv)    Install or use any chemical hoods or ventilation systems that exhaust air outside the Premises or the Building.

(b)    Providing Additional Services. If, in the reasonable opinion of Landlord, Tenant’s use and occupancy of the Premises requires services from Landlord beyond those otherwise being provided by Landlord under this Lease, Landlord may:

(i)    Require that Tenant cease the activity or remove the item (or Landlord may refuse to permit the activity or installation of the item), causing (or which will cause) the need for the additional service, if Landlord and Tenant are not able to agree on a mutually satisfactory method for providing the additional services, or in Landlord’s reasonable judgment, providing the additional service is not operationally or economically feasible;

(ii)    With respect to heat or cold-generating equipment, furnish additional heat or air conditioning to the Premises, or install supplementary heating or air conditioning units in the Premises or elsewhere in the Building, or modify the existing heating or air conditioning system in the Premises. The cost of additional heat or air conditioning, supplementary units, or modifications to the existing system is the obligation of Tenant;

(iii)    With respect to lighting, purchase and replace, at Tenant’s expense, light bulbs and ballasts and/or fixtures and charge Tenant for any additional costs attributable to such lights and fixtures; and/or

(iv)    With respect to additional cleaning work, instruct Landlord’s janitorial contractor to provide the services, the cost of which is the obligation of Tenant.

(c)    Supplemental Heat or Air Conditioning. Landlord shall, upon reasonable prior notice from Tenant and at Tenant’s expense, provide after hours heat or air conditioning to the Office Area. The cost of after-hours heat or air conditioning will be $45 per hour, subject to annual adjustment by Landlord to reflect changes in Landlord’s costs for such supplemental service.

(d)    Payment. Tenant shall pay to Landlord the cost of any additional service and any other costs for which Tenant is obligated under Section 6.03(b) or (c) within thirty (30) days after receipt of an invoice from Landlord.

(e)    Vivarium. Landlord grants Tenant the right to operate a vivarium in accordance with the provisions of Exhibit G.

6.04    Interruption of Service. Landlord will use commercially reasonable efforts to provide or cause to be provided the services required of Landlord under this Lease. However, Landlord reserves the right, without any liability to Tenant and without affecting Tenant’s covenants and obligations under this Lease, to stop or interrupt or reduce any of the services listed in Section 6.01 or to stop, interrupt or reduce any other services required of Landlord under this Lease, whenever and for so long as may be necessary, in Landlord’s reasonable judgment, by reason of (i) accidents or emergencies, (ii) the making of repairs or changes that Landlord in good faith considers necessary or which it is required by this Lease or by law to make, (iii)

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practical inability in securing proper supplies of fuel, water, electricity, labor or supplies, or (iv) the compliance by Landlord with mandatory governmental, quasi-governmental or utility company energy conservation measures. Landlord shall, on an interruption of a utility service affecting Tenant’s use and occupancy of the Premises, use commercially reasonable efforts to cause the service to be resumed as soon as practicable. However, Landlord is not liable for any interruption or stoppage of any services due to Force Majeure or for any damage to persons or property resulting from such stoppage of a utility service and no such interruption or stoppage of any services shall ever be construed as an eviction of Tenant nor will such interruption or stoppage cause an abatement of the Rent payable under this Lease or in any manner relieve Tenant from any of Tenant’s obligations under this Lease. If an interruption or failure of services addressed in this Section 6.04 is the result of a casualty, the provisions of Article 9 shall control.

6.05    Security. Landlord will (i) patrol the Campus (including the Building) with its campus police force on a 24 hour per day, seven day per week basis throughout the Term; (ii) maintain a security guard in the lobby of the Building during Normal Business Hours throughout the Term; (iii) maintain a procedure for employees of Tenant to obtain after-hours escort service from the Building to the parking areas serving the Building, so long as such service is generally supplied to the Campus; and (iv) maintain an alarm security system for the Building throughout the Term. Tenant shall use commercially reasonable efforts to: (i) at all times outside of Normal Business Hours, lock the doors to the Premises and/or take other reasonable steps to secure the Premises and Tenant’s personal property in the Premises from unlawful intrusion, theft, fire and other hazards; (ii) keep and maintain in good working order all security and safety devices installed in the Premises by or for the benefit of Tenant (such as locks, smoke detectors and burglar alarms); and (iii) cooperate with Landlord and other tenants in the Building on Building safety and security matters. Notwithstanding the foregoing, it is agreed that Tenant and Tenant’s employees and authorized representatives shall have access to the Premises on a 24-hour per day, 7 day per week, basis, although such access may be limited by Landlord during any periods other than Normal Business Hours (and as to Normal Business Hours on state, federal or other holidays recognized by Landlord) to access by a cardkey access system or other system pursuant to which employees, contractors and/or visitors of Tenant shall be required to reasonably identify themselves to Landlord’s security personnel in order to access the Building and Premises. Such cards or other access systems may be issued or imposed by Landlord in accordance with Landlord’s then-customary procedures; and provided, further, that if access cards or other forms of identification issued by the Landlord are lost or damaged by Tenant, or if Tenant requests additional access cards or identification, Landlord may require Tenant to pay a reasonable fee for any such additional or replacement cards. Tenant acknowledges and agrees that (i) any access control or safety measures employed by Landlord are for the protection of Landlord’s own interests; (ii) Landlord is not a guarantor of the security or safety of the Tenant Parties or their property; and (iii) such security and safety matters are the responsibility of Tenant and the local law enforcement authorities. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH HEREIN, TENANT HEREBY ACKNOWLEDGES AND AGREES THAT LANDLORD DOES NOT MAKE, AND TENANT HEREBY WAIVES, ANY GUARANTY OR WARRANTY, EXPRESSED OR IMPLIED, WITH RESPECT TO ANY SECURITY AT THE PROJECT, THE BUILDING OR THE PREMISES, OR THAT ANY SECURITY MEASURES WILL BE TAKEN OR WILL PREVENT OCCURRENCES OR CONSEQUENCES OF CRIMINAL ACTIVITY, IT BEING HEREBY ACKNOWLEDGED AND AGREED BY TENANT THAT LANDLORD HAS NOT AGREED TO PROVIDE ANY SECURITY SERVICES OR MEASURES AT THE BUILDING OR THE PREMISES OTHER THAN AS MAY BE EXPRESSLY SET FORTH HEREIN AND THAT NEITHER LANDLORD NOR ANY OTHER LANDLORD PARTY SHALL BE LIABLE TO TENANT IN ANY EVENT FOR, AND TENANT HEREBY RELEASES LANDLORD AND ALL LANDLORD PARTIES FROM ANY RESPONSIBILITY FOR, LOSSES DUE TO THEFT OR BURGLARY OR FOR DAMAGE OR INJURY DONE BY UNAUTHORIZED PERSONS IN THE BUILDING OR THE PREMISES, OR IN CONNECTION WITH ANY SUCH SECURITY MATTERS (INCLUDING, WITHOUT LIMITATION, ANY DAMAGE OR INJURY RESULTING FROM A CRIMINAL OR TERRORIST ATTACK).

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7.    REPAIRS AND MAINTENANCE

7.01    Landlord’s Repair Obligations. Landlord will, subject to the casualty provisions of Article 9, maintain the (i) Common Areas and Service Areas, (ii) roof, foundation, exterior windows and load-bearing items of the Building; (iii) exterior (located outside the Premises) surfaces of walls; (iv) plumbing, pipes and conduits located in the Building; and (v) the heating, ventilation and air conditioning, electrical, mechanical, fire and life safety and plumbing systems in the Building. Landlord is not required to make any repair in connection with or resulting from (i) any alteration or modification to the Premises or to Building equipment performed by, for or because of Tenant or to special equipment or systems installed by, for, or because of Tenant (other than as part of Landlord Improvements), (ii) the installation, use or operation of Tenant’s property, fixtures and equipment, (iii) the moving of Tenant’s property in or out of the Building or in and about the Premises, (iv) Tenant’s use or occupancy of the Premises in violation of Article 5, or in a manner not contemplated by the parties at the time of execution of the Lease (such as, without limitation, subsequent installment of special use rooms); (v) the acts or omissions of Tenant and Tenant’s employees, agents, invitees, subtenants, licensees or contractors; or (vi) fire or other casualty, except as provided in Article 9. Landlord shall additionally maintain the following items located in the Premises, but all expenses of repair and maintenance incurred by Landlord with respect to the same shall be reimbursable by Tenant to Landlord within thirty (30) days following submission of a statement by Landlord :

Sinks and faucets

Built in millwork

Commode

Shower

Autoclave

Icemaker

Glassware washer/dryer

Surgical light on Necropsy table

Necropsy Table

Inert Cylinder Storage

Dedicated or “split” HVAC System serving the Vivarium, including the electrical connections to the Building’s emergency generator

Landlord shall further provide the maintenance more particularly described in Exhibit L attached hereto.

7.02    Tenant’s Repair Obligations. Except for janitorial services provided by Landlord and Landlord’s obligations under Sections 4.01 and 7.01, Tenant, at Tenant’s expense, shall maintain the Premises in good order, condition and repair including, without limitation, the interior surfaces of the windows, walls and ceilings; floors; wall and floor covering; window coverings; doors; interior windows; and all switches, fixtures and Tenant’s equipment in the Premises. On receipt of reasonable notice from Tenant, Landlord will perform, at the expense of Tenant, all repairs and maintenance to plumbing, pipes and electrical wiring located within walls, above ceiling surfaces and below floor surfaces resulting from the use of the Premises by Tenant. Tenant is not responsible for any plumbing, pipes and electrical wiring, switches, fixtures and equipment located in the Premises or for portions of the central heat, ventilation and air conditioning, electrical, mechanical and plumbing systems of the Building that are located in the Premises, except for (i) repairs resulting from the acts of Tenant and Tenant’s employees, agents, invitees, subtenants, licensees or contractors, (ii) modifications made to any of those systems by, for, or at the request of Tenant after completion of the Landlord Improvements, and (iii) costs expressly payable by Tenant under Section 7.01. Tenant shall keep on the Premises copies of all records and reports prepared for Tenant or generated by Tenant with respect to Tenant’s maintenance and repair obligations under this Lease, which records and reports will be available for review by Landlord upon request.

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7.03    ADA Requirements.

(a)    Tenant Compliance. Subject to Section 5.03, Tenant will be responsible for compliance with all applicable laws, statutes, ordinances and governmental rules, regulations or requirements now in force or that may hereafter be in force with respect to the operation of Tenant’s business or the Premises, including, without limitation, any accommodations or alterations that need to be made within the Premises to accommodate disabled employees and customers of Tenant pursuant to requirements under the Americans With Disabilities Act (Public Law 101-336 (July 26, 1990)) and the Texas Architectural Barriers Act (Tex. Civ. Stat. Art. 9102) (collectively, and as amended from time to time, the “Disability Statutes”). Any alterations made to the Premises in order to comply with any such statutes must be made solely at Tenant’s expense and such alterations must also comply with the requirements of this Lease. If any construction by Tenant in the Premises requires a Texas Accessibility Standards inspection, Tenant agrees to give Landlord a copy of such report promptly after receipt of the inspection report.

(b)    Landlord Compliance. Except for the obligations of Tenant under clause (a) above, Landlord shall be responsible for compliance with all applicable laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may thereafter be in force that affect the Building, including without limitation, the Disability Statutes applicable to the Common Areas of the Building. Landlord has reasonable discretion to determine when and how to perform alterations under this subsection, and Tenant may not claim any default under this provision. To the knowledge of Landlord, based on the Project Status Update Form prepared by the Texas Department of Licensing and Regulation and dated as of April 4, 2011, the Building complies with the Disability Statutes.

7.04    Rights of Landlord. If Tenant fails, in Landlord’s reasonable judgment, to maintain the Premises in good order, condition and repair following notice of default and opportunity to cure in accordance with the provisions of Section 14.01(b), below, then Landlord may perform the maintenance, repairs, refurbishing or repairing at Tenant’s expense.

7.05    Condition on Surrender. On the expiration or earlier termination of this Lease, or on the exercise by Landlord of Landlord’s right to re-enter the Premises without terminating this Lease, Tenant shall surrender the Premises in the same condition as received or as subsequently improved by Landlord or Tenant, except for (i) ordinary wear and tear, (ii) damage by fire, earthquake, acts of God or the elements and (iii) repairs that are Landlord’s responsibility hereunder, and shall deliver to Landlord all keys for the Premises and combinations to safes located in the Premises. Tenant shall, at Landlord’s option, remove or cause to be removed from the Premises or the Building, at Tenant’s expense and as of the expiration or termination of this Lease, all signs, notices, displays, or, subject to Section 7.06(d) of this Lease, any non-Building standard tenant improvements placed in the Premises or the Building that Landlord requested that Tenant remove at the time Landlord consented to such Alteration. Tenant shall repair, at Tenant’s expense, any damage to the Premises or the Building resulting from the removal of any item, including without limitation, repairing the floor and patching and painting the walls where reasonably required by Landlord. Tenant’s obligations under this Section 7.05 shall survive the expiration or earlier termination of this Lease. If Tenant fails to remove any item of property permitted or required to be removed at the expiration or earlier termination of the Term, Landlord may, at Landlord’s option, (a) remove that property from the Premises or Building at Tenant’s expense and sell or dispose of it in a manner that Landlord considers advisable, or (b) place that property in storage at Tenant’s expense. Any property of Tenant remaining in the Premises ten (10) days after the expiration or termination of this Lease will be deemed to have been abandoned by Tenant.

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7.06    Alterations by Tenant.

(a)    Approval Required. Tenant shall not make, or cause or permit to be made, any additions, alterations, installations or improvements in or to the Premises (collectively, “Alterations”), without the prior written consent of Landlord, which consent may, without limitation, be conditioned upon Tenant’s agreement to remove such alterations, installations or improvements upon the expiration or sooner termination of this Lease. Unless Landlord has waived the requirement in writing, Tenant must also submit with Tenant’s request for Landlord’s approval of an Alteration (i) a description in reasonable detail of the design concept, plans and specifications; (ii) names of and financial and other pertinent information about proposed contractors; (iii) certificates of insurance to be maintained by Tenant’s contractors; (iv) hours of construction, proposed construction methods, details with respect to the quality of the proposed work; and (v) with respect to any Alterations costing in excess of One Hundred Fifty Thousand Dollars ($150,000), reasonable evidence of security (such as, without limitation, payment and performance bonds) to assure timely completion and payment of the costs of the work by the contractor. With respect to an Alteration that is visible from outside the Premises, the Alteration must, in the sole opinion of the Landlord, also be architecturally and aesthetically harmonious with the remainder of the Building. Notwithstanding anything to the contrary in this Lease, but still subject to Landlord’s rights of inspection, quality workmanship and Tenant’s obligations to keep the Building and Premises lien-free, (a) with prior, written notice to Landlord including the plans for the work and the name of the contractor performing the work Tenant may construct non-structural Alterations in the Premises without Landlord’s prior approval (but subject to the obligation to remove such non-structural Alterations if required by Landlord per the other provisions of Section 7.05 and this Section 7.06) if the cost of any such project does not exceed Twenty-Five Thousand Dollars ($25,000) and the project does not adversely affect the operation or integrity of the Building systems, (b) Tenant’s trade fixtures, furniture, equipment and other personal property installed in the Premises (“Tenant’s Property”) shall at all times be and remain Tenant’s property, (c) at any time Tenant may remove Tenant’s Property from the Premises, provided that Tenant repairs all damage caused by such removal, (d) Landlord shall have no lien or other interest in any item of Tenant’s Property, and (e) for the avoidance of doubt, the equipment listed on Exhibit K shall be considered Tenant’s Property.

(b)    Complex Alterations. If the nature, volume or complexity of any proposed Alteration will affect the basic heat, ventilation and air conditioning or other Building Facilities or systems or the Building, Tenant shall furnish to Landlord information, including, without limitation, construction plans and consultant’s reports, required by Landlord to assure Landlord that the Alterations do not adversely affect the Building or Building Facilities or systems; otherwise, Landlord may (i) withhold its consent for the Alteration; or (ii) require that the work be designed by consultants designated by Landlord and/or be performed by Landlord or Landlord’s contractors.

(c)    Standard of Work. All work to be performed by or for Tenant pursuant hereto will be performed diligently and in a first-class, workmanlike manner, and in compliance with all applicable laws, ordinances, regulations and rules of any public authority having jurisdiction over the Building and/or Tenant. Landlord has the right, but not the obligation, to inspect periodically the work on the Premises and may require Tenant to make changes in the method or quality of the work to conform with the approved plans and specifications. Such inspections are solely for the benefit of Landlord, and shall not be deemed a representation or warranty by Landlord to Tenant that such work has been performed in accordance with the approved plans and specifications or is of any particular standard of quality or workmanship.

(d)    Ownership of Alterations. Upon the expiration or sooner termination of this Lease, all Alterations made by or for Tenant (other than Tenant’s trade fixtures) shall immediately become the property of Landlord, without compensation to Tenant, but Landlord has no obligation to repair, maintain or insure those Alterations. Carpeting, shelving, cabinetry and casework are considered improvements of the Premises and not movable trade fixtures, regardless of how or where affixed. No Alterations will be removed by Tenant from the Premises either during or at the expiration or earlier termination of the Term, and they shall be surrendered as a part of the Premises unless the Alteration is not Building-standard and Landlord requested that Tenant remove it at the time it consented to such Alteration; provided, however, that in the event that the

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Alterations were not subject to the prior approval of Landlord under Section 7.06(a), Landlord shall designate in writing to Tenant within ten (10) business days after receipt of written notice from Tenant detailing such Alterations which of the Alterations must be removed at the end of the Term. Landlord may designate which non-Building-standard Tenant improvements resulting from the Alteration are subject to removal at the end of the Term as part of its consent thereto. In the absence of such a designation, no non-Building-standard improvements resulting from the Alteration are subject to removal in accordance with the provisions of this Lease.

7.07    Payment of Costs; Mechanic’s Liens. Except for costs that Landlord agrees in writing to pay pursuant to Rider 101, Tenant shall pay for all costs incurred or arising out of alterations, additions or improvements in or to the Premises and shall not permit a mechanic’s or materialman’s lien to be asserted against the Premises. On Landlord’s request, Tenant shall deliver to Landlord proof of payment reasonably satisfactory to Landlord of all costs incurred or arising out of any such alterations, additions or improvements.

(a)    Lien Waivers. If Tenant contracts with a third party for the construction of improvements in the Premises or for the supply of materials relating thereto, Tenant shall obtain validly executed and acknowledged lien waivers from any party who might assert a mechanic’s or materialman’s lien as a result of Tenant’s contract, regardless of the probable or ultimate validity of that lien. If a lien is filed against the Premises or any interest of Landlord or Tenant in the Building, then Tenant shall cause same to be discharged of record within ten (10) days after its filing. If Tenant fails to obtain that discharge, then, in addition to any other right or remedy of Landlord, Landlord may (but is not obligated to) discharge the lien, either by paying the amount claimed to be due or by procuring a bond, or by any other means. Any amount paid by Landlord to obtain the discharge of the lien, with interest on that amount at the lesser of twelve percent (12%) per annum or the highest lawful rate, from the date of Landlord’s payment to the date of repayment to Landlord, shall be paid by Tenant to Landlord on demand.

(b)    Limitation on Authority. Notwithstanding anything to the contrary herein, neither Tenant nor any of Tenant’s agents, employees, representatives, contractors or subcontractors shall have any power or authority to do any act or thing or to make any contract or agreement which shall result in the creation of any mechanic’s lien, materialman’s lien or other lien or claim upon or against Landlord’s interest in the Premises or any property of Landlord, and Landlord shall have no responsibility to Tenant or Tenant’s contractors, subcontracts, suppliers, materialmen, workmen or other person, firm or corporation who shall engage in or participate in any additions, alterations, changes or replacements of the improvements by or on behalf of Tenant. IT IS THE INTENT OF LANDLORD AND TENANT THAT NOTWITHSTANDING ANY CONSENT OR APPROVAL BY LANDLORD OF TENANT’S ALTERATIONS, ADDITIONS, OR IMPROVEMENTS, NOTHING CONTAINED IN THIS LEASE SHALL BE CONSTRUED AS CONSTITUTING THE EXPRESS OR IMPLIED CONSENT OR PERMISSION OF LANDLORD FOR THE PERFORMANCE OF ANY LABOR OR SERVICES FOR, OR THE FURNISHING OF ANY MATERIALS TO, TENANT THAT WOULD GIVE RISE TO ANY SUCH MECHANIC’S LIEN, MATERIALMAN’S LIEN OR ANY OTHER LIEN AGAINST LANDLORD’S INTEREST IN THE PREMISES OR ANY PROPERTY OF LANDLORD, OR IMPOSING ANY LIABILITY ON LANDLORD FOR ANY LABOR OR MATERIALS FURNISHED TO OR TO BE FURNISHED TO TENANT UPON CREDIT.

8.    LANDLORD’S RIGHT OF ENTRY

8.01    Entry. In addition to its re-entry rights under Section 14.02, Landlord and its authorized agents may, during reasonable business hours, upon not less than one (1) business day’s advance notice, subject to Tenant’s reasonable security procedures, enter the Premises (i) to inspect their general condition and state of repair, (ii) to make repairs required or permitted under this Lease, (iii) to show the Premises to any prospective tenant, purchaser or mortgagee, or (iv) for any other reasonable purpose. Notwithstanding the foregoing to the contrary, Landlord may enter the Premises at any time without prior notice to Tenant in the event of an emergency involving the threat of material harm to property and/or injury or death to person(s).

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9.    INSURANCE, FIRE AND CASUALTY DAMAGE

9.01    Landlord’s Insurance.

(a)    Property Insurance. Landlord, at its option, shall either obtain special causes of loss (Form ISO) or equivalent property insurance on the Building Shell, the Building Facilities, the Landlord Improvements, and the Project or self-insure against property damage to the same; but Landlord is not required to insure the Tenant Alterations or Tenant’s personal property in the Premises. Property insurance procured by Landlord from a third party shall be maintained with an insurance company authorized to do business in Texas, for full replacement cost, and shall be deemed an Operating Expense of the Building, and payments for losses shall be made solely to Landlord. If the annual premiums to be paid by Landlord exceed the standard rates because of Tenant’s operations, the contents of the Premises, or Tenant Alterations beyond Building-standard, Tenant shall promptly pay the excess amount of the premium upon request by Landlord as additional Rent. Notwithstanding the foregoing to the contrary, Landlord agrees to maintain in force and effect throughout the Term a third-party policy or policies of casualty insurance on the Project; provided further that in no case shall the self-funded deductible amount under Landlord’s self-insurance or third-party insurance policies exceed the amount of Tenant’s “Damage to Rented Premises” coverage under Section 9.02(a)(iii). The costs of such insurance shall be deemed an Excess Operating Cost for all purposes of this Lease.

(b)    Limitations on Landlord’s Insurance. Tenant acknowledges that Landlord is an agency of the State of Texas and has only such authority as is granted to Landlord by state law or as may be reasonably implied by such law. Landlord shall have the right, at its option, to (i) obtain liability insurance protecting Landlord and property insurance protecting the Premises, the Building and the Project to the extent authorized by Section 51.966 of the Texas Education Code or other law; or (ii) self-insure against any risk that may be incurred by Landlord as a result of its operations under this Lease. Any obligation by Landlord under this Lease to obtain insurance is expressly made subject to the Landlord’s authority under state law to obtain such insurance. Tenant acknowledges that, because Landlord is an agency of the State of Texas, liability for the tortious conduct of the agents and employees of Landlord (other than medical liability of medical staff physicians) or for injuries caused by conditions of tangible state property is provided for solely by the provisions of the Texas Tort Claims Act (Texas Civil Practice and Remedies Code, Chapters 101 and 104) and the Workers Compensation Insurance coverage for employees of Landlord is provided by Landlord as mandated by the provisions of Texas Labor Code, Chapter 503.

9.02    Tenant’s Insurance. Tenant, at its sole expense, shall maintain in effect at all times insurance coverages with limits not less than those set forth below with financially responsible insurers licensed to do business in the State of Texas and acceptable to Landlord and under forms of policies satisfactory to Landlord. The requirements contained herein as to types, limits or Landlord’s approval of insurance coverage to be maintained by Tenant are not intended to and shall not in any manner limit, qualify or quantify the liabilities and obligations assumed by Tenant under this Lease or otherwise provided by law. The amounts of insurance required to be maintained by Tenant may be reasonably increased from time to time by Landlord at its reasonable discretion.

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(a)    Coverage Minimum Amounts and Limits. The insurance carried by Tenant shall have the following minimum policy amounts:

(i)    Property Insurance. The Property insurance on Tenant’s Property and Tenant’s Alterations will have limits of not less than 80% of the “replacement cost,” as defined in the Replacement Cost Endorsement to be attached to the policy. The policy shall be written on a special causes of loss form (ISO) or equivalent policy form, and endorsed to include Landlord as a Loss Payee as its interest may appear and shall include a waiver of subrogation in favor of Landlord, The University of Texas Southwestern Medical Center, their respective officers, board members, employees, agents, independent contractors, and the invitees of such persons and entities (collectively, “Landlord Parties”).

(ii)    Workers’ Compensation Insurance. Workers’ Compensation Insurance with statutory limits, and Employers Liability Insurance with minimum coverage limits of not less than One Million Dollars ($1,000,000):

$1,000,000 Employers Liability - Each Accident

$1,000,000 Employers Liability - Each Employee

$1,000,000 Employers Liability – Policy Limit

This policy shall include a waiver of subrogation in favor of Landlord Parties.

(iii)    Commercial General Liability Insurance: Commercial General Liability Insurance (occurrence basis) with the following minimum coverage limits:

Each Occurrence Limit	$1,000,000
Damage to Rented Premises	$300,000
Medical Expense (any one person)	$10,000
Personal & Advertising Injury	$1,000,000
General Aggregate	$2,000,000

This policy shall be on a form acceptable to Landlord, endorsed to include the Landlord Parties as additional insureds, not modify the separation of insured language in the policy, delete the exclusion for liability assumed under the Lease, contain no modification that would make Tenant’s policy excess or contributory with Landlord’s liability insurance and make this Lease a “covered contract” under the policy.

(iv)    Business Automobile Liability Insurance: Business Automobile Liability Insurance (occurrence basis) with minimum coverage limits of $1,000,000. The policies shall name the Landlord Parties as additional insureds and include in its coverage all owned, hired and non-owned automobiles. The policy shall be endorsed to include Landlord Parties as an additional insured.

(v)    Business Interruption Insurance. Business Income, Business Interruption, Extra Expense, Expediting Expense, and Dependent Properties Time Element Coverage to cover Tenant’s loss of income or the loss of value of Tenant’s product due to any type of loss, whether or not covered under the Landlord’s insurance. Policy limits will be not less than $2,000,000.

(v)    Umbrella Excess Liability Insurance. Umbrella Excess Liability Insurance with minimum coverage limits of:

Bodily Injury/	$1,000,000.00 per occurrence
Property Damage (Occurrence Basis)	$1,000,000.00 aggregate

This policy shall be written on a following form umbrella excess basis above the coverages described above in (ii) through (iv), inclusive, shall be endorsed to include Landlord Parties as additional insureds.

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(b)    Primary Coverage. All of Tenant’s insurance policies shall be primary, with the policies of all of the Landlord Parties being excess, secondary and noncontributing. Tenant shall deliver proof of the insurance coverage required to be maintained by Tenant under this Section, represented by evidence of insurance issued by the insurance carrier(s), to Landlord prior to Tenant taking possession of the Premises. The evidence of insurance shall specify the additional insured status mentioned above as well as the required waiver of subrogation. Landlord Parties shall be named as additional insureds on all liability policies except Worker’s Compensation, with waivers of subrogation on all property policies. Such policies of insurance shall be endorsed to require the insurance carriers to notify Landlord in writing not less than thirty (30) days prior to any cancellation, material change, or non-renewal of insurance. Tenant shall provide to Landlord a certified copy of any and all applicable insurance policies upon request of Landlord. In addition, Tenant shall deliver evidence of insurance to Landlord as the coverage renews and not less than ten (10) days before the expiration date of any policies.

9.03    Casualty to Project. If any portion of the Project other than the Premises is damaged or destroyed by any casualty, then within ninety (90) days following the date of the casualty (“Casualty Date”) Landlord shall notify Tenant in writing (“Repair Notice”) as to the date (“Repair Completion Date”) by which Landlord estimates that Landlord, in the exercise of commercially reasonable diligence, can adjust the casualty damage with any third-party insurer of Landlord and complete the repair and reconstruction of the casualty damage. In the event that the Repair Completion Date set forth in the Repair Notice is on or before the first anniversary of the Casualty Date, this Lease shall remain in effect and Landlord shall at its sole cost and expense proceed with reasonable diligence to rebuild and repair such damaged areas of the Project to substantially the condition in which they existed before the damage or destruction. In the event the Repair Completion Date is after the first anniversary of the Casualty Date, then

(i)    Tenant may terminate this Lease upon written notice of termination given to Landlord within twenty-one (21) calendar days following Landlord’s giving of the Repair Notice; and

(ii)    Landlord may terminate this Lease upon written notice of termination given to Tenant within twenty-one (21) business days following Landlord’s giving of the Repair Notice, on the condition that Landlord has, in the exercise of commercially reasonable judgment in light of Landlord’s and the Project’s then current circumstances, elected not to fully repair or replace any material part of the casualty damage within two (2) years of the Casualty Date; provided further that if Landlord and Tenant reasonably and mutually agree that, notwithstanding such election by Landlord, the Premises can continue to be occupied and used by Tenant for the Permitted Use in a manner that is cost-effective for both Landlord and Tenant, then Landlord shall not terminate the Lease under the provisions of this subsection (ii). In such latter event. Landlord shall, with commercially reasonable diligence, perform clean-up of the casualty damage to the Project, but shall not be obligated to repair or replace the whole or any portion of the casualty damage to the Project.

Rent payable by Tenant under this Lease shall be equitably abated to the extent that Tenant’s Permitted Use of the Premises is limited or obstructed during the Term by casualty to the Project.

9.04    Casualty to Premises. If the Premises, or any part thereof, are damaged or destroyed by a casualty, then within ninety (90) days following the Casualty Date Landlord shall give Tenant a Repair Notice setting forth the Repair Completion Date by which Landlord estimates that Landlord, in the exercise of commercially reasonable diligence, can adjust the casualty damage with any third-party insurer of Landlord and complete the repair and reconstruction of the casualty damage. In the event that the Repair Completion Date is (i) within nine (9) months of the Casualty Date if the casualty occurs other than during the last twelve (12) months of the Term; or (ii) within ninety (90) days of the Repair Notice and prior to the expiration of the Term if the casualty occurs during the last twelve (12) months of the Term, then (except as otherwise agreed in writing by the parties) this Lease shall remain in force and effect and Landlord shall proceed with

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commercially reasonable diligence to repair and rebuild the casualty damage to the Premises. If the conditions in the foregoing sentence requiring Landlord’s restoration of the Premises are not met, then either party may terminate this Lease upon written notice of termination given to the other party within twenty-one (21) days of the Repair Notice. In the event that the Lease is not terminated pursuant to the provisions of this Section 9.04, (i) Landlord shall at its sole cost and expense proceed with reasonable diligence to rebuild and repair such casualty to the Premises (other than for the Tenant Alterations and Tenant’s personal property) to substantially the condition in which they existed before the casualty; and (ii) Tenant shall, at its sole cost and expense, proceed with reasonable diligence to rebuild, repair and/or replace any damaged personal property of Tenant and any damaged Tenant Alterations to substantially the condition in which they existed before the casualty. Rent payable by Tenant under this Lease shall be equitably abated to the extent and for the period that Tenant’s Permitted Use of the Premises are limited or obstructed by the casualty to the Premises.

9.05    Discussion of Casualty Event. In the event of a casualty to the Project or Premises, upon request by either party, representatives of the parties shall meet at a mutually convenient time and place to discuss the casualty’s implications for Tenant’s Permitted Use of the Premises and/or Landlord’s operation of the Project.

9.06    Tenant’s Termination of Lease. Notwithstanding anything contained to the contrary in this Article 9, if the Premises or any portion of the Project materially affecting the Permitted Use of the Premises are damaged by casualty but this Lease is not terminated pursuant to Sections 9.03 or 9.04 above, Tenant shall nonetheless have the option to terminate this Lease if the Premises or such portion of the Project are not in fact fully restored by Landlord (other than for minor punch list items, Tenant Alterations and Tenant’s personal property) to their prior condition by the Repair Completion Date. To exercise such right of termination, Tenant must give written notice of termination to Landlord on or before the earlier to occur of (i) the tenth (10th) business day following the Repair Completion Date; or (ii) Landlord’s completion of the casualty repairs (other than minor punch list items) for which Landlord is responsible under this Article 9.

9.07    Waiver of Subrogation. Tenant and Landlord each shall immediately give to each insurance company that has issued to it property insurance policies hereunder written notice of the terms of the waiver, and shall cause those insurance policies to be properly endorsed, if necessary, to prevent the invalidation of insurance coverages by reason of the waiver. Notwithstanding anything to the contrary herein, the parties hereto release each other and their respective agents, employees, successors, assignees and subtenants from all liability for damage to any property that is caused by or results from a risk which is actually insured against or which is required to be insured against with third-party policies of insurance under this Lease, without regard to the negligence or willful misconduct of the entity so released.

9.08    Tenant’s Failure to Maintain Insurance. If Tenant fails to comply with the insurance requirements of this Article 9 within the applicable notice and cure periods of Article 14, then Landlord may (in addition to having available to it all other remedies provided herein on the occurrence of an Event of Default) obtain such insurance, and Tenant shall pay to landlord on demand, as additional Rent hereunder, the premium cost thereof plus interest at the lesser of twelve percent (12%) per annum or the highest lawful rate, from the date of payment by Landlord until payment by Tenant.

9.09    Reasonable Cooperation. Landlord and Tenant agree to reasonably cooperate with one another in connection with any casualty event to implement the provisions of this Article.

10.    INDEMNITY

10.01    Indemnity. Landlord is not liable to Tenant or Tenant’s employees, agents, patrons or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the Premises, if caused by the action or inaction of Tenant, its agents, servants or employees, or of any other person entering

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upon the Premises under the expressed or implied invitation of Tenant, or caused by the Building or the improvements located on the Premises becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating from the Premises, or due to any cause whatsoever. Tenant hereby indemnifies Landlord and agrees to hold it harmless from any loss, expense or claims, including attorney’s fees, arising out of any such damage or injury. Notwithstanding anything to the contrary in this Lease, Landlord shall not be released or indemnified from any losses, damages, liabilities or claims arising from the negligence or willful misconduct of Landlord or a violation of Landlord’s obligations under this Lease.

11.    CONDEMNATION

11.01    Total or Substantial Condemnation. If all or a substantial part of the Premises is taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain, or is sold to the condemning authority under threat of condemnation, then this Lease shall terminate and the Rent shall be abated during the unexpired portion of the Term, effective from the date of taking of the Premises by the condemning authority.

11.02    Partial Condemnation. If less than a substantial part of the Premises is taken for public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, or is sold to the condemning authority under threat of condemnation, then Landlord, at its option, may by written notice to Tenant terminate this Lease or shall forthwith at its sole expense restore and reconstruct the building in which the Premises are located and improvements therein (other than leasehold improvements or other improvements made by Tenant or any assignee, subtenant or other occupant of the Premises) to make the same reasonably suitable for the uses for which the Premises are leased, as provided in Section 5.01.

11.03    Disposition of Awards. All awards arising from a total or partial taking of the Premises, whether temporary or permanent, of Tenant’s leasehold estate, shall belong to and be the property of Landlord without any participation by Tenant, save and except that Tenant shall be entitled to any award expressly attributable to (i) the Tenant’s Alterations, and (ii) costs of relocating Tenant’s operations to another location. Except as so provided, Tenant hereby assigns to Landlord any share of any condemnation award pertaining to the Building or the Project. Without limitation of the foregoing, Tenant hereby waives any rights it may have with respect to the loss of its leasehold estate pursuant to this Lease and the Premises as a result of a taking.

12.    ASSIGNMENT, TRANSFER AND SUBLEASING BY TENANT

12.01    Assignment, Subletting or License. Upon satisfaction of the following conditions, Landlord agrees to consent to Tenant’s assignment, sublease, license, mortgage, pledge or other transfer of this Lease, the Premises, or the estate of Tenant hereunder (hereafter collectively called a “Transfer”) to another person: (i) Tenant provides Landlord with reasonable prior written notice (which in no event shall be less than thirty days) of the proposed Transfer; (ii) Tenant provides Landlord with such detail as Landlord may reasonably request concerning the nature of the proposed Transfer and the identity, business, activities and reputation in the business community of the proposed transferee; (iii) such transferee assumes in written form reasonably satisfactory to Landlord the covenants and obligations of this Lease, in so far as the same are applicable to the estate or interest being conveyed to such transferee; (iv) the proposed transferee’s business is in health care, biotechnology, medical research and/or medical education industry(ies) not incompatible with Landlord’s educational, research and health care mission; (v) the proposed transferee provides to Landlord a current financial statement of the proposed transferee and/or the proposed transferee’s guarantor(s), audited by a certified public accountant, indicating a net worth and working capital in amounts that Landlord reasonably determines are sufficient to assure the future performance of the proposed transferee’s obligations under this Lease; and (vi) the implementation of the Transfer would not cause Landlord or this Lease to be in violation of either applicable law or the rules,

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regulations and policies promulgated by the Board of Regents of The University of Texas System. A consent granted by Landlord hereunder shall be in written form reasonably acceptable to Landlord and Tenant. Any Transfer by Tenant without the prior written consent of Landlord is an event of default under this Lease. No Transfer shall act to release Tenant of its obligations under this Lease, except as otherwise agreed in writing by Landlord.

12.02    Transfer of Voting or Equity Interest. Notwithstanding (i), (ii) and (iii) of Section 12.01 to the contrary, but subject to (iv) and (v) of Section 12.01, Tenant may, without Landlord’s prior written consent and without constituting an assignment or sublease hereunder, sublet the Premises or assign this Lease to (a) an entity controlling, controlled by or under common control with Tenant, (b) an entity related to Tenant by merger, consolidation or reorganization, or (c) a purchaser of a substantial portion of Tenant’s assets, and a transfer of Tenant’s capital stock shall not be deemed a Transfer.

12.03    No Release. Notwithstanding any assignment or subletting, Tenant and any Guarantor of Tenant’s obligations under this Lease shall remain fully responsible and liable for the payment of the Rent herein specified and for compliance with all of Tenant’s other obligations under this Lease (even if future assignments and subletting occur after the assignment or subletting by Tenant, and regardless of whether or not Tenant’s approval has been obtained for those future assignments and sublettings). Moreover, if the Rent due and payable by a sublessee (or a combination of the rental payable by the sublessee plus any bonus or other consideration relating thereto in excess of market value of other property or services being provided) exceeds the Rent payable under this Lease, or if with respect to a permitted assignment, permitted license or other transfer by Tenant permitted by Landlord, the consideration payable to Tenant by the assignee, licensee or other transferee therefor exceeds the Rent payable under this Lease, then Tenant shall pay to Landlord one-half of the excess amounts within ten (10) days after receipt thereof from time to time by Tenant after first deducting all of Tenant’s reasonable broker fees, attorneys’ fees and tenant improvement costs of effecting the Transfer. Finally, on an assignment or subletting, it is understood and agreed that all rentals paid to Tenant by an assignee or sublessee are received by Tenant in trust for Landlord, to be forwarded immediately to Landlord without offset or reduction of any kind. On Landlord’s election, during the existence of an Event of Default, all such rentals shall be paid directly to Landlord as specified under this Lease (to be applied as a credit against Tenant’s accrued Rent obligations).

12.04    No Mortgage. Tenant shall not mortgage, pledge or otherwise encumber its interest in this Lease or in the Premises.

12.05    Transfer of Landlord’s Interest. On a transfer and assignment by Landlord of its interest in this Lease, or all or part of the Building, Landlord shall thereby be released from any further obligations hereunder, and Tenant shall look solely to the successor in interest of Landlord for performance of those obligations. Any security given by Tenant to secure performance of Tenant’s obligations hereunder may be transferred by Landlord to the successor in interest, and Landlord shall thereby be discharged of any further obligation relating thereto.

12.06    Bankruptcy. If this Lease is assigned in connection with a bankruptcy proceeding, the provisions of Article 15 apply.

13.    HOLDING OVER

13.01    Holding Over. Without in any way affecting Landlord’s rights and remedies under this Lease, if Tenant holds over after the expiration or termination of this Lease, then Tenant shall pay as monthly Rent during each month of the holdover period an amount equal to 125% of the amount of monthly Rent due for the last month of the Term. No holding over by Tenant after the Term of this Lease, either with or without the consent and acquiescence of Landlord, shall extend the Term for a period of longer than one month unless

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that Term is extended in a writing executed by Landlord. Any holding over without the written consent of Landlord shall be on a tenancy-at-sufferance basis. On an unauthorized holding over, Tenant shall indemnify Landlord against all claims for damages with respect to any other lessee or prospective lessee to whom Landlord has leased all or any part of the Premises.

14.    DEFAULT AND REMEDIES

14.01    Events of Default By Tenant. The following events (individually, an “Event of Default,” and collectively, “Events of Default”) constitute defaults under this Lease:

(a)    Failure of Tenant to pay when due (i) an installment of the Rent or any other amount payable to Landlord hereunder; or (ii) any other monetary obligation or covenant of Tenant under this Lease (including, without limitation, insurance premiums owing for insurance required of Tenant hereunder), which failure is not cured within five (5) business days of written notice thereof from Landlord;

(b)    Failure of Tenant to comply with any non-monetary term, condition or covenant of this Lease, which failure is not cured within fifteen (15) business days of written notice thereof from Landlord; provided, however, that in the event that such default cannot be reasonably cured within such fifteen (15) business day period, Tenant shall not be deemed in default hereunder so long as Tenant begins efforts to cure the default within such period and thereafter diligently prosecutes the cure of the default to completion within sixty (60) calendar days of Landlord’s written notice of default; Notwithstanding the foregoing to the contrary, in the event that Tenant fails to comply with any provision of Section 5.03(e), it shall be an event of default if Tenant fails to cure such breach by the earlier of (i) fifteen (15) business days following written notice of breach from Landlord, or (ii) three business days prior to the deadline for cure of any breach of applicable law imposed by any governmental entity having jurisdiction over hazardous materials in the Premises.

(c)    Insolvency of, or the making of a transfer in fraud of creditors or a general assignment for the benefit of creditors by, Tenant or a Guarantor of Tenant’s obligations under this Lease;

(d)    Filing of a petition under any section or chapter of the United States Bankruptcy Code, as amended, or under any similar law or statute of the United States or any State thereof, by Tenant or by a Guarantor of Tenant’s obligations under this Lease, or entry of an order for relief in a bankruptcy proceeding, against Tenant or a Guarantor;

(e)    Appointment of a receiver, trustee or liquidator of Tenant or of a Guarantor or for all or substantially all of the assets of Tenant or of a Guarantor of Tenant’s obligations under this Lease; and

(f)    So long as prior to Tenant’s abandonment or cessation of use of any substantial portion of the Premises, Tenant has removed all animals from the vivarium and cleaned the vivarium area, Tenant shall not be in default hereunder so long as it continues to pay Rent when due hereunder and perform the other covenants of this Lease.

14.02    Remedies of Landlord. On the occurrence of an Event of Default listed in Section 14.01, to the extent permitted by and in accordance with applicable Law, Landlord may pursue any one or more of the following remedies without any notice or demand whatsoever except as otherwise indicated (and, further, Tenant is liable for damages as provided in Section 14.03):

(a)    Termination. Terminate this Lease by giving written notice of termination to Tenant, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to so surrender the Premises, then Landlord may, without prejudice to any other remedy it has for possession of the Premises or

BIOCENTER LEASE AGREEMENT – SUITES 226 AND 227	PAGE 30

arrearages in Rent or other damages, re-enter and take possession of the Premises and expel or remove Tenant and any other person occupying the Premises or any part thereof, by any lawful means, without being liable for prosecution or claim for damages whether caused by the negligence of Landlord or otherwise.

(b)    Continuation of Lease; Reletting of Premises. Landlord may continue this Lease in full force and effect, in which case Tenant is liable for all rents and other amounts payable under this Lease. Landlord may, nevertheless, re-enter and take possession of the Premises, by any lawful means, without terminating this Lease and without being liable for prosecution or for any claim for damages therefor, and relet the Premises and apply the rent received to the account of Tenant. No reletting by Landlord is considered to be for its own account unless Landlord has notified Tenant that this Lease has been terminated. Landlord may relet the Premises for a period or periods of time equal to, lesser or greater than the remainder of the Term, and on whatever terms and conditions Landlord, in its sole discretion, deems advisable. Landlord’s action under this Section 14.02(b) is not considered an acceptance of Tenant’s surrender of the Premises unless Landlord expressly so notifies or agrees with Tenant in writing.

(c)    Act for Tenant. Re-enter the Premises by any lawful means, without terminating this Lease and without being liable for any prosecution or for any claim for damages therefor, and do whatever Tenant is obligated to do under the terms of this Lease. Tenant shall pay to Landlord, on demand, expenses incurred by Landlord in effecting compliance with Tenant’s obligations under this Lease, plus interest thereon at the lesser of 12% per annum or the highest lawful rate, from the date expended until repaid. Landlord is not liable for any damages resulting to Tenant from such action, whether caused by the negligence of Landlord or otherwise.

(d)    Change Locks. Landlord may change the locks on doors permitting entry into the Premises and deny Tenant’s access thereto until all Events of Default have been cured. Landlord has no obligation to advise Tenant of the change of locks other than to provide written notice at the Premises of the person whom Tenant may contact, during Landlord’s Normal Business Hours for the Building, to acquire additional information. Except as otherwise expressly provided by applicable law, after changing locks to the Premises Landlord may thereafter refuse Tenant entry to the Premises until Landlord has accepted Tenant’s full cure of all Events of Default under this Lease.

(e)    Recapture of Landlord Expenses. Tenant acknowledges that the Tenant Improvement Allowance and an estimated $122,141.25 in brokerage commissions are payable by Landlord in connection with this Lease and were incurred by Landlord in reliance on Tenant’s fully performing Tenant’s obligations under this Lease during the original Term of this Lease (without regard as to whether Tenant would exercise the option to extend the Term granted Tenant under this Lease). The final cost of the Tenant Improvement Allowance is not known at this time, but as of the Reference Date is estimated to be approximately $2,005,873. Accordingly, in addition to the remedies set forth in Sections 14.02(a), (b), (c) and (d), inclusive, on the occurrence of an Event of Default by Tenant under this Lease with respect to which Landlord elects either to terminate this Lease or, without terminating this Lease, to terminate Tenant’s possession of the Premises, Tenant shall pay to Landlord in cash on demand an amount equal to the unamortized balance of the sum of the final actual Tenant Improvement Allowance and the brokerage commissions (collectively, the “Landlord Recapture Amount”), which unamortized balance shall be calculated by multiplying the Landlord Recapture Amount by that fraction whose numerator is the number of calendar months during the Initial Term for which Tenant has not paid the full monthly installment of Rent due and payable hereunder and whose denominator is the number of calendar months in the initial Term for which the full monthly installments of Rent are due and payable hereunder. By way of example, if Tenant is obligated to pay Rent for sixty (60) calendar months during the Initial Term, and at the time of recapture under this Paragraph there are twenty (20) calendar months in the Initial Term for which Tenant has not paid in full the monthly installments of Rent owing under this Lease, then 20/60 of the Landlord Recapture Amount is owing by Tenant to Landlord. Landlord and Tenant agree to execute a statement, in form reasonably agreeable to both parties, stipulating the amount of the actual Tenant Improvement Allowance expended by Landlord under this Lease prior to delivery of the Premises to Tenant.

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(f)    Lease Remedies Not Exclusive; Lease Supersedes Property Code. Pursuit of any of the foregoing remedies does not constitute an irrevocable election of remedies nor preclude pursuit of any other remedy provided elsewhere in this Lease or by applicable law, and no remedy is exclusive of another remedy unless so provided in this Lease or by applicable law. Likewise, forbearance by Landlord to enforce one or more of the remedies available to it on an Event of Default does not constitute a waiver of that default or of the right to exercise that remedy later or of any Rent, damages or other amounts due to Landlord hereunder.    In the case of a conflict, then to the extent allowed by law, the terms of this Lease supersede and control the provisions of the Texas Property Code.

(g)    Mitigation of Damages. Except to the extent required by applicable law, Landlord is under no affirmative duty to maximize the rent collected from any replacement tenant or otherwise mitigate Landlord’s damages arising from an Event of Default by Tenant and Tenant, except to the extent prohibited by law, waives any legal or equitable right or defense that Landlord mitigate its damages after a default by Tenant. In the event that applicable law prohibits or restricts such waiver of Landlord’s duty to mitigate its damages, Tenant agrees that (i) Landlord will have satisfied its obligation to mitigate damages if Landlord endeavors, in good faith, to re-lease the Premises, (ii) Landlord will not be required to give preference to the Premises over other vacant space in the Project or any other property owned or controlled by Landlord or any affiliates thereof, (iii) Landlord may reject any prospective tenant who, in Landlord’s reasonable discretion, is disreputable, whose business does not enhance the Project, who does not have sufficient business experience, or who lacks the financial ability to perform the tenant’s obligations under Landlord’s then current offered lease terms, (iv) under no circumstances shall Landlord be required or obligated to relet or attempt to relet the Premises for any period of time beyond the then applicable Termination Date, and (v) Landlord may reject any offer to lease the Premises at a rate which is less than the rate being charged for comparable space in the Project or on terms that are less favorable than those contained in this Lease or which (in Landlord’s reasonable discretion) is not in the best interests of the Project.

14.03    Tenant’s Liability For Landlord’s Damages.

(a)    In General. In all events, Tenant is liable for all damages of whatever kind or nature, direct or indirect, suffered by Landlord as a result of the occurrence of an Event of Default. If Tenant fails to promptly pay Landlord for the damages suffered, Landlord may pursue a monetary recovery from Tenant. Included among those damages are all expenses incurred by Landlord in repossessing the Premises (including, among other expenses, increased insurance premiums resulting from Tenant’s vacancy), all expenses incurred by Landlord in reletting the Premises (including, among other expenses, those incurred for repairs, remodeling, replacements, advertisements and brokerage fees), all concessions granted to a new tenant on a reletting, all losses incurred by Landlord as a result of Tenant’s default (including, among other losses, any adverse reaction by Landlord’s mortgagee or by other tenants or prospective tenants of the Building) and a reasonable allowance for Landlord’s administrative efforts, salaries and overhead attributable directly or indirectly to Tenant’s default and Landlord’s pursuit of the rights and remedies provided under this Lease or by applicable law.

(b)    Termination of Lease. If Landlord terminates this Lease under Section 14.02(a), then Tenant shall pay to Landlord on demand the amount of all loss and damage suffered by Landlord by reason of the termination, to be determined by one or a combination of the following measures of damages:

(i)    Until Landlord is able, through good faith efforts (the nature of which shall be at Landlord’s sole discretion), to relet the Premises, Tenant shall pay to Landlord, on or before the first day of each calendar month, the amounts required to be paid by Tenant under this Lease. After the Premises have

BIOCENTER LEASE AGREEMENT – SUITES 226 AND 227	PAGE 32

been relet by Landlord, Tenant shall pay to Landlord on the 20th day of each calendar month, the difference between the amount required to be paid by Tenant under this Lease for that calendar month and the amount actually collected by Landlord for that month. If it becomes necessary for Landlord to bring suit to collect a deficiency, Landlord may allow the deficiency to accumulate and may bring an action on several or all of the accrued deficiencies at one time. No suit shall prejudice in any way Landlord’s right to bring a similar action for any deficiency or deficiencies that arise later. Any amount collected by Landlord from subsequent tenants for any calendar month which exceeds the amounts required to be paid by Tenant under this Lease shall be retained by Landlord and credited to reduce Tenant’s liability for any subsequent calendar month for which the amount collected by Landlord is less than the amount required to be paid by Tenant, as Tenant’s sole right to that excess.

(ii)    When Landlord desires to do so, including after it has elected to proceed under Section 14.03(b)(i) immediately above (that election not being exclusive under this Lease), Landlord may demand a final settlement. On that demand, Landlord is entitled to receive from Tenant the difference between the total of all amounts required to be paid by Tenant under this Lease for the remainder of the Term minus the reasonable rental value of the Premises for that period, with such difference to be discounted to a present value based on a rate equal to the rate of interest allowed by law in Texas when the parties to a contract have not agreed on a particular rate of interest (or, in the absence of such a stipulated rate, at the rate of 10% per annum).

(iii)    Landlord’s election to proceed under Section 14.03(b)(i) above shall not prejudice its right thereafter to cancel that election in favor of the remedy described in Section 14.03(b)(ii) above, so long as at the time of that cancellation, Tenant is still in default.

(c)    Continuation of Lease; Reletting of Premises. If Landlord elects to continue this Lease in effect, then Tenant is liable for the Rent and other amounts due hereunder. If Landlord relets the Premises for the account of Tenant, then the amounts actually received by Landlord shall be credited to the amounts owed by Tenant under this Lease (including the amounts described in Section 14.03(a).

14.04    Defaults by Landlord and Tenant Remedies. Landlord shall be deemed in default of its obligations under this Lease if and only if Landlord (i) breaches its obligations under this Agreement and (ii) fails to cure or correct such breach within thirty (30) days of written notice of default and demand for cure from Tenant; provided that if such breach by Landlord cannot be reasonably cured within such thirty (30) day period, then Landlord shall not be deemed in default hereunder if Landlord begins its cure of such breach within said thirty days and thereafter diligently prosecutes the cure of such breach to completion. In the event of a default by Landlord in the performance of its obligations hereunder, Tenant, as its sole remedy at law or in equity for such default, may thereafter terminate this Lease upon written notice to Landlord.

14.05    Notice and Cure to Landlord and Mortgagee. On any act or omission by Landlord which might give, or which Tenant claims or intends to claim gives, Tenant the right to terminate this Lease by reason of a constructive or actual eviction from all or part of the Premises, or otherwise, Tenant shall not seek to enforce such right unless and until it has given written notice of the act or omission to Landlord and to the holder(s) of the indebtedness or other obligations secured by any mortgage or deed of trust affecting the Premises of whom Landlord has given Tenant written notice, and a reasonable period of time for remedying the act or omission has elapsed following the giving of the notice, during which time Landlord and the lienholder(s), or either of them, their agents or employees, may enter upon the Premises and do therein whatever is necessary to remedy the act or omission. During the period after the giving of notice and during the remedying of the act or omission, the Base Rental payable by Tenant shall not be abated and apportioned except to the extent that the Premises are untenantable. To the extent permitted by applicable law, Tenant hereby waives the provisions of §91.004(b) of the Texas Property Code (or any successor thereto) and any other laws that may grant to Tenant a lien upon any of Landlord’s property or upon any rental due to Landlord.

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15.    BANKRUPTCY OR INSOLVENCY OF TENANT

15.01    Liquidation. If Tenant becomes a debtor under Chapter 7 of the federal Bankruptcy Code, 11 U.S.C. §§ 101 et seq. (the “Bankruptcy Code”), and Tenant’s trustee or Tenant elects to assume this Lease for the purpose of assigning it, or otherwise, then that election and assignment may be made only if the provisions of Sections 15.02 and 15.04 are satisfied. If Tenant or Tenant’s trustee fails to elect to assume this Lease within 60 days after an order for relief is entered against Tenant, or such additional time as is provided by the court within that 60-day period, then this Lease shall be deemed to have been rejected. Immediately after that rejection, Landlord may repossess the Premises without further obligation to Tenant or Tenant’s trustee and this Lease shall terminate, but Landlord’s right to be compensated for damages (including, without limitation, liquidated damages provided for under this Lease) in any such proceeding shall survive.

15.02    Reorganization. If a petition for reorganization or adjustment of debts is filed concerning Tenant under Chapter 11 of the Bankruptcy Code, or a proceeding is filed under Chapter 7 of the Bankruptcy Code and is converted to a Chapter 11 case, then Tenant’s trustee or Tenant, as debtor-in-possession, must elect to assume this Lease within 120 days after an order for relief is entered against Tenant, or Tenant’s trustee or the debtor-in-possession shall be deemed to have rejected this Lease. If Tenant, Tenant’s trustee or the debtor-in-possession fails to perform all of Tenant’s obligations under this Lease within the time periods (excluding grace periods) required for that performance, then no election by Tenant’s trustee or the debtor-in-possession to assume this Lease, whether under Chapter 7 or Chapter 11, is effective unless each of the following conditions has been satisfied:

(a)    Defaults Cured. Tenant’s trustee or the debtor-in-possession cures all defaults under the Lease, or provides Landlord with Assurance (as defined below) that it will cure (i) all defaults that can be cured by the payment of money within 10 days from the date of such assumption, and (ii) all other defaults under this Lease that can be cured by the performance of the act needed to effect the cure promptly after the date of assumption.

(b)    Compensation For Damages. Tenant’s trustee or the debtor-in-possession and (if this Lease has been guaranteed) Guarantor compensates, or provides Landlord with Assurance that within 10 days from the date of such assumption it will compensate, Landlord for any actual pecuniary loss incurred by Landlord arising from the default of Tenant, Tenant’s trustee, or the debtor-in-possession as indicated in any statement of actual pecuniary loss sent by Landlord to Tenant’s trustee or the debtor-in-possession.

(c)    Assurance of Future Performance. Tenant’s trustee or the debtor-in-possession provides Landlord with Assurance of the future performance of the obligations of Tenant under the Lease, Tenant’s trustee or the debtor-in-possession, and if that Assurance has been provided, Tenant’s trustee or the debtor-in-possession shall also (i) deposit with Landlord, as security for the timely payment of Rent under this Lease, an amount equal to three (3) months’ Base Rental, and (ii) pay in advance to Landlord on the date that Base Rental is due and payable, one-twelfth (1/12) of Tenant’s annual obligations for any other purpose (e.g., taxes and insurance) pursuant to this Lease. The obligations imposed on Tenant’s trustee or the debtor-in-possession shall continue with respect to Tenant or any assignee of this Lease after the completion of bankruptcy proceedings.

(d)    No Breach of Other Obligations. The assumption will not breach or cause a default under any provision of any other lease, mortgage, financing agreement or other agreement by which Landlord is bound relating to the Premises or any larger development of which the Premises are a part.

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(e)    Assurances. For purposes of this Article 15, Landlord and Tenant acknowledge that “Assurance” means no less than (i) Tenant’s trustee or the debtor-in-possession has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that sufficient funds will be available to fulfill the obligations of Tenant under this Lease and there has been deposited with Landlord, or the Bankruptcy Court has entered an order segregating, sufficient cash payable to Landlord, and/or Tenant’s trustee or the debtor-in-possession shall have been granted a valid and perfected first lien and security interest and/or mortgage in property of Tenant, Tenant’s trustee or the debtor-in-possession, acceptable as to value and kind to Landlord, to secure to Landlord the obligation of Tenant, Tenant’s trustee or the debtor-in-possession to cure the defaults under this Lease, monetary and/or non-monetary, within the time periods set forth above, and (if this Lease has been guaranteed) (ii) Guarantor has cured all defaults under this Lease that can be cured by the payment of money and has undertaken to promptly cure all other defaults under this Lease that can be cured by the performance of any act and, if this Lease has been guaranteed, Landlord has received a duly authorized and binding undertaking of Guarantor that Guarantor remains obligated under its Guaranty to the same extent as if the circumstances giving rise to the requirement that Assurance be provided had not occurred, together with a statement of Guarantor’s certified public accountants certifying that the net worth of Guarantor, on a consolidated basis but exclusive of any net worth of Tenant, is in excess of five times the total remaining lease obligations of Tenant, but in no event less than $1 million. For an individual Guarantor, there shall be excluded from that Guarantor’s net worth for purposes hereof any equity in the Guarantor’s principal residence. For a non-individual Guarantor, there shall be excluded from that Guarantor’s net worth for purposes hereof its basis in its fixed assets, including land and buildings.

15.03    Subsequent Liquidation or Petition. If this Lease is assumed in accordance with Section 15.02 and thereafter Tenant is liquidated or files a petition for reorganization or adjustment of debts under Chapter 11 of the Bankruptcy Code, Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder, by giving Tenant notice of its election so to terminate within 30 days after the occurrence of either of such events.

15.04    Assignment.

(a)    Adequate Assurance of Future Performance. If Tenant’s trustee or the debtor-in-possession assumes this Lease pursuant to the terms and provisions of Sections 15.01 or 15.02 for the purpose of assigning (or otherwise elects to assign) this Lease to an assignee other than Guarantor, then this Lease may be so assigned only if the proposed assignee provides adequate assurance of future performance of all of the terms, covenants and conditions of this Lease to be performed by Tenant including, without limitation, the obligation to pay Base Rental. As used herein, “adequate assurance of future performance” means that no less than each of the following conditions has been satisfied:

(i)    The proposed assignee has furnished Landlord with either (A) a current financial statement audited by a certified public accountant indicating a net worth and working capital in amounts that Landlord reasonably determines are sufficient to assure the future performance by the assignee of Tenant’s obligations under this Lease or (B) a guaranty, or guaranties, in form and substance satisfactory to Landlord from one or more persons with a net worth and working capital in amounts that Landlord reasonably determines are sufficient to assure the future performance of Tenant’s obligations under this Lease;

(ii)    The proposed assignment will not release or impair any guaranty of the obligations of Tenant (including Guarantor and the proposed assignee) under this Lease; and

(iii)    The proposed assignee and its guarantors have a demonstrated financial condition and operating performance similar or superior to that of Tenant and any Guarantor of Tenant’s obligations under this Lease at the date that Tenant became a tenant hereunder.

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(b)    Any and all monies or other considerations payable or otherwise to be delivered in connection with the assignment referred to in Section 15.04(a)(i) above shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other consideration constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid to or turned over to Landlord.

(c)    Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall on demand execute and deliver to Landlord an instrument confirming the assumption.

15.05    Reasonable Charges. When, pursuant to the Bankruptcy Code, Tenant’s trustee or the debtor-in-possession is obligated to pay reasonable use and occupancy charges for the use of the Premises, the charges shall not be less than the Base Rental and all other amounts payable by Tenant under this Lease.

15.06    Consent. Neither the whole nor any portion of Tenant’s interest in this Lease or its estate in the Premises shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, or otherwise by operation of law under the laws of any state having jurisdiction of the person or property of Tenant unless Landlord has consented to the transfer in writing. No acceptance by Landlord of Base Rental or any other payments from a trustee, receiver, assignee, person or other entity shall be deemed to constitute such consent by Landlord, nor shall it be deemed a waiver of Landlord’s right to terminate this Lease for transfer of Tenant’s interest under this Lease without such consent.

15.07    Intent. Landlord and Tenant acknowledge, for themselves and for each of their successors and assigns, their intent to have the applicable provisions of §365 of the Bankruptcy Code, or any successor provisions, apply to this Lease.

16.    STATUTORY MATTERS

16.01    Waiver of Lien. To the maximum extent permitted by applicable law, Tenant waives all rights and liens granted under Texas Property Code §91.004. Similarly, Landlord waives any right of distraint, distress for rent or landlord’s lien that may arise at law.

16.02    Assessment of Charges. Tenant acknowledges and stipulates that the amount of all charges to Tenant under this Lease are either expressly stated or are to be computed in accordance with the methods established by this Lease, in compliance with the requirements of Texas Property Code §93.012.

16.03    OFAC. Tenant represents and certifies that (a) Tenant is not a person and/or entity with whom United States (“U.S.”) persons or entities are restricted from doing business under U.S. law, executive power, or regulation promulgated thereunder by any regulatory body; (b) to its knowledge, no person or entity named on any U.S. list of specially designated nationals or blocked persons has any direct interest in Tenant such that the direct investment in Tenant is prohibited by any U.S. law; (c) Tenant is not in violation of any U.S. money laundering law; and (d) none of Tenant’s funds have been derived from unlawful activity such that the direct investment in Tenant is prohibited by U.S. law. The foregoing are ongoing covenants of Tenant, Tenant shall immediately advise Landlord of any change in the status or accuracy of such representations, and upon request Tenant shall recertify such representations and certify in writing the identity of all entities and individuals owning or controlling Tenant.

BIOCENTER LEASE AGREEMENT – SUITES 226 AND 227	PAGE 36

17.    SUBORDINATION AND ATTORNMENT

17.01    Agreement. Landlord may transfer, assign, mortgage and convey in whole or in part the Building or the Land, and any and all of its rights under this Lease, and nothing herein shall be construed as a restriction on Landlord’s right to do so. Tenant hereby subordinates this Lease and all rights of Tenant hereunder to the lien of any mortgage or deed of trust now or hereafter placed against the Premises, and all renewals, substitutions and extensions thereof, and all such liens are superior to and prior to this Lease. If a mortgagee or other lienholder acquires the Premises as a purchaser at a foreclosure sale (any such mortgagee or other lienholder or purchaser at a foreclosure sale being each hereinafter referred to as the “Purchaser at Foreclosure”), then Tenant shall (at the sole and absolute election of the Purchaser at Foreclosure) thereafter remain bound to the same effect as if a new and identical Lease between Purchaser at Foreclosure, as Landlord, and Tenant, as Tenant, had been entered into for the remainder of the Term of the Lease in effect at the time of the foreclosure. Tenant shall, on request, execute any reasonable certificate or instrument necessary or desirable further to effect the subordination of this Lease to the mortgage or deed of trust liens, or to confirm a lienholder’s election to continue the Lease in effect after foreclosure, as above provided. Tenant shall attorn and pay Rent to the Purchaser at Foreclosure as if that party were a signatory to this Lease. Tenant hereby constitutes and appoints Landlord as Tenant’s attorney-in-fact to execute any such certificate or instrument for and on behalf of Tenant. Any lienholder with a lien that covers the Premises has the absolute right at any time to subordinate its lien to this Lease and to Tenant’s rights hereunder such that a foreclosure of that lien will result in the purchase of the affected property subject to the rights of Tenant hereunder, and Tenant has no right or ability to unilaterally prevent that result. On an act or omission by Landlord which might allow Tenant to terminate this Lease or to claim a partial or total eviction, Tenant shall not exercise any such right until (i) it has given written notice to the holder of any mortgage, deed of trust or other lien on the Premises, of the act or omission, and (ii) a reasonable period for remedying the act or omission has elapsed following the giving of notice. Landlord represents that there are currently no mortgages, deeds of trust or ground leases upon the Project. Notwithstanding any of the foregoing, the subordination of this Lease to a ground lease or instrument of security shall be conditioned upon Tenant’s receipt from any such ground lessors or lenders of a non-disturbance, subordination and attornment agreement reasonably satisfactory to Tenant.

18.    TENANT ESTOPPEL LETTER

18.01    Estoppel Letter. On the request of Landlord made from time-to-time with at least five (5) business days’ prior notice, Tenant shall execute and deliver to Landlord, or to a mortgagee or prospective purchaser as directed by Landlord, a statement in writing of substantially the form attached as Exhibit H. If any of the foregoing matters is not true at the time that Landlord requests the written statement, then Tenant shall specify in detail any differences.

19.    QUIET ENJOYMENT

19.01    Quiet Enjoyment. Landlord has neither made nor authorized any other person (including Broker or any other brokers) to make any representations, covenants or warranties with respect to the Premises except as expressly set forth in this Lease. Landlord warrants that it has full right and power to execute and perform this Lease and to grant the estate demised herein and that Tenant, on payment of the Rent and performance of the covenants herein contained, shall peaceably and quietly have, hold and enjoy the Premises during the full Term of this Lease, subject to the rights of lienholders under Article 17.

20.    NO IMPLIED WAIVER

20.01    No Implied Waiver. Landlord’s failure to insist at any time on the strict performance of any covenant or agreement, or its failure to exercise any option, right, power or remedy contained in this Lease, shall not be construed as a waiver or a relinquishment thereof for the future. The waiver of or redress for any violation of any term, covenant, agreement, or condition contained in this Lease shall not prevent a subsequent act being a violation. Landlord shall be considered to have waived a provision of this Lease only

BIOCENTER LEASE AGREEMENT – SUITES 226 AND 227	PAGE 37

if specifically expressed in a writing signed by Landlord. No expressed waiver shall affect any matter other than the one specified in the waiver and only for the time and in the manner specifically stated. Landlord’s receipt of Rent with knowledge of the breach of a covenant or agreement contained in this Lease shall not be deemed a waiver of the breach. No payment by Tenant or acceptance by Landlord of a lesser amount than the monthly installment of Rent due under this Lease shall be considered other than on account of the earliest Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction. Landlord may accept a check or payment without prejudice to Landlord’s right to recover the balance of the Rent due or to pursue any other remedy provided in this Lease.

21.    PAYMENTS AND NOTICES

21.01    Payments Due Landlord. All Rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord in the County in which the Building is located, at the address set forth in Section 1.01(b), or at such other address as Landlord specifies from time to time. All such payments shall, for the purposes of this Lease, notwithstanding any other provision of this Lease, be deemed paid only when actually received by Landlord. Except as may be provided otherwise in this Lease, all amounts payable under this Lease shall be payable in coin or currency of the United States of America that at the time of payment is legal tender for public and private debts.

21.02    Notices. Each provision of this Lease, or any applicable governmental laws, ordinances, regulations, and other requirements with reference to the sending, mailing or delivery of any notice, communication, request, reply or advice (hereinafter severally and collectively called “Notice”), or with reference to the making of any payment by Tenant to Landlord, shall have been complied with when and if the following steps are taken:

(a)    Delivery. Any Notice or document required to be delivered hereunder, or any Notice given by either party hereto to the other party, shall be deemed to be delivered whether or not received, three (3) business days after deposit in the United States mail, postage prepaid, certified or registered mail (with or without return receipt requested), or one (1) business day after deposit with an overnight courier, addressed to the appropriate party at its respective address set out in Section 1.01 or at such other address as that party has theretofore specified in accordance with this Section 21.02. If a party intentionally avoids receipt of Notice, then Notice is deemed received if given by any means by which service of process can be effected under applicable law.

(b)    Change of Addresses. The parties hereto and their respective heirs, successors, legal representatives, and assigns may from time to time change their respective addresses by giving at least fifteen (15) days’ written notice to the other party, delivered in compliance with this Article 21.

22.    SUBSTITUTION OF SPACE

22.    Intentionally deleted

23.    MISCELLANEOUS

23.01    Attorney’s Fees. Tenant and, to the extent authorized by the statutes and Constitution of the State of Texas, Landlord agree that the non-prevailing party shall be responsible for the actual and reasonable attorneys’ fees, court costs and costs of suit of the prevailing party in any legal action between the parties. Subject to the foregoing, if, as a result of any breach or default by Tenant of its respective obligations under this Lease, Landlord employs an attorney to enforce or defend any of its rights or remedies hereunder, and if Landlord prevails, then Tenant shall pay to Landlord the reasonable attorney’s fees, court costs and costs of suit incurred by Landlord in enforcing the provisions of this Lease.

BIOCENTER LEASE AGREEMENT – SUITES 226 AND 227	PAGE 38

23.02    Broker’s Commission. Tenant and, to the extent authorized by the laws and Constitution of the State of Texas, Landlord hereby indemnify each other, and shall hold each other harmless from and against, all liabilities arising from any claim for a “broker’s or leasing agent’s” commission arising by, through, or under the indemnifying party, other than with respect to the commissions which the indemnified party has agreed, in writing, to pay, including any agreed to be paid to the Broker(s) named in Section 1.01(p).

23.03    Force Majeure. If the performance by Landlord of any provision of this Lease is delayed or prevented by an act of God, strike, lockout, restriction by any governmental authority, civil riot, flood, or similar cause not within the control of Landlord, then the period for Landlord’s performance of the provision shall be automatically extended for the same amount of time that Landlord is so delayed or hindered, provided the forgoing extension shall not affect Tenant’s abatement and termination rights.

23.04    Use of Language.    Words of any gender used in this Lease include any other gender, and words in the singular include the plural, unless the context otherwise requires.

23.05    Captions. The captions or headings of paragraphs in this Lease are inserted for convenience only, and shall not be considered in construing the provisions hereof if any question of intent arises.

23.06    Successors. The terms, conditions and covenants contained in this Lease inure to the benefit of, and are binding on, the parties hereto and their respective successors in interest, assigns and legal representatives, except as otherwise herein expressly provided. All rights, powers, privileges, immunities and duties of Landlord under this Lease, including without limitation, notices required or permitted to be delivered by Landlord to Tenant hereunder, may, at Landlord’s option, be exercised or performed by Landlord’s agent or attorney.

23.07    Severability. If any provision of this Lease is finally held by a court of competent jurisdiction to be invalid or unenforceable, then the invalid or unenforceable provision shall be deemed severed from this Lease and the validity and enforceability of the remaining provisions of this Lease shall be unaffected.

23.08    Charges For Services. Any amount payable by Tenant to Landlord hereunder is considered to be Rent due and shall be included in any lien for Rent.

23.09    Personal Liability. Landlord’s liability to Tenant for any default by Landlord under this Lease is limited to those remedies provided by the laws and the Constitution of the State of Texas, and Tenant agrees to look solely to Landlord’s interest in the Building for the recovery of any judgment against Landlord, it being intended that neither Landlord nor any of its agents, components, officers or regents shall be personally liable for any judgment or deficiency.

23.10    Damage From Certain Causes. Except as set forth in this Lease to the contrary, Landlord is not liable or responsible to Tenant for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, or order of governmental body or authority, or for any damage or inconvenience that may arise through repair or alteration of any part of the Land, the Building or the Premises, or a failure to make any such repairs.

23.11    Governing Law. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the local laws of the State of Texas.

BIOCENTER LEASE AGREEMENT – SUITES 226 AND 227	PAGE 39

23.12    No Reduction of Rental. Except as otherwise expressly and unequivocally provided in this Lease, Tenant shall not for any reason withhold or reduce the amounts payable by Tenant under this Lease, it being understood that the obligations of Landlord hereunder are independent of Tenant’s obligations. In this regard, if Landlord commences any proceedings against Tenant for nonpayment of rentals or any other sum due and payable by Tenant under this Lease, Tenant shall not interpose a counterclaim or other claim against Landlord of whatever nature or description in any such proceedings and if Tenant interposes any such counterclaim or other claim against Landlord in such proceedings, then in addition to any other lawful remedy of Landlord, on motion of Landlord the counterclaim or other claim asserted by Tenant shall be severed out of the proceedings instituted by Landlord and those proceedings may proceed to final judgment separately and apart from and without consolidation with or reference to the status of the counterclaim or any other claim asserted by Tenant. Furthermore, if Landlord is required by a governmental authority to reduce energy consumption, to impose a parking or similar charge with respect to the Building, to restrict the hours of operations of the Building, limit access to or reduce parking spaces available at the Building, or take other limiting actions, then Tenant is entitled to an equitable abatement of the Rent in accordance with the degree to which the same materially interfere with Tenant’s use of the Premises for the Permitted Use, as determined by Landlord in its reasonable judgment.

23.13    No Partnership. Landlord is not and under no circumstances shall it be considered to be a partner of Tenant or engaged in a joint venture with Tenant.

23.14    No Oral Changes. This Lease may not be changed or terminated orally, but only in writing executed by both parties hereto.

23.15    ENTIRETY; NO REPRESENTATIONS AND WARRANTIES. THIS LEASE, INCLUDING ONLY THE ATTACHMENTS HERETO SPECIFIED IN SECTION 23.19, EMBODIES THE ENTIRE AGREEMENT BETWEEN THE PARTIES AND SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS, INCLUDING ANY LETTERS OF INTENT, IF ANY, RELATING TO THE SUBJECT MATTER HEREOF. LANDLORD HAS NOT MADE, AND TENANT MAY NOT RELY ON, ANY REPRESENTATIONS OR WARRANTIES WITH REGARD TO THE BUILDING, PREMISES OR OTHERWISE, EXPRESSED OR IMPLIED, EXCEPT AS STATED IN THIS LEASE. IN PARTICULAR, LANDLORD HAS NOT AUTHORIZED ANY AGENT OR BROKER TO MAKE A REPRESENTATION OR WARRANTY INCONSISTENT WITH THE TERMS OF THIS LEASE AND TENANT MAY NOT RELY ON ANY SUCH INCONSISTENT REPRESENTATION OR WARRANTY.

23.16    HIPAA. For purposes of this Section of this Lease, “protected health information”, or PHI, shall have the meaning defined by the Standards for Privacy of Individually Identifiable Health Information, 45 C.F.R. Part 160 and Subparts A and E of Part 164 (the “Privacy Standards”), as promulgated by the Department of Health and Human Services (“HHS”) pursuant to the Administrative Simplification provisions of the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”). In the event that Tenant has PHI in the Premises, Tenant agrees that (i) Landlord is not responsible for, and has no duty with respect to, Tenant’s compliance with HIPAA; and (ii) Tenant shall, in accordance with all applicable law, reasonably safeguard and properly secure PHI from any intentional or unintentional disclosure in violation of the Privacy Standards by implementing appropriate administrative, technical and physical safeguards to protect the privacy of PHI. Tenant further agrees to implement appropriate administrative, technical and physical safeguards to limit incidental disclosures of PHI, including disclosures to Landlord, its subcontractors and agents. The parties agree that neither Landlord nor its contractors, subcontractors or agents shall need access to any PHI of Tenant. However, in the event PHI is disclosed by Tenant or its agents to Landlord, its contractors, subcontractors or agents, regardless as to whether the disclosure is inadvertent or otherwise, the party discovering such disclosure shall promptly notify the other party and Landlord agrees to take reasonable steps to maintain the privacy and confidentiality of such PHI. The parties agree that the foregoing does not create, and is not intended to create, a “business associate” relationship between the parties as that term is defined by the Privacy Standards.

BIOCENTER LEASE AGREEMENT – SUITES 226 AND 227	PAGE 40

23.17    Special Provisions. Any special provisions to this Lease are set out in Exhibit G attached hereto.

23.18    Attachments. If the box next to any of the following documents is marked, then the document is attached to this Lease, and it, as well as all drawings and documents prepared pursuant thereto, are a part of this Lease:

Exhibit A – Schematic Floor Plan of Premises	☒
Exhibit B – Description of Land and Building	☒
Exhibit C – Rules	☒
Exhibit D – Rent Commencement Date Agreement	☒
Exhibit E – Operating Cost Computation	☒
Exhibit F – Guaranty of Lease Agreement	☐
Exhibit G – Special Provisions	☒
Exhibit H – Estoppel Certificate	☒
Exhibit J – Special Materials	☒
Exhibit K – Tenant’s Property	☒
Exhibit L – Landlord’s Maintenance	☒
Rider 101 – Tenant Finish-Out	☒
Rider 201 – Parking Agreement	☒

23.19    Reasonable. Whenever this Lease requires an approval, consent, selection or judgment by either Landlord or Tenant, unless conditions to consent or another standard of consent are expressly set forth, such approval, consent, selection or judgment shall be reasonable and shall not be unreasonably withheld or delayed.

THIS LEASE is executed and effective this 27th day of January, 2012.

BIOCENTER LEASE AGREEMENT – SUITES 226 AND 227	PAGE 41

LANDLORD:

BOARD OF REGENTS OF THE UNIVERSITY OF TEXAS SYSTEM

Date signed: January 27, 2012	By:	/s/ Florence P. Mayne
Florence P. Mayne
Executive Director of Real Estate
The University of Texas System

Approved as to content:

THE UNIVERSITY OF TEXAS SOUTHWESTERN MEDICAL CENTER

Date signed: January 24, 2012	By:	/s/ Arnim E. Dontes
	Name:	Arnim E. Dontes
	Title:	Executive VP for Business Affairs

TENANT:

PELOTON THERAPEUTICS, INC.

Date signed: January 23, 2012	By:	/s/ Tim Kutzkey
	Name:	Tim Kutzkey
	Title:	CEO

BIOCENTER LEASE AGREEMENT – SUITES 226 AND 227	PAGE 42

EXHIBIT A

T0

LEASE AGREEMENT

SCHEMATIC FLOOR PLAN OF PREMISES

[Schematic]

BIOCENTER LEASE AGREEMENT – SUITES 226 AND 227	PAGE 43

EXHIBIT B

TO

LEASE AGREEMENT

DESCRIPTION OF LAND AND BUILDING

LAND ON WHICH PROJECT IS LOCATED:

The 12.828 acre tract, more or less, described by metes and bounds in that certain deed from The City of Dallas to the Board of Regents of the University of Texas System recorded at Volume 2004-155, Page 00601 et. seq. of the Dallas County Real Property Records.

BUILDING CONTAINING PREMISES:

East Campus Building B, BioCenter at Southwestern Medical District, 2330 Inwood Road, Dallas, Texas 75235.

/s/ TK
/s/ FM
/s/ AD

BIOCENTER LEASE AGREEMENT – SUITES 226 AND 227	PAGE 44

EXHIBIT C

TO

LEASE AGREEMENT

RULES

1.    Tenant shall not block or obstruct any of the entries, passages, doors, hallways or stairways of the Building or permit those areas to be used at any time except for ingress and egress. No tenant and no employee, agent or invitee of a tenant shall go onto the roof of the Building.

2.    Tenant shall refer all contractors, contractor’s representatives and installation technicians rendering any service to Tenant to Landlord for Landlord’s supervision, approval and control before performance of any contractual service.

3.    Movement in and out of the Building of furniture, office equipment or other bulky materials or dispatch or receipt by Tenant of any merchandise or materials which requires use of elevators or stairways shall be restricted to time (between 5:00 p.m. and 7:00 a.m.), method and routing of movement as determined by Landlord. Tenant assumes all liability and risk in that movement. Without limitation of the foregoing, Tenant is liable for all costs and expenses pertaining to alterations to the Building and/or safety or engineering studies required by Landlord that pertain to or arise out of the weight or nature of the items that Tenant desires to move in or out of the Building. Landlord is not liable for any damage or loss to any property or persons resulting from any such act or service performed for Tenant, and Tenant hereby agrees to (a) indemnify, defend and hold Landlord harmless from and against any and all such damage, injury or loss, including attorney’s fees arising with respect thereto, and (b) repair any damage to the Building, Common Areas, or the Premises caused by such act or service performed by or for Tenant. If Tenant is using a moving company, then before the moving company may move any equipment, furniture or other personal property in or out of the Building or the Premises, Tenant shall deliver to Landlord a certificate of insurance evidencing that the moving company has commercial general liability insurance coverage, workers compensation insurance coverage, and employer’s liability insurance coverage from an insurance company satisfactory to Landlord and in such amounts as Landlord may from time to time determine.

4.    No signs, advertisements or notices are allowed in any form on windows or doors inside or outside the Premises or any other part of the Building, without the prior written consent of Landlord, which consent Landlord may grant or withhold in its sole discretion.

5.    No draperies, shutters, or other window coverings shall be installed on exterior windows or walls, or on windows and doors facing public corridors or the Common Areas without Landlord’s written consent, which consent Landlord may grant or withhold in its sole discretion.

6.    Tenant shall not place, install or operate in the Premises or the Building any engine, stove or machinery, or conduct mechanical operations or cook thereon or therein (except for coffee machines, microwave ovens and other break room appliances of a residential nature).

7.    Any directory of the Building provided by Landlord shall be exclusively for the display of the name and location of tenants in the Building, and Tenant shall pay Landlord’s standard charge for Tenant’s listing and for any changes by Tenant. Landlord may at any time, in Landlord’s sole discretion, alter the directory or limit the number of specialties listed on the directory.

8.    Tenant shall keep, and shall cooperate with Landlord and Landlord’s employees and agents in keeping, the Premises in a clean and tidy condition at all times.

BIOCENTER LEASE AGREEMENT – SUITES 226 AND 227	PAGE 45

9.    No additional locks or access control devices shall be placed on any door in or providing access to the Premises without obtaining the prior written consent of Landlord, which consent Landlord may grant or withhold in its reasonable discretion, and providing Landlord with a key or other means to access the Premises. Tenant shall not have any duplicate keys made and shall return all keys to Landlord promptly on termination of this Lease.

10.    Tenant shall give Landlord prompt notice of all damage to or defects in air conditioning equipment, plumbing, electrical facilities or any part or appurtenance of the Premises.

11.    Tenant shall not use the plumbing facilities of the Premises or Building for any purpose other than that for which they were constructed. Tenant shall pay for all damages resulting to any plumbing fixtures from misuse by Tenant and Landlord is in no way responsible therefor. NO CHEMICALS MAY BE DISPOSED OFF THROUGH THE PLUMBING SYSTEM.

12.    Landlord may prescribe the weight and position of safes, computers and other heavy equipment which shall, in all cases, stand on supporting devices approved by Landlord.

13.    Landlord may refuse admittance to the Building from 7 p.m. to 7 a.m. on weekdays, prior to 8 a.m. or after noon on Saturdays, and on Sundays or on state, federal or other holidays recognized by Landlord, to any person or persons who cannot furnish satisfactory identification and who have not obtained prior security clearance (which may be obtained from the Building manager’s office by calling between 8:30 a.m. and 4:30 p.m. Monday thru Friday), or to any person who, in Landlord’s judgment, should be denied access to the Premises.

14.    Canvassing, soliciting and peddling in the Building are prohibited, and each Tenant shall cooperate to prevent the same.

15.    No animals are allowed in the Premises or the Building, except (i) disability service animals and (ii) research animals under conditions approved by Landlord.

16.    Except as permitted under the Lease, Tenant shall not install or in any manner use any machine, instrument, or device on the Premises which might be harmful or hazardous to any person or property without the prior written consent of Landlord which consent Landlord may grant or withhold in its sole discretion. Should Tenant desire to install or in any manner use any such possibly harmful or hazardous item, then it shall be the responsibility of Tenant to provide, at Tenant’s sole cost and expense, all due and necessary safeguards in connection with such installation and use, and such safeguards shall be properly certified, in writing, to Landlord, as being adequate and sufficient by person or persons accepted by Landlord as being qualified to make such certification. Tenant shall at all times comply with and adhere to such safeguard stipulations and certifications.

17.    Life-threatening emergencies shall be reported to the appropriate authorities (dial 911) for paramedic assistance, and additionally to the Landlord at the Building manager’s office.

18.    Routine or emergency maintenance matters shall be reported to Landlord at the Building manager’s office for proper distribution, execution and follow-up. Security matters shall also be reported to the Building leasing office.

19.    Landlord may waive any one or more of these Rules for the benefit of any particular tenant or tenants, but no waiver by Landlord shall be construed as a waiver of such Rules in favor of any other tenant or tenants, or prevent Landlord from thereafter enforcing all Rules against any or all of the tenants of the Building.

BIOCENTER LEASE AGREEMENT – SUITES 226 AND 227	PAGE 46

20.    Landlord may rescind or amend any of these Rules and make other and further reasonable rules as in its judgment are from time to time necessary and desirable.

21.    The Building is a non-smoking facility. Exterior smoking areas may be designated throughout the Project for Tenant, Tenant’s agents, patients, invitees, employees and contractors, in Landlord’s sole discretion.

22.    Possession of handguns, firearms, or other weapons (whether licensed or unlicensed) in the Building or grounds is strictly prohibited.

BIOCENTER LEASE AGREEMENT – SUITES 226 AND 227	PAGE 47

EXHIBIT D

TO

LEASE AGREEMENT

RENT COMMENCEMENT DATE AGREEMENT

Landlord and Tenant agree that construction of finish-out for the Premises located at                             , Suite             , has been substantially completed, that the Premises are tenantable and ready for occupancy and, except for any punch list items, Landlord has no further obligation to make any alterations to the Premises under Rider 101. The Rent Commencement Date of the Lease is             , 20    , and the Expiration Date of the Lease is             , 20    .

Landlord and Tenant further agree that the final amount of the Tenant Improvement Allowance expended by Landlord under the Lease is $        .

Executed as of the      day of             , 20    .

LANDLORD:	THE BOARD OF REGENTS OF THE UNIVERSITY OF TEXAS SYSTEM

By:
Name:
Title:

TENANT:

By:
Name:
Title:

BIOCENTER LEASE AGREEMENT – SUITES 226 AND 227	PAGE 48

EXHIBIT E

TO

LEASE AGREEMENT

OPERATING COST COMPUTATION

A.    Operating Cost Examples. The following are, without limitation, examples of costs included in Operating Costs for the Project:

(1)    all taxes, assessments, and other governmental charges, whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing the Premises and Building or by others, subsequently created or otherwise, and any other taxes and assessments levied or assessed against the Land, the Building and other associated improvements situated on the Land, and the Building Facilities, including interest on installment payments, and including all costs and fees (including attorney’s fees) incurred by Landlord in contesting or negotiating with taxing authorities, but expressly excluding taxes on Tenant’s personal property and trade fixtures, which are payable by Tenant in accordance with Section 3.05 of the Lease;

(2)    all reasonable costs and expenses of operating, maintaining and repairing (including replacing components of) Building Facilities, including elevators, escalators, heat, ventilation, and air conditioning systems, and all other mechanical or electrical systems (including, without limitation, Landlord’s back-up electrical generator systems and other electrical systems) serving the Building;

(3)    all reasonable costs and expenses incurred in cleaning the Building;

(4)    Energy Costs and costs of all other utilities for the Project, such as the cost of water, and sewer rents or charges, for the Project. “Energy Costs” means the cost incurred by Landlord for (i) any and all forms of fuel or energy utilized in connection with the operation, maintenance, and use of the Building, Common Areas and Service Areas, (ii) sales, use, excise and other taxes assessed by Governmental authorities on energy sources, and (iii) other reasonable costs of providing energy to the Building, Common Areas and Service Areas (but not the costs of the energy provided to the Premises, which are sub-metered to the Premises and payable by Tenant pursuant to Section 3.01 of the Lease).

(5)    all supplies and materials reasonably used in the operation and maintenance of the Project;

(6)    costs of all insurance relating to the Project, including the cost of casualty and liability insurance applicable to the Project and Landlord’s personal property used in connection therewith;

(7)    amortization of costs of or rental expenses for any machinery, equipment or other improvements installed by Landlord to conform to any law, ordinance, rule, regulation, or order of any governmental authority having jurisdiction over the Project that was enacted or promulgated after the Rent Commencement Date, or for the purpose and in reasonable anticipation of reducing energy costs in the Project or other Operating Costs;

(8)    expenses and fees (including attorney’s fees) incurred in contesting the validity or applicability of any governmental enactments that may affect Operating Costs;

(9)    general maintenance costs and expenses reasonably incurred in connection with the Project (including, but not limited to, security, maintenance of all exterior and interior landscaping, garbage and other waste removal, non-tenant alterations and decorations, heating and air conditioning repairs and all labor utilized and supplies consumed with respect to any general Project maintenance);

BIOCENTER LEASE AGREEMENT – SUITES 226 AND 227	PAGE 49

(10)    janitorial service and window cleaning for the Building, including the Common Areas and Service Areas (including materials, supplies, Building-standard light bulbs, equipment and tools therefor and rental and appreciation costs related to the foregoing), or contracts with third parties to provide the same;

(11)    the cost of providing security to the Building and the Parking Facilities;

(12)    reasonable management costs of the Project (including, but not limited to, any management fee payable by Landlord with respect to the Project, audit and accounting expenses and legal fees), and Landlord’s overhead expenses directly attributable to Project management; and

(13)    wages, salaries, fees, pension benefits, taxes, unemployment and disability insurance, worker’s compensation insurance, social security benefits and any other expenses reasonably incurred with respect to all personnel engaged in the operation, maintenance, leasing or security of the Project. The term “personnel” shall include, but not be limited to, employees such as superintendents, engineers, electricians, clerks, mechanics, helpers, security officers, porters, cleaners, window washers, as well as contract laborers performing services with respect to the Project.

B.    Operating Cost Exclusions. Notwithstanding the foregoing to the contrary, the following are excluded from the Operating Costs:

(1)    leasing commissions, attorney’s fees, costs and disbursements and other expenses incurred in leasing, renovating or improving space for tenants or prospective tenants of the Building;

(2)    costs (including permit, license and inspection fees) incurred in renovating or otherwise improving or decorating, painting or redecorating space for tenants of vacant space;

(3)    Landlord’s costs of any services sold to tenants for which Landlord is entitled to be reimbursed by such tenants as an additional charge or rental over and above the Base Rental and Operating Costs payable under the lease with the tenant or other occupant;

(4)    any depreciation and amortization on the Building, except as expressly permitted herein;

(5)    interest on debt or amortization payments on any mortgages or deeds of trust or any other debt for borrowed money;

(6)    all items and services for which Tenant reimburses Landlord outside of Operating Costs or pays third persons or which Landlord provides selectively to one or more tenants or occupants of the Building (other than Tenant);

(7)    advertising and promotional expenditures;

(8)    repairs or other work occasioned by fire, windstorm or other work paid for through insurance and condemnation proceeds;

(9)    utilities separately metered to the Premises and directly billed to Tenant by Landlord. (Without limitation of the foregoing, “Energy Costs” do not include charges for electrical services to the Premises that are separately metered and billed to Tenant by Landlord);

BIOCENTER LEASE AGREEMENT – SUITES 226 AND 227	PAGE 50

(10)    costs of a type not included in Operating Costs in the Base Year, save and except to the extent required by applicable law taking effect after the Reference Date of this Lease;

(11)    costs occasioned by casualties or condemnation;

(12)    costs to correct any construction defect in the Project or to comply with any covenant, condition, restriction, underwriter’s requirement or law applicable to the Project on the Rent Commencement Date;

(13)     costs incurred in connection with the presence of any Infectious and Hazardous Waste or Hazardous Material, except to the extent caused by the release or emission of the Infectious and Hazardous Waste or Hazardous Material in question by Tenant;

(14)     expense reserves;

(15)     costs which could properly be capitalized under generally accepted accounting principles, except to the extent amortized over the useful life of the capital item in question;

(16)     any fee, profit or compensation retained by Landlord or its affiliates for management and administration of the Project in excess of three percent (3%) of Base Rent; and

(17)     any tax or assessment expense (a) levied on Landlord’s rental income, unless such tax or assessment is imposed in lieu of real property taxes, (b) in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest permitted term, (c) imposed on land and improvements other than the Project or (d) attributable to Landlord’s net income, inheritance, gift, transfer, estate or state taxes.

Notwithstanding the foregoing, in no event shall Tenant be obligated to pay for any Controllable Operating Costs to the extent they exceed the Controllable Operating Expenses payable by Tenant in the Base Year, or, thereafter, in the preceding Lease Year by more than five percent (5%) on an annual cumulative compounding basis. As used herein, Controllable Operating Expenses shall mean all Operating Costs except insurance, utilities, taxes and minimum wage related expenses. Landlord currently estimates Operating Costs to be $8.00 per square foot per year.

BIOCENTER LEASE AGREEMENT – SUITES 226 AND 227	PAGE 51

EXHIBIT G

TO

LEASE AGREEMENT

SPECIAL PROVISIONS

1.    EXTENSION OPTION

a.    Provided no Event of Default exists and Tenant has not assigned this Lease or subleased the entire Premises to an entity other than as permitted by Section 12.02 at the time of such election, Tenant may renew this Lease for one (1) additional period of five (5) years (“Extension Term”) on the same terms provided in this Lease (except as set forth below), by delivering written notice of the exercise thereof to Landlord not later than nine (9) months before the expiration of the Initial Term. On or before the commencement date of the extended Term in question, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows:

1.    The Base Rent payable for each month during each such extended Term shall be the prevailing fair market rental rate for tenants in the Building, at the commencement of such extended Term, for space of equivalent quality, size, utility, improvements installed at Landlord’s expense only and location as the Premises, with the length of the extended Term and Tenant’s obligations to pay additional rent under the Lease and that there will be no free rent, tenant improvement allowance or other concession during the extension terms under this Lease to be taken into account (the “Market Rate”);

2.    Tenant shall have no further renewal options unless expressly granted by Landlord in writing; and

3.    Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements unless otherwise agreed by Landlord and Tenant.

b.    Tenant’s rights under this Exhibit G shall terminate if (1) this Lease or Tenant’s right to possession of the Premises is terminated; (2) Tenant assigns any of its interest in this Lease or sublets all of the Premises to an entity other than as permitted by Section 12.02, or (3) Tenant fails to timely exercise its option under this Exhibit G, time being of the essence with respect to Tenant’s exercise thereof.

c.    If it becomes necessary to determine the Market Rate by appraisal, real estate appraiser(s), all of whom shall be Members of the Appraisal Institute and who have at least five (5) years experience appraising research and development space located in the vicinity of the Premises shall be appointed and shall act in accordance with the following procedures:

1    If the parties are unable to agree on the Market Rate by the 90th day prior to the expiration of the Initial Term, either party may demand an appraisal by giving written notice to the other party, which demand to be effective must state the name, address and qualifications of an appraiser selected by the party demanding an appraisal (the “Notifying Party”). Within ten (10) days following the Notifying Party’s appraisal demand, the other party (the “Non-Notifying Party”) shall either approve the appraiser selected by the Notifying Party or select a second properly qualified appraiser by giving written notice of the name, address and qualification of such appraiser to the Notifying Party. If the Non-Notifying Party fails to select an appraiser within the ten (10) day period, the appraiser selected by the Notifying Party shall be deemed selected by both parties and no other appraiser shall be selected. If two appraisers are selected, they shall select a third appropriately qualified appraiser. If the two appraisers fail to select a third qualified appraiser, the third appraiser shall be appointed by the then presiding judge of the county where the Premises are located upon application by either party.

BIOCENTER LEASE AGREEMENT – SUITES 226 AND 227	PAGE 52

2    If only one appraiser is selected, that appraiser shall notify the parties in simple letter form of its determination of the Market Rate within fifteen (15) days following his selection, which appraisal shall be conclusively determinative and binding on the parties as the appraised Market Rate. If multiple appraisers are selected, the appraisers shall meet not later than ten (10) days following the selection of the last appraiser. At such meeting the appraisers shall attempt to determine the Market Rate as of the commencement date of the extended term by the agreement of at least two (2) of the appraisers. If two (2) or more of the appraisers agree on the Market Rate at the initial meeting, such agreement shall be determinative and binding upon the parties hereto and the agreeing appraisers shall, in simple letter form executed by the agreeing appraisers, forthwith notify both Landlord and Tenant of the amount set by such agreement. If multiple appraisers are selected and two (2) appraisers are unable to agree on the Market Rate, all appraisers shall submit to Landlord and Tenant an independent appraisal of the Market Rate in simple letter form within twenty (20) days following appointment of the final appraiser. The parties shall then determine the Market Rate by averaging the appraisals; provided that any high or low appraisal, differing from the middle appraisal by more than ten percent (10%) of the middle appraisal, shall be disregarded in calculating the average.

3    If only one appraiser is selected, then each party shall pay one-half of the fees and expenses of that appraiser. If three appraisers are selected, each party shall bear the fees and expenses of the appraiser it selects and one-half of the fees and expenses of the third appraiser.

2.    OPERATION OF VIVARIUM.

a.    Tenant is granted the right to operate a vivarium of not more than 1,400 rentable square feet in the portion of the Premises so labeled in Exhibit A. Tenant is solely responsible for all costs associated with staffing, equipping (except to the extent included in the Landlord Improvements) and operating the vivarium. (Without limitation of the foregoing, such costs include the costs of animal care, biological waste disposal, and cleaning and maintenance of the vivarium.) The only creatures that may be housed or used in the vivarium are rats and mice. Tenant is responsible for assuring that no vibrations, noise or smells adversely impact the Building and/or other tenants in the Building. Landlord expressly disclaims any warranties or representations that the Building or the Premises are or will continue to remain suitable for the operation of a vivarium.

b.    Tenant’s safety and operating procedures and protocols (“Vivarium Protocols”) for handling animals and operating the vivarium are subject to the prior written consent of Landlord, which consent must be obtained by Tenant prior to the actual introduction of any animals within the Premises or Building. Thereafter, Landlord may, in its reasonable discretion, require such modifications or amendments to Tenant’s Vivarium Protocols as Landlord deems reasonably necessary for the safety of persons and property within the Building and Premises and to prevent interference with other occupants of the Building. Tenant may not alter, modify or terminate any whole or part of Tenant’s Vivarium Protocols without the prior written consent of Landlord. Tenant agrees to consult and cooperate with Landlord’s EHS in formulating Tenant’s Vivarium Protocols. However, neither (i) Landlord’s review of or consent to any safety procedures or protocols required of Tenant under this section, nor (ii) any alteration modification or amendment to Tenant’s Vivarium Protocols, regardless of whether the same are suggested or required by Landlord, shall be deemed a warranty or representation by Landlord to Tenant that such are sufficient or adequate to achieve or ensure their intended purposes. Landlord shall have no responsibility for the operation of the vivarium.

BIOCENTER LEASE AGREEMENT – SUITES 226 AND 227	PAGE 53

c.    Tenant will promptly notify Landlord in writing upon Tenant’s discovery of (i) Tenant’s violation of the provisions of this Section, or (ii) any event or incident involving the Vivarium that poses an actual or potential material hazard of material harm to property or injury or death to person(s).

d.    At least ninety (90) days prior to the expiration of the Term of the Lease, Tenant and Landlord’s EHS shall meet to inspect the Vivarium to determine whether or not decommissioning is necessary. For purposes hereof, the term “decommissioning” means cleaning the vivarium area in accordance with all applicable laws and the provisions of this Lease. If decommissioning is necessary, the Tenant shall promptly provide the Landlord with a written proposed decommissioning plan, which shall contain (i) the name, address and telephone number of the contractor engaged by Tenant to effectuate the decommission, unless Landlord and Tenant agree that Tenant can perform such work, (ii) the cost of the decommission, (iii) a time sequence for the decommission, and (iv) Tenant’s covenant to complete the decommission prior to a date mutually agreed upon by Landlord and Tenant. If Tenant does not timely provide the Landlord a satisfactory decommissioning plan, then the Landlord, in addition to all other rights and remedies it has hereunder or at law or in equity, may, but shall not be obligated to, undertake the decommission on Tenant’s behalf and at Tenant’s cost and expense. Tenant hereby agrees to decommission the Premises prior to the mutually agreed date in accordance with the decommissioning plan approved by the Landlord and in accordance with all applicable laws, without any expense to the Landlord, at Tenant’s expense.

e.    All operating and maintenance costs of the dedicated HVAC system serving the vivarium shall be performed by Landlord, at Tenant’s sole expense. Tenant will reimburse Landlord for such costs within thirty (30) days following submission of a statement by Landlord. Notwithstanding the foregoing to the contrary, Landlord agrees to use commercially reasonable efforts to enforce all warranties pertaining to such back-up HVAC and other systems, and shall not bill Tenant for costs actually covered by such warranties.

f.    Tenant may not sell or lease vivarium services or space to third parties.

3.    OPTION TO EXPAND.

Landlord shall use reasonable efforts to assist Tenant with its expansion needs. If, at any time during the Term, Landlord shall solicit or receive a bona fide offer in writing (“Offer”) from a third party to lease all or any portion of space on the second floor of the Building contiguous to the Premises (“Expansion Space”), Tenant (but not any assignee or sublessee of Tenant other than an assignee under Section 12.02 of the Lease) shall have a right of first refusal (“Right of First Refusal”) to lease the Expansion Space upon the same terms and conditions as set forth in the Offer. Landlord, promptly following Landlord’s receipt of the Offer, shall deliver written notice to Tenant specifying the terms and conditions contained in the Offer. Tenant shall exercise its Right of First Refusal by providing Landlord with written notice of its exercise within five (5) business days after the date of receipt of Landlord’s notice regarding the Offer. If Tenant exercises its Right of First Refusal within the five (5) business-day period, Landlord and Tenant promptly shall execute an amendment to the Lease relating to the Expansion Space, which includes the terms and conditions set forth in the Offer. If Tenant affirmatively elects not to exercise such Right of First Refusal within the five (5) business day period, or fails to provide Landlord with its written notice of exercise within the five (5) business day period, then Tenant shall be deemed to have elected not to exercise its Right of First Refusal with respect to the particular Offer at issue. Notwithstanding the foregoing, if Landlord negotiates with the proposed tenant lease terms materially more favorable than those offered to Tenant but rejected, Landlord shall be required to submit the more favorable terms to Tenant for its review. (For purposes hereof, “materially more favorable” means (i) a base rent more than 7% lower than that set forth in the Offer; or (ii) a finish-out allowance more than 7% greater than that set forth in the Offer.) Tenant shall have three (3) business days after receipt of the more favorable terms to accept or reject the Expansion Space. If Tenant rejects the more favorable terms, Landlord shall be free to enter a lease with the proposed tenant. Tenant’s Right of First Refusal shall be

BIOCENTER LEASE AGREEMENT – SUITES 226 AND 227	PAGE 54

continuous during the Term. Tenant’s rejection of any particular Offer shall not relieve Landlord of its obligation to again offer any Expansion Space to Tenant at any time during the Term that the Expansion Space subsequently becomes available

4    SIGNAGE.

Landlord shall, at Landlord’s cost, provide Building standard signage on the entry door to the Premises and lobby directly signage. The lobby signage shall designate Tenant’s full name and suite number.

5.    EARLY ENTRY.

Landlord shall permit Tenant to enter the Premises prior to the Rent Commencement Date for purposes of preparing them for occupancy, subject to such reasonable restrictions as Landlord may require for the purposes of (i) providing for the safety of property and persons in the Premises, and (ii) avoiding disruption or interference with prosecution of work on the Tenant Improvements.

BIOCENTER LEASE AGREEMENT – SUITES 226 AND 227	PAGE 55

EXHIBIT H

TO

LEASE AGREEMENT

TENANT ESTOPPEL CERTIFICATE

Re:    Lease dated             , 20    , and attached hereto as Exhibit A between Board of Regents of The University of Texas System for the use and benefit of The University of Texas Southwestern Medical Center (“Landlord”), and                              (“Tenant”) on premises designated as Suite      (“Premises”) located at East Campus Building B, 2330 Inwood Road, Dallas, Texas, providing for a rental of $         payable monthly in advance during the current lease year.

The undersigned, as Tenant, hereby confirms to the Board of Regents of The University of Texas System and to                                          the following:

1.	A true, complete and correct copy of the Lease and all amendments thereto (collectively, the “Lease”) are attached to this estoppels certificate.

2.	Tenant has accepted possession of the Premises pursuant to the terms of the Lease.

3.	To Tenant’s actual knowledge, any and all improvements and space required to be constructed or furnished to Tenant by Landlord according to the Lease have been completed and furnished.

4.	All parking spaces to be furnished to Tenant under the Lease have been furnished.

5.	The term of the Lease began , 20 , and ends , 20 .

6.	Tenant holds (i) no option to extend or renew the term of the Lease; and (ii) no option or right of first refusal to lease or purchase space in East Campus Building B other than as follows:

7.	Rental payments under the Lease commenced , 20 , and the current monthly Base Rental payment under the Lease is $ and Tenant’s current pro rata share of estimated Operating Costs is $ per month.

8.

To Tenant’s actual knowledge, there are currently no offsets or credits against rentals owing by Tenant under the Lease, nor has any rental payment been made to Landlord for any period more than 30 days in advance.

9.	No security or other deposit has been paid by Tenant with respect to the Lease except as follows: .

10.

Tenant has no actual knowledge of any default that presently exists or any condition, which, with the passage of time or the giving of notice, or both, would become a default under the terms of the Lease by either Tenant or Landlord.

11.

The Lease is in full force and effect and has not been assigned by Tenant or to Tenant’s actual knowledge, without inquiry, by Landlord, modified, supplemented, or amended in any way except as follows:                                                  .

BIOCENTER LEASE AGREEMENT – SUITES 226 AND 227	PAGE 56

12.

Upon written notice of the sale of the Premises to Purchaser, the undersigned will recognize upon request the Purchaser as landlord under the Lease and will thereafter pay Rent to the Purchaser or its designee in accordance with the terms of the Lease at the address specified in writing by Purchaser.

Date: , 20	Tenant:

By:
Name:
Title:

BIOCENTER LEASE AGREEMENT – SUITES 226 AND 227	PAGE 57

EXHIBIT J

TO

LEASE AGREEMENT

SPECIAL MATERIALS

[to be completed by Tenant at Lease Commencement]

BIOCENTER LEASE AGREEMENT – SUITES 226 AND 227	PAGE 58

EXHIBIT K

TO

LEASE AGREEMENT

TENANT’S PROPERTY

[to be completed by Tenant at Lease Commencement]

BIOCENTER LEASE AGREEMENT – SUITES 226 AND 227	PAGE 59

EXHIBIT L

TO

LEASE AGREEMENT

LANDLORD’S MAINTENANCE

1.    The Building will not, as of the Commencement Date, have an on-site manager. Requests for repairs, assistance with shipping and receiving and the like should be directed to the following persons, during the Office Area’s Normal Business Hours:

Stephen Lawson

Landlord will address matters raised by Tenant within a commercially reasonable time following Tenant’s notice. Unless otherwise agreed by Landlord and the Tenant, all ordinary repairs to the Premises shall be performed during Normal Business Hours and all mechanical repairs to the Premises shall be performed after the Office Area’s Normal Business Hours.

2.    Landlord will maintain a 24 hour a day, 7 day per week call center for major emergencies involving the Building or the Premises, which Tenant may contact at:

Stephen Lawson

3.    Landlord agrees to give Tenant reasonable prior notice of Landlord’s preventative maintenance schedule(s) for the Premises and to perform such maintenance work only after reasonable prior notice to Tenant and outside of the Office Area’s Normal Business Hours.

4.    Landlord agrees to give Tenant reasonable prior written notice of any change to the contact information set forth in this Exhibit I.

BIOCENTER LEASE AGREEMENT – SUITES 226 AND 227	PAGE 60

RIDER 101

TO

LEASE AGREEMENT

FINISH OUT

A.    Improvements to be Completed by Landlord. Landlord shall provide the following improvements (“Landlord Improvements”) to the Premises at its sole cost and expense up to a maximum amount not to exceed $2,005,873 (herein called the “Landlord’s Contribution”), which amount is calculated on the basis of $155.1933 per square foot of Rentable Area of the Premises.

The improvements described in the plans and drawings attached to this Rider 101 as Schedule 1.

1.    Landlord Improvements. Prior to Tenant’s occupancy, Landlord shall complete the Landlord Improvements. Landlord shall use commercially reasonable efforts to complete the Landlord Improvements by the Anticipated Rent Commencement Date.

(a)    As of November 4, 2011, after consultation with Tenant, Landlord has provided Tenant with Landlord’s proposed plans and specifications (defined below in subpart (c))for the Landlord Improvements (such plans and specifications, as amended in accordance with the provisions of this Rider 101, are hereafter called “Plans and Specifications”).

(b)    The Plans and Specifications have been accepted by both Tenant and Landlord, the Plans and Specifications are incorporated herein by reference and made a part hereof for all purposes.

(c)    Landlord and Tenant acknowledge that the plans dated November 4, 2011, by Page Southerland Page, LLP have been approved by both parties and shall constitute the “Plans and Specifications.”

(d)    Promptly upon approval of the Plans and Specifications, Landlord has caused general contractors to bid for construction of the Landlord Improvements.    All bids have been opened together, with Landlord selecting the general contractor with the lowest bid to construct the Landlord Improvements (the “General Contractor”), subject to the reasonable approval of Tenant. Landlord shall enter into a guaranteed maximum price construction contract with the General Contractor in the amount of its bid (the “Approved Bid”) and shall not modify such contract without Tenant’s consent, which shall not be unreasonably withheld, delayed or conditioned. Landlord and Tenant have reviewed the Plans and Specifications and the bids and have agreed upon the scope of work to be constructed at a cost of construction not to exceed the Landlord’s Contribution.

2.    Change Orders.    Any changes in the Landlord Plans requested by Tenant are subject to approval by Landlord. Landlord shall provide Tenant with any approved changes in the form of revised Landlord Plans or a written amendment thereto, together with the amount of any additional cost in completing the Landlord Improvements as a result thereof and any amount of any delay in Substantially Completing the Landlord Improvements beyond the Anticipated Rent Commencement Date as a result thereof. Upon review and approval by Tenant, the revised Landlord Plans shall be deemed to amend the prior Landlord Plans and any additional cost of construction arising from such change(s) shall then be paid to Landlord by Tenant. Any approved changes to the Plans and Specifications must be evidenced by written Change Order or other writing between the parties, signed by both parties within three (3) business days of submission of such Change Order or such Change Order shall be deemed rejected by one or both parties, with Tenant paying concurrently to Landlord any sums shown on the approved Change Order(s) in excess of the maximum Landlord’s Contribution and the parties agreeing on any related changes to the construction time schedule.

BIOCENTER LEASE AGREEMENT – SUITES 226 AND 227	PAGE 61

3.    Construction. Landlord, or its contractors, shall perform the construction of the Landlord Improvements in accordance with the approved plans and all applicable laws, in a good and workmanlike manner, substantially free of defects and using new materials and equipment of good quality. Tenant shall have the right to submit a written “punch list” to Landlord within Thirty (30) days after Substantial Completion of the Landlord Improvements, setting forth any defective item of construction, and Landlord shall promptly cause such items to be corrected. Landlord shall have no obligation to alter, improve, decorate or otherwise prepare the Premises for Tenant’s occupancy, except to complete the Landlord Improvements in accordance with the Plans and Specifications. Such fee shall be payable prior to delivery of possession of the Premises to Tenant.

4.    Substantial Completion. Landlord shall deliver to Tenant notice of substantial completion of the Landlord Improvements in the form of the Rent Commencement Date Agreement attached to this Lease as Exhibit D. “Substantial Completion” shall mean the date upon which the Leasehold Improvements are substantially completed in conformity with the Landlord Plans such that Tenant can occupy the Premises and conduct its business, Landlord has obtained all approvals from the applicable governmental authorities for the legal occupancy of the Premises and Landlord has delivered possession of the Premises to Tenant in the required condition, which date is currently anticipated to be June 1, 2012. Upon Substantial Completion, Landlord shall deliver possession of the Premises to Tenant in good, vacant, broom clean condition, with all building systems in good working order and the roof water-tight, and in compliance with all laws applicable to Landlord or Tenant. Tenant’s execution of the Rent Commencement Date Agreement shall constitute Tenant’s acknowledgement that the Premises are in good condition and that all work and materials are satisfactory and in accordance with the Landlord Plans, save and except as to any punch list items and latent defects.

5.    Landlord’s Construction of Improvements. Landlord, at its expense, agrees to build the Landlord Improvements in accordance with the Plans and Specifications, at a cost to Landlord not to exceed the maximum Landlord’s Contribution. Tenant shall be responsible for the payment of all costs to complete the Landlord Improvements in accordance with this Rider 101 (the “Improvement Costs”) after Landlord has expended the maximum Landlord’s Contribution, to the extent such costs exceed the maximum amount of the Landlord’s Contribution, in monthly installments within thirty (30) days of presentation of invoices from Landlord. Notwithstanding anything to the contrary in the Lease, the Improvements Costs shall not include, and Landlord shall be solely responsible for (and Landlord’s Contribution shall not be applied to): (a) costs attributable to improvements installed outside the demising walls of the Premises, save and except for supplemental HVAC equipment exclusively serving the Premises, as shown on the Plans and Specifications; (b) costs for improvements which are not shown on or described in the Plans and Specifications unless otherwise approved by Tenant; (c) costs incurred due to the presence of Hazardous Materials in the Premises or the surrounding area; (d) attorneys’ fees incurred in connection with negotiation of construction contracts, and attorneys’ fees, experts’ fees and other costs in connection with disputes with third parties; (e) interest and other costs of financing construction; (f) costs incurred as a consequence of delay (except Tenant Delay), construction defects or default by a contractor; (g) costs recoverable by Landlord upon account of warranties and insurance; (h) costs as a consequence of casualties; (i) penalties and late charges attributable to Landlord’s failure to pay construction costs; (j) costs to bring the Project into compliance with applicable laws and restrictions; (k) wages, labor and overhead for overtime and premium time; and (k) construction costs in excess of the Approved Bid, except for increases set forth in approved Change Orders. Construction management fees charged by Landlord for its construction services hereunder shall not exceed 6% of the sum of Landlord’s Contribution and any Improvement Costs in excess thereof.

BIOCENTER LEASE AGREEMENT – SUITES 226 AND 227	PAGE 62

6.    Delay. Tenant shall pay all costs and expenses incurred by Landlord in connection with any delay in the commencement or completion of the Landlord Improvements caused by (i) Tenant’s failure to timely approve plans or materials, (ii) Tenant’s specification of non-Building-standard improvements or finishes, so long as Landlord notified Tenant at the time it selected such finishes of the reasonably estimated amount of delay and/or increased cost specified by Landlord at such time attributable to Tenant’s specification of such improvements or finishes, (iii) any change, additions or alterations to the Plans (or the Leasehold Improvements covered thereby) that are requested by Tenant (notwithstanding Landlord’s approval of such changes) in the amount of the delay and increased costs specified by Landlord in the Change Order therefor, and (iv) any other delay requested or caused by Tenant that continues for more than one (1) business day after notice thereof by Landlord. Tenant shall be notified in writing of such costs and expenses within thirty (30) days of the Rent Commencement Date. (Any delay to completion of the Landlord Improvements beyond the Anticipated Rent Commencement Date that is caused by (i) Tenant’s requested changes to the Plans and Specifications, or (ii) delays attributable to Tenant under this Section 6 are hereafter called “Tenant Delay” for all purposes of this Lease.)

7.    Default. A default by Tenant under this Rider 101 shall constitute a default under this Lease and shall entitle Landlord to any remedies under this Lease (notwithstanding that the Lease Term hereof has not commenced), after the giving of any notice of breach and opportunity to cure required under this Lease.

8.    Indemnity. Landlord shall not be liable to Tenant, or to Tenant’s agents, servants, employees, customers or invitees and Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all fines, suits, claims, demands, losses, liabilities, actions, and costs (including court costs and attorney’s fees) arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Rider 101.

B.    Rent Commencement Date/“Ready for Occupancy”. For the purpose of this Lease, the Premises are “ready for occupancy” on the first to occur of (i) the date that the Landlord Improvements are Substantially Completed, as evidenced by Landlord’s delivery to Tenant of a certificate of substantial completion from Landlord’s architect, or (ii) the date on which Substantial Completion would have occurred following the Anticipated Rent Commencement Date, but for Tenant Delay in Substantial Completion of the Landlord Improvements beyond the Anticipated Rent Commencement Date of the nature described in Section 6 of this Rider 101.

C.    Construction Budget. The Construction Budget, which reflects the Approved Bid, is attached hereto as Schedule 1 to this Rider 101.

Schedule 1

[Schematic]

/s/ TK
/s/ FM
/s/ AD

BIOCENTER LEASE AGREEMENT – SUITES 226 AND 227	PAGE 63

RIDER 201

TO

LEASE AGREEMENT

PARKING AGREEMENT

1.    Parking Spaces - Tenant’s Obligation. Subject to the provisions contained herein, Landlord grants Tenant a permit to use as specified below, and Tenant agrees to pay Landlord for parking spaces in the Parking Facility, the following quantities during the applicable period specified below and for the Basic Parking Charge (herein so called) set forth below for each parking space:

Type of Space	Number of Spaces	Charge per Space
Reserved	0	$0 per month
Unreserved	71	$0 per month

To the extent required by applicable law, including but not limited to the Americans with Disabilities Act, the parking spaces will include spaces reserved for disabled/handicapped use only.

2.    Basic Parking Charge. Tenant shall pay to Landlord each month during the Term, in advance, the Basic Parking Charge specified above for each of the parking spaces required to be paid for pursuant to Section 1 above. The applicable Basic Parking Charge may not be increased during the Term. The Basic Parking Charge includes all applicable sales tax. The Basic Parking Charge due in any partial month shall be prorated on a per diem basis but shall not be less than one-half month’s charge. Tenant’s failure to pay any Basic Parking Charge is, after the giving of any notice and the running of any cure period required under this Lease, an Event of Default under the Lease, giving to Landlord all rights and remedies available to it under the Lease.

3.    Parking Facility Rules. Tenant and Tenant’s patrons, agents, subtenants, employees, servants, invitees, contractors, licensees and visitors shall comply fully with the parking facility Rules (herein so called), which Landlord may reasonably amend from time to time by giving written notice to Tenant:

(a)    Landlord may, at its option, provide a reasonable means of controlling access to the parking facility.

(b)    Landlord may designate in a manner reasonably determined by Landlord whether the parking spaces within the parking facility are reserved or open and whether the reserved areas are general reserved parking or designated reserved parking.

(c)    Landlord has no obligation to police the use of Tenant’s reserved spaces, if any.

(d)    Landlord may relocate any Parking Facilities (to a location no further from the Building) or spaces from time to time, and may also use portions of the parking facility outside the designated areas for free, visitor, or other parking needs of Landlord; provided Landlord shall not over-subscribe parking by more than ten percent (10%) of the capacity of the Parking Facilities. Landlord also may change the size of the parking spaces.

BIOCENTER LEASE AGREEMENT – SUITES 226 AND 227	PAGE 64

(e)    Landlord may make, modify and enforce reasonable rules and regulations relating to the parking of automobiles in the parking facility, and Tenant shall observe those rules and regulations.

(f)    Tenant is responsible for ensuring that its employees, agents, servants, invitees, subtenants, licensees and contractors do not park their automobiles in visitor parking areas or spaces, if any, established by Landlord, or in parking spaces or areas, if any, reserved or designated by Landlord for the use of other tenants or occupants of the Building, or for other purposes (such as for retail tenants).

(g)    Landlord is not responsible for any loss of or to any automobile or vehicle, or any equipment or other property therein, or damage to property or injury to person, unless the loss, damage, or injury is proximately caused by the negligence or willful misconduct of Landlord or its employees.

(h)    Tenant and its employees are responsible for ensuring that their respective automobiles are in compliance with all automobile emission requirements and standards and are not leaking oil or other fluids.

(i)    Landlord may, in its sole discretion, from time to time designate parking spaces in the parking facility for the exclusive use of specified tenants or occupants of the Building.

(j)    The provisions in this Parking Agreement are not deemed to create a bailment between the parties, it being agreed and understood that the relationship created between Landlord and Tenant with regard to the parking spaces is that of licensor and licensee, respectively.

4.    Casualty Loss. If fifty percent (50%) or more of the Parking Facility is damaged by fire or other casualty, then Landlord may, at its option, terminate Tenant’s license to use the Parking Facility by notifying Tenant in writing of the termination within thirty (30) days after the date of the casualty so long as Landlord provides Tenant with alternate parking that is reasonably acceptable to Tenant. If Tenant’s license is not so terminated by Landlord, then Landlord shall either (i) proceed to restore the Parking Facility and provide Tenant with alternate parking during the restoration, or (ii) not restore the Parking Facility, but provide Tenant with alternate parking throughout the remainder of the Term that is reasonably acceptable to Tenant.

BIOCENTER LEASE AGREEMENT – SUITES 226 AND 227	PAGE 65

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (“Amendment”) is entered into effective as of 20th day of July, 2012 (the “Effective Date”), by and between the BOARD OF REGENTS OF THE UNIVERSITY OF TEXAS SYSTEM (“Landlord”) and PELOTON THERAPEUTICS, INC. (“Tenant”).

RECITALS

A.    Landlord and Tenant entered into that certain Lease Agreement (“Lease”) dated effective as of January 27, 2012, wherein Landlord leased to Tenant and Tenant leased from Landlord approximately 12,925 rentable square feet of space (“Premises”) in the building commonly known as East Campus Building B, BioCenter at Southwestern Medical District and located at 2330 Inwood Road, Dallas, Dallas County, Texas, as more specifically described in the Lease.

B.    Landlord and Tenant now desire to amend the Lease to modify the Permitted Use under the Lease and enter into this First Amendment to evidence the same.

AGREEMENT

In consideration of the recitals, the respective obligations of the parties set forth herein, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged by each of the undersigned, Landlord and Tenant hereby agree to amend the Lease as follows:

1.	Section 1.01(t), subpart (ii) of the Lease is hereby deleted and replaced with the following:

(ii) conduct any research in the Premises that would be required to be conducted in a Biosafety Level 2, 3 or 4 (as defined by the U. S. Center for Disease Control and Prevention) Laboratory. Notwithstanding the foregoing, Tenant may conduct research in the Premises that would be required to be conducted in a Biosafety Level 2 (as defined by the U. S. Center for Disease Control and Prevention) laboratory utilizing the BSL 2 materials listed on the attached Exhibit 1 so long as such Biosafety Level 2 research is conducted in compliance with the terms and conditions of this Lease and the following requirements:

If Tenant uses or intends to use Biological/Infectious Agents classified as Risk Group 2-4 organisms or recombinant DNA or Recombinant Mechanisms subject to the NIH Guidelines for Research Involving Recombinant DNA Molecules (collectively, the “Restricted Materials”), Tenant must register these activities (“Hazardous Registration”) with the Landlord’s Biosafety Officer. Each registration must be reviewed by and receive written approval from the UT Southwestern Biological and Chemical Safety Advisory Committee (BCSAC) and/or the UT System Institutional Biosafety Committee at the UT Southwestern Medical Center (IBC) prior to Tenant using or conducting research with said agents or recombinant DNA or the Restricted Materials. Prior to Tenant’s use of Biological/Infectious Agents classified as Risk Group 2-4 organisms or recombinant DNA or recombinant mechanisms subject to the NIH Guidelines for Research Involving Recombinant DNA Molecules, Tenant must register these activities with the Biosafety Officer (BSO). A fee of $150.00 per Hazard Registration submitted must be paid by the leasing party to cover the cost to prepare each submission for review.

Hazard Registrations must be submitted no less than 14 business days prior to a scheduled meeting of the UT Southwestern Biological and Chemical Safety Advisory Committee (BCSAC) and the UT System Institutional Biosafety Committee at the UT

First Amendment to Lease Agreement	Page 1

Southwestern Medical Center (IBC) in order for those Hazard Registrations to appear on that month’s agenda. BCSAC and IBC meetings are held the last Tuesday of each month with exceptions for November and December due to the holiday periods. Submissions received less than 14 business days prior to the meeting will be placed on the agenda of the next scheduled monthly meeting. Landlord shall not be responsible for any loss to Tenant if any BCSAC and/or IBC meeting(s) is/are cancelled.

A yearly meeting schedule for the BCSAC and IBC will be provided to ail leasing parties to aid in the timely submission of Hazard Registrations for committee review and approval, which approval shall not be unreasonably withheld. Notice of Hazard Registration Approval or Postponement shall be provided in writing within 48hrs following the IBC and BCSAC meetings. Hazard Registrations postponed when corrective action is needed. Such corrective actions will be stipulated in a postponement letter.

Additionally, Tenant shall comply with Landlord’s Requirements for Safe and Compliant Operations at the UT Southwestern BioCenter, as they may be reasonably amended from time to time. Any amendment or modification required by applicable law or regulation, as same may be adopted by federal, state or local governmental authorities shall be deemed reasonable.

2.    Capitalized Words. All capitalized words used in this Amendment and not otherwise defined herein that shalI have the respective meanings given to such words in the Lease. The Lease is incorporated herein by reference for all purposes.

3.    Ratification and Compliance. Except as expressly amended or modified by this Amendment, the Lease shall continue in full force and effect. Landlord and Tenant each hereby ratify, affirm, and agree that the Lease, as herein modified, represents the valid, binding and enforceable obligations of Landlord and Tenant respectively. Landlord and Tenant each promise and agree to perform and comply with the terms, provisions and conditions of and the agreements in the Lease, as modified by this Amendment. In the event of any conflict or inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall control and govern.

4.    Entire Agreement and Amendments. The Lease, as expressly modified by this Amendment, constitutes the sole and only agreement of the parties to the Lease and supersedes any prior agreements between the parties concerning the lease of the Premises. The lease may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

5.    No Commissions. Landlord and Tenant each warrants and represents to that other that no brokerage commission or fee is due or will be payable to any person claiming by, through or under it in connection with the negotiation and execution of this Amendment.

6.    Authority. Tenant warrants and represents to Landlord that (i) Tenant has the full right, power and authority to enter into this Amendment, (ii) all requisite action to authorize Tenant to enter into this Amendment and to carry out Tenant’s obligations hereunder has been taken, and (iii) the person signing on behalf of Tenant has been duly authorized by Tenant to sign this Amendment on its behalf.

7.    Binding. The Amendment shall be binding binding on and inure to the benefit of Landlord, Tenant and their respective heirs, executors, administrators, legal representatives, successors and assigns.

First Amendment to Lease Agreement	Page 2

8.    Governing Law. This Amendment shall be construed and governed by the laws of the State of Texas in effect from time to time.

9.    Paragraph Headings. The paragraph headings used herein are intended for reference purposes only and shall not be considered in the interpretation of the terms and conditions hereof.

10.    Construction. Each party acknowledges that it and its counsel have had the opportunity to review this Amendment; that the normal rule of construction shall not be applicable and there shall be no presumption that any ambiguities will be resolved against the drafting party in interpretation of this Amendment.

11.    Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties to this Amendment may execute the Amendment by signing any of the counterparts.

EXECUTED by the authorized, respective representatives of Landlord and Tenant, to be effective as of the Effective Date.

LANDLORD:

BOARD OF REGENTS OF THE UNIVERSITY OF TEXAS SYSTEM

By:	/s/ Florence P. Mayne
Florence P. Mayne
Executive Director of Real Estate
The University of Texas System

Approved as to Context:

THE UNIVERSITY OF TEXAS SOUTHWESTERN MEDICAL CENTER

By:	/s/ Arnim E. Dontes
Arnim E. Dontes
Executive Vice President for Business Affairs

TENANT:

PELOTON THERAPEUTICS, INC.

By:	/s/ Tim Kutzkey
Tim Kutzkey
Chief Executive Officer

Exhibit Attached:

Exhibit 1: List of BSL-2 Materials

First Amendment to Lease Agreement	Page 3

EXHIBIT 1

LIST OF BSL-2 MATERIALS

[Schematic]

First Amendment to Lease Agreement	Page 1

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (“Amendment”) is entered into effective as of 21 day of March, 2014 (“Effective Date”), by and between the BOARD OF REGENTS OF THE UNIVERSITY OF TEXAS SYSTEM for the use and benefit of The University of Texas Southwestern Medical Center (“Landlord”) and PELOTON THERAPEUTICS, INC. (“Tenant”).

RECITALS.

A.    Landlord and Tenant entered into that certain Lease Agreement dated effective as of January 27, 2012, wherein Landlord leased to Tenant and Tenant leased from Landlord approximately 12,925 rentable square feet of space (“Original Premises”) in the building (“Building”) commonly known as East Campus Building B, BioCenter at Southwestern Medical District and located at 2330 Inwood Road, Dallas, Dallas County, Texas, as more specifically described in the Lease.

B.    Landlord and Tenant amended the Lease Agreement pursuant to that certain First Amendment ‘to Lease Agreement dated effective as of July 20, 2012. (The Lease Agreement, as so amended, is hereafter called the “Lease.”)

C.    Landlord and Tenant now desire to amend the Lease to reflect the addition of space to the Original Premises leased by Tenant under the Lease.

AGREEMENT

In consideration of the recitals, the respective obligations of the parties set forth herein, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged by each of the undersigned, Landlord and Tenant hereby agree to amend the Lease as follows:

1.    Premises. Effective as of May 1, 2014, subject to Section 1 of Exhibit 2 (the “Expansion Space Commencement Date”); (i) the description of the space leased to Tenant in the Lease is amended by the addition of the space (“Expansion Space”) described in Exhibit 1 attached hereto; (ii) the Original Premises and the Expansion Space shall collectively be deemed for all purposes of the Lease to be the Premises leased to Tenant under the Lease, for a Term expiring on June 30, 2017, subject to sooner termination or extension as provided under the Lease; and (iii) without limitation of the foregoing, Section 1(g) and Exhibit A of the Lease are hereby amended to add the Expansion Space to the description of the Premises set forth in the Lease.

2.    Base Rental. Effective as of the Expansion Space Commencement Date, Base Rental for the Premises (inclusive of the Expansion Space) shall be as adjusted to be as follows:

Period	Base Rental Per Rentable Square Foot Per Annum	Monthly Base Rental for Premises	Annual Base Rental for Premises
Expansion Space Commencement Date - Month 2	$48.65 for the Original Premises, with no Base Rental for the Expansion Space	$52,397.42	$628,769.00
Month .3 — Lease expiration	$48.65 for the Original Premises and $22.00 for the Expansion Space	$58,511.50	$702,138.00

Second Amendment to Lease Agreement	Page 1

3.    Rentable Area and ProRata Share. Effective as of the Expansion Space Commencement Date, for all purposes of the Lease the Rentable Area of the Premises (inclusive of the Expansion Space) shall be deemed to be 16,260 rentable square feet and Tenant’s Pro Rata Share (of Excess Operating Costs) shall be deemed to be 15.41%.

4.    Tenant Improvement Allowance. Landlord agrees to construct in the Expansion Space the improvements described in Exhibit 2 attached hereto, in accordance with the terms of said Exhibit 2.

5.    Parking Spaces. Section 1 of Rider 201 to the Lease is amended to provide that, effective as of the Expansion Space Commencement Date, the number of unreserved parking spaces allocated for Tenant’s use under the Lease is 89 parking spaces, with no charge for the use of such spaces.

6.    Base Year. The Base Year as to the Expansion Space shall be the Calendar Year 2014.

7.    Capitalized Words. All capitalized words used in this Amendment and not otherwise defined herein shall have the respective meanings given to such words in the Lease. The Lease is incorporated herein by reference for all purposes.

8.    Ratification and Compliance. Except as expressly amended or modified by this Amendment, the Lease shall continue in full force and effect. Landlord and Tenant each hereby ratify, affirm, and agree that the Lease, as herein modified, represents the valid, binding and enforceable obligations of Landlord and Tenant respectively. Landlord and Tenant each promise and agree to perform and comply with the terms, provisions and conditions of and the agreements in the Lease, as modified by this Amendment. In the event of any conflict or inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall control and govern.

9.    Entire Agreement and Amendments. The Lease, as expressly modified by this Amendment, constitutes the sole and only agreement of the parties to the Lease and supersedes any prior agreements between the parties concerning the lease of the Premises. The Lease may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

10.    No Commissions. Tenant warrants and represents to Landlord no brokerage commission or fee is due or will be payable to any person claiming by, through or under Tenant in connection with the negotiation and execution of this Amendment. Landlord shall pay a commission to its broker (Jones, Lang, Lasalle) by separate agreement.

11.    Authority. Tenant warrants and represents to Landlord that (i) Tenant has the full right, power and authority to enter into this Amendment, (ii) all requisite action to authorize Tenant to enter into this Amendment and to carry out Tenant’s obligations hereunder has been taken, and (iii) the person signing on behalf of Tenant has been duly authorized by Tenant to sign this Amendment on its behalf.

12.    Binding. This Amendment shall be binding on and inure to the benefit of Landlord, Tenant and their respective heirs, executors, administrators, legal representatives, successors and assigns.

13.    Governing Law. This Amendment shall be construed and governed by the laws of the State of Texas in effect from time to time.

Second Amendment to Lease Agreement	Page 2

14.    Paragraph Headings. The paragraph headings used herein are intended for reference purposes only and shall not be considered in the interpretation of the terms and conditions hereof.

15.    Construction. Each party acknowledges that it and its counsel have had the opportunity to applicable and there shall be no presumption that any ambiguities will be resolved against the review this Amendment; that the normal rule of construction shall not be drafting party in interpretation of this Amendment.

16.    Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties to this Amendment may execute the Amendment by signing any of the counterparts.

Exhibit Attached:

Exhibit 1: Description of Expansion Space

Exhibit 2: Construction of Improvements to Expansion Space

EXECUTED by the authorized, respective representatives of Landlord and Tenant, to be effective as of the Effective Date.

LANDLORD: BOARD OF REGENTS OF THE UNIVERSITY OF TEXAS SYSTEM

By:	/s/ Kirk S. Tames
Name:	Kirk S. Tames
Title:	Executive Director of Real Estate ad Interim
The University of Texas System

    Approved as to Content:

    THE UNIVERSITY OF TEXAS SOUTHWESTERN MEDICAL CENTER

By:	/s/ Arnim E. Dontes
Name:	Arnim E. Dontes
Title:	Executive Vice President for Business Affairs

TENANT: PELOTON THERAPEUTICS, INC.

By:	/s/ John A. Josey
Name:	John A. Josey
Title:	Chief Executive Officer

Second Amendment to Lease Agreement	Page 3

EXHIBIT 1

Description of Expansion Space

The Expansion Space consists of an area deemed to consist of 3335 rentable square feet located in East Campus Building B, BioCenter at Southwestern Medical District, at 2330 Inwood Road, Dallas, Dallas County, Texas, as shown by the cross-hatching in the drawing below:

[Schematic]

Second Amendment to Lease Agreement	Page 4

EXHIBIT 2

Construction of Improvements to Expansion Space

I.    Improvements to Expansion Space. Landlord, at its expense, shall provide the following improvements (“Landlord Improvements”) to the Expansion Space in accordance with the Plans and Specifications described on the Schedule 2.1 attached to this Exhibit 2:

Demising walls, electric outlets, carpet and paint, as shown in the attached drawing (the “Plans and Specifications”).

Landlord further agrees to pay up to $41,500 for the cost of such Landlord Improvements. Any costs in excess of such amount not caused by the negligence or misconduct of Landlord shall be payable by Tenant, within ten days following written demand by Landlord. Landlord has prepared a cost estimate for the Landlord Improvements. Landlord shall enter into a construction contract for construction of the Landlord Improvements and shall not modify such contract without Tenant’s consent, which shall not be unreasonably withheld, delayed or conditioned. Notwithstanding anything to the contrary in the Lease, Landlord shall be solely responsible for (and the $41,500 shall not be applied toward): (a) costs attributable to improvements installed outside the demising walls of the • Premises; (b) costs for improvements which are not shown on or described in the Plans and Specifications unless otherwise approved by Tenant; (c) costs incurred due to the presence of Hazardous Materials in the Premises or the surrounding area; (d) attorneys’ fees incurred in connection with negotiation of construction contracts, and attorneys’ fees, experts’ fees and other costs in connection with disputes with third parties; (e) interest and other costs of financing construction; (f) costs incurred as a consequence of delay (except Tenant Delay), construction defects or default by a contractor; (g) costs recoverable by Landlord upon account of warranties and insurance; (h) costs as a consequence of casualties; (i) penalties and late charges attributable to Landlord’s failure to pay construction costs; (j) costs to bring the Project into compliance with applicable laws and restrictions; (k) wages, labor and overhead for overtime and premium time; and (I) construction costs in excess of $41,500, except for increases set forth in approved change orders.

1.    Landlord Improvements. Landlord shall substantially complete the Landlord Improvements prior to Tenant’s taking occupancy of the Expansion Space. Landlord shall use commercially reasonable efforts to complete the Landlord Improvements by May 1, 2014. “Substantial Completion” shall mean the Landlord Improvements have been constructed in material accordance with the above referenced drawing, save and except for minor “punch list” items such that Tenant can occupy the Expansion Space and conduct its business, Landlord has obtained all approvals from the applicable governmental authorities for the legal occupancy of the Expansion Space and Landlord has delivered possession of the Expansion Space to Tenant in the required condition, which date is currently anticipated to be May 1, 2014. Upon Substantial Completion, Landlord shall deliver possession of the Expansion Space to Tenant in good, vacant, broom clean condition, with all building systems in good working order and the roof water-tight, and in compliance with all laws applicable to Landlord or Tenant. In the event that construction of the Landlord Improvements is not substantially completed by May 1, 2014, then the Expansion Space Commencement Date shall be automatically amended to be that date the Expansion Space is delivered to Tenant with the Landlord Improvements substantially complete. Upon Substantial Completion of the Landlord Improvements, Landlord shall give Tenant (i) written notice (“Notice of Completion”) that the Expansion Space are ready for occupancy. Within seven (7) days following Landlord’s giving of the Notice of Completion, Landlord and Tenant shall meet at a mutually convenient time to perform a walk-through of the Expansion Space to inspect the Landlord Improvements and to prepare a punch list of minor items needing correction and Landlord shall promptly cause such items to be corrected.

Second Amendment to Lease Agreement	Page 5

2.    Construction. Landlord, or its contractors, shall perform the construction of the Landlord Improvements. Landlord shall have no obligation to alter, improve, decorate or otherwise prepare the Expansion Space for Tenant’s occupancy, except to complete the Landlord Improvements in accordance with the Plans and Specifications and all applicable laws, in good and workmanlike manner, substantially free of defects and using new material and equipment of good quality.

3.    Delay. Tenant shall pay all reasonable costs and expenses incurred by Landlord in connection with any delay in the commencement or completion of the Landlord Improvements due to a Tenant Delay (as defined in the Lease). Tenant shall reimburse Landlord for such expenses upon Landlord’s written demand.

4.    Indemnity. Landlord shall not be liable to Tenant, or to Tenant’s agents, servants, employees, customers or invitees and Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all fines, suits, claims, demands, losses, liabilities, actions, and costs (including court costs and attorney’s fees) arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Section.

5.    Default. A default by Tenant under this Exhibit, subject to the notice and opportunity to cure requirements of Section 14.01 of the Lease, is an “Event of Default” as defined in the Lease and entitles Landlord to any remedies under the Lease (notwithstanding that the Term thereof has not commenced).

6.    Tenant’s Right of Early Access. In the event that Landlord grants Tenant the right to access the Expansion Space during the period between Landlord’s Notice of Completion and the Expansion Space Commencement Date for the purposes of allowing the Tenant to install telecommunications equipment, computer networks, furniture, and the coordination of network communications, Tenant’s early access shall be subject to and in compliance with all of the terms of the Lease, including without limitation the insurance provisions.

Second Amendment to Lease Agreement	Page 6

THIRD AMENDMENT TO LEASE AGREEMENT

THIS THIRD AMENDMENT TO LEASE AGREEMENT (“Amendment”) is entered into effective as of 8 day of May , 2015 (“Effective Date”), by and between the BOARD OF THE REGENTS OF THE UNIVERSITY OF TEXAS SYSTEM for the use and benefit of The University of Texas Southwestern Medical Center (“Landlord”) and PELOTON THERAPEUTICS, INC. (“Tenant”).

RECITALS

A.    Landlord and Tenant entered into that certain Lease Agreement dated effective as of January 27, 2012, wherein Landlord leased to Tenant and Tenant leased from Landlord approximately 12,925 rentable square feet of space (“Original Premises”) in the building (“Building”) commonly known as East Campus Building B, BioCenter at Southwestern Medical District and located at 2330 Inwood Road, Dallas, Dallas County, Texas, as more specifically described in the Lease.

B.    Landlord and Tenant amended the Lease Agreement pursuant to (i) that certain First Amendment to Lease Agreement dated effective as of July 20, 2012; and (ii) that certain Second Amendment to Lease Agreement dated effective as of March 21, 2014. (The Lease Agreement, as so amended, is hereafter called the “Lease”).

C.    The Tenant’s Premises under the Lease, after the First and Second Amendments to Lease Agreement, currently consist of 16,260 rentable square feet (“2014 Premises”).

D.    Landlord and Tenant now desire to amend the Lease to reflect the addition of space to the premises leased by Tenant under the Lease.

AGREEMENT

In consideration of the recitals, the respective obligations of the parties set forth herein, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged by each of the undersigned, Landlord and Tenant hereby agree to amend the Lease as follows:

1.    Premises. Effective as of May 15, 2015 (“2015 Expansion Space Commencement Date”), (i) the description of the space leased to Tenant in the Lease is amended by the addition of the 3,232 rentable square feet of space (“2015 Expansion Space”) described in Exhibit 1 attached hereto; (ii) the 2014 Premises and the 2015 Expansion Space shall collectively be deemed for all purposes of the Lease to be the “Premises” leased to Tenant under the Lease, for a Term expiring on June 30, 2017, subject to sooner termination or extension as provided under the Lease; and (iii) without limitation of the foregoing, Section 1.01(q) and Exhibit A of the Lease are hereby amended to add the 2015 Expansion Space to the description of the 2014 Premises set forth in the Lease, for a total of 19,492 rentable square feet in the Premises.

2.    Base Rental. The Base Rental for the 2015 Expansion Space shall be calculated at (i) $20.00 per rentable square foot per annum for the period of the 2015 Expansion Space Commencement Date through April 30, 2016 and (ii) $20.60 per rentable square foot per annum for the period of the May 1, 2016 through June 30, 2017. Rental for the 2015 Expansion Space shall be payable in equal monthly installments on or before the first day of each calendar month, to the current place of payment established under the Lease. Accordingly, Landlord and Tenant

Third Amendment to Lease Agreement	Page 1

acknowledge and agree that from and after the 2015 Space Commencement Date, the cumulative Base Rental for the Premises (inclusive of the 2015 Expansion Space) shall be as follows:

Period	Monthly Base Rental for Premises	Annual Base Rental for Premises
2015 Expansion Space Commencement Date - April 30, 2016	$63,898.17	$766,778.00
May 1, 2016 — Lease expiration	$64,059.77	$768,717.20

3.    Rentable Area and ProRata Share. Effective as of the 2015 Expansion Space Commencement Date, for all purposes of the Lease the Rentable Area of the Premises (inclusive of the 2015 Expansion Space) shall be deemed to be 19,492 rentable square feet and Tenant’s Pro Rata Share (of Excess Operating Costs) shall be deemed to be 18.47%.

4.    Tenant improvements. Except as expressly provided to the contrary in this Amendment, or in the second paragraph of Section 4.01 of the Lease, which shall apply to the 2015 Expansion Space, Landlord is delivering the 2015 Expansion Space to Tenant in “AS IS, WHERE IS” Condition, “WITH ALL FAULTS” and without warranty or representation of any kind or nature, express or implied. Tenant further acknowledges that all construction in the Premises required of Landlord under the Lease has been performed and completed.

A.    Furnishings. Landlord agrees to leave the existing furniture and work stations (collectively, “Furnishings”) in the 2015 Expansion Space in place and agrees that Tenant may use such Furnishings in the 2015 Expansion Space during the Term, all charges for such use being included within the Base Rental for the 2015 Expansion Space. Tenant is hereby granted permission to relocate and remove the existing work stations in the Premises. Any Furnishings removed from the Premises shall be delivered, at Tenant’s expense, to such area in the Building as may be designated by Landlord. At the expiration or sooner termination of this Lease, Tenant shall deliver possession of the Furnishings to Landlord in the 2015 Expansion Space in the same condition as received, ordinary wear and tear excepted but shall not be required to relocate or reconfigure the Furnishings to their position as of the date hereof.

B.    Lenell Card Readers. Landlord, at its expense, agrees to install new Lenel card readers at each of the two entry doors to the 2015 Expansion Space on or before July 1, 2015 (the “Lenel Installation”).

C.    Telephone and Telecommunications. Tenant shall be solely responsible for arranging and paying for all telephone, Internet and other telecommunication services that Tenant desires in connection with its use and occupancy of the Premises.

D.    Signage. Landlord, at Landlord’s expense, agrees to erect one building standard sign with Tenant’s name and suite number at each of the entry door to the 2015 Expansion Space and the Building Directory.

5.    Electricity. Electricity shall be provided to Tenant in the 2015 Expansion Space in accordance with the Lease, and Tenant shall pay for such service in accordance with Section 3.01 of the Lease, if the 2015 Expansion Space is separately metered, or based on

Third Amendment to Lease Agreement	Page 2

Landlord’s reasonable estimates, if not separately metered. The electrical charges for the 2015 Expansion Space are estimated (but not guaranteed) to be approximately $4.50 per rentable square foot per annum as of the 2015 Expansion Space Commencement Date.

6.    Parking Spaces. Section 1 of Rider 201 to the Lease is amended to provide that, effective as of the 2015 Expansion Space Commencement Date, the number of unreserved parking spaces allocated for Tenant’s use under the Lease is increased by 12 unreserved parking spaces, for a total of 101 parking spaces under the Lease as amended hereby, with no charge to Tenant for the use of such spaces.

7.    Base Year. The Base Year as to the 2015 Expansion Space shall be the Calendar Year 2015.

8.    Termination Right. Tenant shall have the right to terminate the Lease as to the 2015 Expansion Space by delivering not less than ninety (90) days prior written notice thereof to Landlord and paying to Landlord the unamortized portion (amortized from May 1, 2015 to June 30, 2017) of the actual out of pocket costs incurred by Landlord to perform Lenel Installation allocable to the period following the early termination date. Upon such termination, Tenant shall vacate the 2015 Expansion Space and this Amendment shall have no further force and effect.

9.    Capitalized Words. All capitalized words used in this Amendment and not otherwise defined herein shall have the respective meanings given to such words in the Lease. The Lease is incorporated herein by reference for all purposes.

10.    Ratification and Compliance. Except as expressly amended or modified by this Amendment, the Lease shall continue in full force and effect. Landlord and Tenant each hereby ratify, affirm, and agree that the Lease, as herein modified, represents the valid, binding and enforceable obligations of Landlord and Tenant respectively. Landlord and Tenant each promise and agree to perform and comply with the terms, provisions and conditions of and the agreements in the Lease, as modified by this Amendment. In the event of any conflict or inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall control and govern. Without limitation of the foregoing, the parties agree that:

A.    Security. Security services will be provided to the 2015 Expansion Space in accordance with Section 6.05 of the Lease.

B.    Janitorial. Routine building janitorial services will be provided to the 2015 Expansion Space 5 days a week [per LOI] in accordance with the Lease.

C.    Normal Business Hours. The Normal Business hours of the Building as set forth in the Lease shall be applicable to the 2015 Expansion Space.

11.    Entire Agreement and Amendments. The Lease, as expressly modified by this Amendment, constitutes the sole and only agreement of the parties to the Lease and supersedes any prior agreements between the parties concerning the lease of the Premises. The Lease may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

12.    No Commissions. Tenant warrants and represents to Landlord no brokerage commission or fee is due or will be payable to any person claiming by, through or under Tenant in connection with the negotiation and execution of this Amendment.

Third Amendment to Lease Agreement	Page 3

13.    Authority. Tenant warrants and represents to Landlord that (i) Tenant has the full right, power and authority to enter into this Amendment, (ii) all requisite action to authorize Tenant to enter into this Amendment and to carry out Tenant’s obligations hereunder has been taken, and (iii) the person signing on behalf of Tenant has been duly authorized by Tenant to sign this Amendment on its behalf.

14.    Binding. This Amendment shall be binding on and inure to the benefit of Landlord, Tenant and their respective heirs, executors, administrators, legal representatives, successors and assigns.

15.    Governing Law. This Amendment shall be construed and governed by the laws of the State of Texas in effect from time to time.

16.    Paragraph Headings. The paragraph headings used herein are intended for reference purposes only and shall not be considered in the interpretation of the terms and conditions hereof.

17.    Construction. Each party acknowledges that it and its counsel have had the opportunity to applicable and there shall be no presumption that any ambiguities will be resolved against the review this Amendment; that the normal rule of construction shall not be drafting party in interpretation of this Amendment.

18.    Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties to this Amendment may execute the Amendment by signing any of the counterparts

Exhibit Attached:

Exhibit 1: Description of 2015 Expansion Space

EXECUTED by the authorized, respective representatives of Landlord and Tenant, to be effective as of the Effective Date.

LANDLORD: BOARD OF REGENTS OF THE UNIVERSITY OF TEXAS SYSTEM

By:	/s/ Kirk S. Tames
Name:	Kirk S. Tames
Title:	Executive Director of Real Estate ad Interim
The University of Texas System

  Approved as to Content:

  THE UNIVERSITY OF TEXAS SOUTHWESTERN MEDICAL CENTER

By:	/s/ Arnim E. Dontes
Name:	Arnim E. Dontes
Title:	Executive Vice President for Business Affairs

TENANT: PELOTON THERAPEUTICS, INC.

By:	/s/ John A. Josey
Name:	John A. Josey
Title:	Chief Executive Officer

Third Amendment to Lease Agreement	Page 4

EXHIBIT 1

Description of 2015 Expansion Space

The 2015 Expansion Space consists of an area deemed to consist of 3,232 rentable square feet located on the first level, Suite EB 1.220 in East Campus Building B, BioCenter at Southwestern Medical District, at 2330 Inwood Road, Dallas, Dallas County, Texas, as shown by the cross-hatching in the drawing below:

[Schematic]

Third Amendment to Lease Agreement	Page 1

FOURTH AMENDMENT TO LEASE AGREEMENT

THIS FOURTH AMENDMENT TO LEASE AGREEMENT (“Amendment”) is entered into effective as of 1st day of July, 2017 (“Effective Date”), by and between the BOARD OF REGENTS OF THE UNIVERSITY OF TEXAS SYSTEM for the use and benefit of The University of Texas Southwestern Medical Center (“Landlord”) and PELOTON THERAPEUTICS, INC. (“Tenant”).

RECITALS

A.    Landlord and Tenant entered into that certain Lease Agreement dated effective as of January 27, 2012, (“Lease Agreement”) wherein Landlord leased to Tenant and Tenant leased from Landlord approximately 12,925 rentable square feet of space in the building (“Building”) commonly known as East Campus Building B, BioCenter at Southwestern Medical District and located at 2330 Inwood Road, Dallas, Dallas County, Texas, as more specifically described in the Lease.

B.    Landlord and Tenant amended the Lease Agreement pursuant to (i) that certain First Amendment to Lease Agreement dated effective as of July 20, 2012; (ii) that certain Second Amendment to Lease Agreement dated effective as of March 21, 2014; and (iii) that certain Third Amendment to Lease Agreement dated effective as of May 8, 2015. (The Lease Agreement, as so amended, is hereafter called the “Lease.”) All capitalized words used in this Amendment and not otherwise defined herein shall have the respective meanings given to such words in the Lease. The Lease is incorporated herein by reference for all purposes.

C.    The Tenant’s Premises under the Lease (as modified through the Third Amendment to Lease Agreement) currently consist of 19,492 rentable square feet.

D.    Landlord and Tenant now desire to amend the Lease to reflect the addition of space to the premises leased by Tenant under the Lease and to modify other terms of the Lease.

AGREEMENT

In consideration of the recitals, the respective obligations of the parties set forth herein, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged by each of the undersigned, Landlord and Tenant hereby agree to amend the Lease as follows:

1.    Modification of Premises. The description of the space leased to Tenant pursuant to the Lease is amended as follows:

(1)

Effective as of the date (“2017 Expansion Space Commencement Date”) that Landlord delivers to Tenant, in the condition required under this Amendment and with the Tenant Improvements Substantially Complete (as defined below), the 9,353 rentable square feet of space (more or less) (“2017 Expansion Space”) located on the second level of the Building and further described in Exhibit A attached hereto, the description of the Premises held under the Lease shall be amended by the addition of said 2017 Expansion Space. The provisions of the second paragraph of Section 4.01 of the Lease Agreement shall apply as to the 2017 Expansion Space. The portions of the 2017 Expansion Space labeled as such on Exhibit A shall be included in the Laboratory Area and Server Room portions of the Premises.

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(2)

Effective as of the 2017 Expansion Space Commencement Date, the description of the Premises held under the Lease shall be reduced by Tenant’s surrender and relinquishment to Landlord of possession of the 3,232 rentable square feet of space (more or less) on the first level in the Building that was leased to Tenant pursuant to the Third Amendment to Lease Agreement.

Landlord and Tenant acknowledge and stipulate that following the modification of the Premises described in this Section 1, the Premises consists of 25,613 rentable square feet of space (more or less) in the Building, of which 9,353 rentable square feet is the 2017 Expansion Space and 16,260 rentable square feet of space is the “Original Premises.” Without limiting the foregoing, Section 1.01(g) and Exhibit A of the Lease are amended as of the 2017 Expansion Space Commencement Date to reflect the foregoing modification of the Premises.

2.    Base Rental.

A.    2017 Expansion Space. Effective as of the 2017 Expansion Space Commencement Date, the Base Rental for the 2017 Expansion Space shall be as follows based on a $60 per square foot tenant improvement allowance:

Base Rental Rate
Year 1:	$28.00 per rentable square foot per annum	$261,884.00 per annum
Year 2:	$28.84 per rentable square foot per annum	$269,740.52 per annum
Year 3:	$29.71 per rentable square foot per annum	$277,877.63 per annum
Year 4:	$30.60 per rentable square foot per annum	$286,201.80 per annum
Year 5:	$31.51 per rentable square foot per annum	$294,713.03 per annum

Landlord has agreed to provide up to a $100 per square foot allowance for the Tenant build-out of the 2017 Expansion Space. If the Tenant uses the build out allowance in excess of $60 per square foot, the per annum rentable square foot charge set forth above for the 2017 Expansion Space shall increase by $0.22645 per rentable square foot per annum during the term of the Lease for the 2017 Expansion Space for each dollar of tenant improvement allowance in excess of $60 per square foot so used. ($561,180, being 9,353 rentable square feet x $60 per square foot.) Landlord and Tenant shall sign an amendment to this Lease setting forth the annual rents and monthly rents once the Tenant build-out has been completed and all costs related thereto determined. Notwithstanding the other provisions of this Section 2(A), due to delay in the design and bidding of the Tenant build-out, Landlord agrees the first three (3) month’s Base Rent for the 2017 Expansion Space will be free, but thereafter Tenant shall pay Base Rental as provided above.

The Base Rent for the 2017 Expansion Space shall be payable in equal monthly installments, in the same manner and at the times set out in the Lease for the payment of Base Rent. And, from the 2017 Expansion Space Commencement Date, Tenant shall commence payment of the Year 1 Base Rent set forth above from such date through the later of the first anniversary of the 2017 Expansion Space Commencement Date and June 30, 2018 and thereafter at the subsequent rates set forth for Years 2 through 5 as set forth above with such Base Rent to be prorated for any partial month of occupancy if the 2017 Expansion Space Commencement Date occurs on a day other than the first of a month; in other words, Year 1 may be more than 12 months or Year 5 may be less than 12 months since the parties intend that the 2017 Expansion Space be coterminous with the Term of the Original Premises.

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B.    Original Premises. Commencing as of July 1, 2017, the Base Rent for the Original Premises portion of the Premises shall be as follows:

Base Rental Rate

Year 1:	$28.00 per rentable square foot per annum	$455,280.00 per annum
Year 2:	$28.84 per rentable square foot per annum	$468,938.40 per annum
Year 3:	$29.71 per rentable square foot per annum	$483,084.60 per annum
Year 4:	$30.60 per rentable square foot per annum	$497,556.00 per annum
Year 5:	$31.51 per rentable square foot per annum	$512,352.60 per annum

The Base Rent for the Original Premises shall be payable in 12 equal monthly installments, in the same manner and at the times set out in the Lease for the payment of Base Rent.

3.    Operating Costs. Sections 1.01(v), 3.03, 3.04, 3.06 and Exhibit E of the Lease Agreement, and all references in the Lease to Operating Costs, Excess Operating Costs and Base Year, are hereby deleted. Tenant shall have no further obligations to pay Excess Operating Costs, taxes assessed against the Building or separately metered HVAC or gas pursuant to Sections 6.01(d) and (j), and Landlord shall be solely responsible for payment of all such costs.

4.    Extension of Term. The Term of the Lease for the Original Premises is hereby extended for the period beginning on July 1, 2017 and expiring on June 30, 2022. The Term of the Lease for the 2017 Expansion Premises shall commence on the 2017 Expansion Space Commencement Date and expire on June 30, 2022. Both parties agree and stipulate that Tenant shall have one (1) additional option to extend the Term as to all of the Premises, as modified by this Amendment, for a period of five (5) years commencing on July 1, 2022 on the terms set forth in Section 3 of Exhibit G of the Lease Agreement.

5.    Deletion of Pro Rata Share. Sections 1.01(r) and 1.02(a) are hereby deleted.

6.    Tenant Improvements. Landlord agrees to pay for up to $561,180.00 ($60.00 per rentable square foot), subject to increase as set forth in
Section 2(A) and Exhibit B, for the design and construction of improvements in the 2017 Expansion Space. The design and construction of such improvements shall be performed in accordance with Exhibit B attached hereto. The Landlord Improvements described in Exhibit B and in the Second Amendment shall be considered part of the “Landlord Improvements” under the Lease Agreement, and not Tenant Alterations.

7.    Future Expansion Space. For a period of twelve (12) months after the Effective Date of this Fourth Amendment, Landlord hereby grants to Tenant the option to lease the approximately 861 rentable square feet of space located adjacent to the east side of the Premises on the second floor of the Building, as further depicted on Exhibit C attached hereto (“Option Space”) on the same terms and conditions as set forth in this Amendment as to the 2017 Expansion Space (including at the same rent per square foot as is then in effect for the 2017 Expansion Space) and a Tenant Improvement Allowance of $12 per square foot per year for each year of the Term (prorated for partial years) that will be in effect after the Lease commences as to the Option Space. Landlord shall deliver the Option Space to Tenant within ninety (90) days of written request by Tenant. The Lease shall commence as to the Option Space on the date Landlord delivers the Option Space to Tenant in the required condition with the Tenant Improvements therein Substantially Complete.

8.    Parking Spaces. Section 1 of Rider 201 to the Lease is amended to provide that, effective as of the 2017 Expansion Space Commencement Date, the number of unreserved parking spaces allocated for Tenant’s use under the Lease shall be increased to a total of 120 parking spaces, with no charge to Tenant for the use of such spaces.

9.    Normal Business Hours. Section 1.01(u) of the Lease is amended to provide that the Normal Business Hours of the Office Area of the Building shall be: (i) 7:00 AM to 7:00 PM, Monday through Friday; and (ii) 7:00 AM to 1:00 PM on Saturday. The Laboratory Area and Server Room portions of the Premises shall remain twenty-four (24) hours a day, seven (7) days a week by card-key access.

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10.    Security Deposit. No Security Deposit is required of Tenant in connection with the lease of the 2017 Expansion Space.

11.    Telecommunications. As provided in Section 6.02(c) of the Lease Agreement, Tenant shall be solely responsible for obtaining and paying for such telephone, internet and other telecommunication services as it desires for its use in the Premises.

12.    On-site Security. Landlord shall provide security personnel for the Building during Normal Business Hours. After Normal Business Hours access to the Building shall be by card reader only.

13.    Ratification and Compliance. Except as expressly amended or modified by this Amendment, the Lease shall continue in full force and effect. Landlord and Tenant each hereby ratify, affirm, and agree that the Lease, as herein modified, represents the valid, binding and enforceable obligations of Landlord and Tenant respectively. Landlord and Tenant each promise and agree to perform and comply with the terms, provisions and conditions of and the agreements in the Lease, as modified by this Amendment. In the event of any conflict or inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall control and govern.

14.    Entire Agreement and Amendments. The Lease, as expressly modified by this Amendment, constitutes the sole and only agreement of the parties to the Lease and supersedes any prior agreements between the parties concerning the lease of the Premises. The Lease may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

15.    No Commissions. Tenant warrants and represents to Landlord no brokerage commission or fee is due or will be payable to any person claiming by, through or under Tenant in connection with the negotiation and execution of this Amendment.

16.    Authority. Tenant warrants and represents to Landlord that (i) Tenant has the full right, power and authority to enter into this Amendment, (ii) all requisite action to authorize Tenant to enter into this Amendment and to carry out Tenant’s obligations hereunder has been taken, and (iii) the person signing on behalf of Tenant has been duly authorized by Tenant to sign this Amendment on its behalf.

17.    Binding. This Amendment shall be binding on and inure to the benefit of Landlord, Tenant and their respective heirs, executors, administrators, legal representatives, successors and assigns.

18.    Governing Law. This Amendment shall be construed and governed by the laws of the State of Texas in effect from time to time.

19.    Paragraph Headings. The paragraph headings used herein are intended for reference purposes only and shall not be considered in the interpretation of the terms and conditions hereof.

20.    Construction. Each party acknowledges that it and its counsel have had the opportunity to review this Amendment; that the normal rule of construction shall not be applicable and there shall be no presumption that any ambiguities will be resolved against the drafting party in interpretation of this Amendment.

21.    Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties to this Amendment may execute the Amendment by signing any of the counterparts.

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Exhibits Attached:

Exhibit A— Description of 2017 Expansion Space

Exhibit B — Work Letter

Exhibit C — Future Expansion Space

EXECUTED by the authorized, respective representatives of Landlord and Tenant, to be effective as of the Effective Date.

LANDLORD: BOARD OF REGENTS OF THE UNIVERSITY OF TEXAS SYSTEM

By:	/s/ Kirk S. Tames
Name:	Kirk S. Tames
Title:	Executive Director of Real Estate ad Interim
The University of Texas System

  Approved as to Content:

  THE UNIVERSITY OF TEXAS SOUTHWESTERN MEDICAL CENTER

By:	/s/ Arnim E. Dontes
Name:	Arnim E. Dontes
Title:	Executive Vice President for Business Affairs

TENANT: PELOTON THERAPEUTICS, INC.

By:	/s/ John A. Josey
Name:	John A. Josey
Title:	Chief Executive Officer

Fourth Amendment to Lease Agreement	Page 5

EXHIBIT A - DESCRIPTION OF 2017 EXPANSION SPACE

[Schematic]

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EXHIBIT B — WORK LETTER

Construction of Improvements to 2017 Expansion Space

1.    Improvements to 2017 Expansion Space. Landlord, at its expense, shall provide the following improvements (“Landlord Improvements”) to the 2017 Expansion Space in accordance with the Plans and Specifications described on the Schedule 1 attached to this Exhibit B:

See Schedule 1 attached hereto.

2.    Landlord further agrees to pay up to $561,180 for the cost of such Landlord Improvements. Any costs in excess of such amount not caused by the negligence or misconduct of Landlord shall be payable by Tenant, within ten days following written demand by Landlord or, at Tenant’s election, be paid as additional Base Rental as provided in Section 2(A) above. Landlord has prepared a cost estimate for the Landlord Improvements. Landlord shall enter into a construction contract for construction of the Landlord Improvements and shall not modify such contract without Tenant’s consent, which shall not be unreasonably withheld, delayed or conditioned. Notwithstanding anything to the contrary in the Lease, Landlord shall be solely responsible for (and the $561,180 shall not be applied toward): (a) costs attributable to improvements installed outside the demising walls of the Premises; (b) costs for improvements which are not shown on or described in the Plans and Specifications unless otherwise approved by Tenant; (c) costs incurred due to the presence of Hazardous Materials in the Premises or the surrounding area; (d) attorneys’ fees incurred in connection with negotiation of construction contracts, and attorneys’ fees, experts’ fees and other costs in connection with disputes with third parties; (e) interest and other costs of financing construction; (f) costs incurred as a consequence of delay (except Tenant Delay), construction defects or default by a contractor; (g) costs recoverable by Landlord upon account of warranties and insurance; (h) costs as a consequence of casualties; (i) penalties and late charges attributable to Landlord’s failure to pay construction costs; (j) costs to bring the Project into compliance with applicable laws and restrictions; (k) wages, labor and overhead for overtime and premium time; and (1) construction costs in excess of $561,180, except for increases set forth in approved change orders, which shall not exceed an additional $40 per rentable square foot for the Landlord Improvements, for a total of $100 per rentable square foot in cost for the Landlord Improvements. If Tenant does not approve and sign such change orders, then Tenant’s obligation for the Landlord Improvements is limited to $561,180.00.

3.    Landlord Improvements. Landlord shall substantially complete the Landlord Improvements prior to Tenant’s taking occupancy of the 2017 Expansion Space. Landlord shall use commercially reasonable efforts to complete the Landlord Improvements by December 31, 2017. “Substantial Completion” shall mean the Landlord Improvements have been constructed in material accordance with the above referenced drawings, save and except for minor “punch list” items such that Tenant can occupy the 2017 Expansion Space and conduct its business, Landlord has obtained all approvals from the applicable governmental authorities for the legal occupancy of the 2017 Expansion Space and Landlord has delivered possession of the 2017 Expansion Space to Tenant in the required condition, which date is currently anticipated to be December 31, 2017. Upon Substantial Completion, Landlord shall deliver possession of the 2017 Expansion Space to Tenant in good, vacant, broom clean condition, with all building systems in good working order and the roof water-tight, and in compliance with all laws applicable to Landlord or Tenant. In the event that construction of the Landlord Improvements is not substantially completed by December 31, 2017, then the 2017 Expansion Space Commencement Date shall be automatically amended to be that date the 2017 Expansion Space is delivered to Tenant with the Landlord Improvements substantially complete. Upon Substantial Completion of the Landlord Improvements, Landlord shall give Tenant written notice (“Notice of Completion”) that the 2017 Expansion Space are ready for occupancy. Within seven (7) days following Landlord’s giving of the Notice of Completion, Landlord and Tenant shall meet at a mutually convenient time to perform a walk-through of the 2017 Expansion Space to inspect the Landlord Improvements and to prepare a punch list of minor items needing correction and Landlord shall promptly cause such items to be corrected.

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4.    Construction. Landlord, or its contractors, shall perform the construction of the Landlord Improvements. Landlord shall have no obligation to alter, improve, decorate or otherwise prepare the 2017 Expansion Space for Tenant’s occupancy, except to complete the Landlord Improvements in accordance with the Plans and Specifications and all applicable laws, in good and workmanlike manner, substantially free of defects and using new material and equipment of good quality.

5.    Delay. Tenant shall pay all reasonable costs and expenses incurred by Landlord in connection with any delay in the commencement or completion of the Landlord Improvements due to a Tenant Delay (as defined in the Lease). Tenant shall reimburse Landlord for such expenses upon Landlord’s written demand.

6.    Indemnity. Landlord shall not be liable to Tenant, or to Tenant’s agents, servants, employees, customers or invitees and Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all fines, suits, claims, demands, losses, liabilities, actions, and costs (including court costs and attorney’s fees) arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Section.

7.    Default. A default by Tenant under this Exhibit, subject to the notice and opportunity to cure requirements of Section 14.01 of the Lease, is an “Event of Default” as defined in the Lease and entitles Landlord to any remedies under the Lease (notwithstanding that the Term thereof has not commenced).

8.    Tenant’s Right of Early Access. In the event that Landlord grants Tenant the right to access the 2017 Expansion Space during the period between Landlord’s Notice of Completion and the 2017 Expansion Space Commencement Date for the purposes of allowing the Tenant to install telecommunications equipment, computer networks, furniture, and the coordination of network communications, Tenant’s early access shall be subject to and in compliance with all of the terms of the Lease, including without limitation the insurance provisions.

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SCHEDULE 1

[Schematic]

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September 21, 2016

BY OVERNIGHT COURIER

Real Estate Office

UT Southwestern Medical Center

5323 Harry Hines Blvd.

Dallas, TX 75390-9188

Re:

Lease dated January 27, 2012, between Board of Regents of The University of Texas System for the use and benefit of The University of Texas Southwestern Medical Center (“Landlord”) and Peloton Therapeutics, Inc. (“Peloton”), as amended by a First Amendment to Lease Agreement dated July 20, 2012, a Second Amendment to Lease Agreement dated March 21, 2014 and a Third Amendment to Lease Agreement dated May 8, 2015 (as amended, the “Lease”)

Dear Sir and/or Madam:

Peloton hereby exercises its right under Exhibit G of the Lease (Extension Option) to renew the Lease as to all of the Premises under the Lease for the Extension Tenn. Capitalized terms used but not defined herein will have the meanings ascribed to such terms in the Lease.

Please call the undersigned if you have any questions.

Very truly yours,

/s/ John Josey

John A. Josey
CEO
Peloton Therapeutics, Inc.

cc: BY OVERNIGHT COURIER

Office of General Counsel

c/o Real Estate Office

University of Texas System

201 West 7th Street

Austin, Texas 78701

Attn: Executive Director of Real Estate

2330 Inwood Road, Suite 226 Dallas, Texas 75235-7323

www.pelotontherapeutics.com